EXHIBIT 10.2

Space Above for Recorder’s Use Only

DOCUMENT COVER SHEET

Title of the Document:	Deed of Trust, Fixture Filing, Assignment of Rents, and Security Agreement

Date of the Document    August 11, 2014

Grantor’s Name:        Chase Park Plaza Hotel, LLC
Mailing Address:        15601 Dallas Parkway, Suite 600
Addison, TX 75001-6026

Grantee’s Name:        Great American Life Insurance Company
Mailing Address:        c/o American Real Estate Capital
Two Alhambra Plaza, Suite 1280
Coral Gables, FL 33134

Legal Description:        See Exhibit A, Attached

Reference Book and
Page Number:        N/A

114560.00401/12411731v.9

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
GREAT AMERICAN LIFE INSURANCE COMPANY
c/o American Real Estate Capital
Two Alhambra Plaza, Suite 1280
Coral Gables, Florida 33134
Attention: Karin Chan

INSTRUCTIONS TO RECORDER:
Index this document as (1) a deed of trust; (2) an assignment of rents; (3) a security agreement; and (4) a fixture filing
_____________________________________________________________________________________
(Space above this line for City Clerk’s use)
DEED OF TRUST, FIXTURE FILING, ASSIGNMENT OF
RENTS, AND SECURITY AGREEMENT
THIS DEED OF TRUST, FIXTURE FILING, ASSIGNMENT OF RENTS, AND SECURITY AGREEMENT (the "Deed of Trust") is executed on the date of the acknowledgement below, and effective as of August 11, 2014, by CHASE PARK PLAZA HOTEL, LLC, a Delaware limited liability company ("Grantor"), having an address at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001-6026, Attention: Chief Legal Officer, in favor of JACOB W. REBY, ESQUIRE ("Trustee") whose address is c/o Lewis Rice Fingersh, 600 Washington Avenue, Suite 2500, St. Louis, Missouri 61301-1311, for the benefit of GREAT AMERICAN LIFE INSURANCE COMPANY, an Ohio corporation ("Beneficiary"), having an address at c/o American Real Estate Capital, Two Alhambra Plaza, Suite 1280, Coral Gables, Florida 33134.
GRANTOR IRREVOCABLY GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS AND ASSIGNS TO TRUSTEE, IN TRUST, WITH POWER OF SALE and right of entry and possession, all of Grantor's present and future estate, right, title and interest in and to the following described property (collectively, the "Property"):
(A)    The following described real property located at 212-232 North Kingshighway Boulevard, in the City of St. Louis, State of Missouri:
See Exhibit "A" attached hereto and incorporated herein by this reference.
The street or common address of the real property is 212-232 North Kingshighway Boulevard in the City of St. Louis, State of Missouri (“Real Property”):
and
(B)    All Buildings, Fixtures, Leases, Easements, Rents and Profits, Development Rights, Property Proceeds, Property Claims, Insurance Proceeds, Insurance Claims, Condemnation Proceeds,

Condemnation Claims, Government Permits, Operational Licenses, Franchise Agreements, Liquor Licenses, Water Rights, Contracts, Mineral Rights, and Crops (as each of such terms is defined in Article 1 of this Deed of Trust) and all other or greater rights and interests of every nature of Grantor in the Property or otherwise and all income therefrom, whether now owned or hereafter acquired by Grantor.
THIS DEED OF TRUST SECURES THE FOLLOWING INDEBTEDNESS AND OBLIGATIONS (collectively, the "Obligations") in such order of priority as Beneficiary may from time to time elect:
(1)    Payment and performance of Grantor's indebtedness and obligations under the promissory note of even date herewith in the original face principal amount of SIXTY-TWO MILLION FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($62,500,000.00) executed by Grantor and payable to Beneficiary ("Loan"), or order, and all extensions, renewals, modifications, and replacements thereof (collectively, the "Note");
(2)    Payment and performance of Grantor's indebtedness and obligations under the Loan Documents, including without limitation, this Deed of Trust and all extensions, renewals, and modifications of all such Loan Documents;
(3)    Payment of all sums of money which may be advanced by, or otherwise due to, Trustee or Beneficiary under any provision of this Deed of Trust or to protect the collateral and security of this Deed of Trust, with interest thereon at the rate provided in this Deed of Trust;
(4)    Payment and performance of any future advances and obligations and liabilities, direct or contingent, of the Grantor owed to Beneficiary that Beneficiary may elect to make to Grantor, or the record owner of the Real Property, in respect of the Property, whether now existing or hereafter arising, and all extensions, renewals, modifications, and replacements thereof, or any part thereof (such future advances, obligation, and liabilities are referred to individually, as a "Future Advance," and collectively, as the "Future Advances"); and
(5)    Payment and performance of Grantor's indebtedness and obligations under all other existing and future agreements executed by Grantor in connection with the Loan evidenced by the Note or in connection with any Future Advance, with interest thereon at the rate provided in such agreements, when such agreement specifically states that it is secured by this Deed of Trust, and all extensions, renewals, and modifications of such agreements.
FOR VALUABLE CONSIDERATION, Grantor agrees as follows:
ARTICLE 1

DEFINITIONS
For purposes of this Deed of Trust, the following terms shall have the following definitions:
1.1    Act. “Act” means the Uniform Condominium Act of Missouri, Mo. Rev. Stat., Chapter 448, Section 448.1-101 et. seq., as amended from time to time.
1.2    Association. “Association” means the organization responsible for governing the Condominium as is set forth in the Condominium Documents.

1.3    Books and Records. "Books and Records" means all books and records in the possession or under the control of Grantor relating to the design, construction, improvement, development, use, ownership, operation, maintenance, repair, or marketing of the Property, including (a) records, including, but not limited to balance sheets and profit and loss statements, reflecting the results of operation of the Property; (b) all Leases and other documents relating to the Property; (c) annual operating budgets and other future projections relating to the Property, and (d) Grantor's federal income tax returns.
1.4    Buildings. "Buildings" means all buildings, structures and other improvements of every kind now existing or hereafter located on the land which is subjected to the Condominium.
1.5    Bylaws. “Bylaws” means the Bylaws of Park Plaza Master Condominium Association, a Missouri nonprofit corporation.
1.6    Closing Certificate. “Closing Certificate” means that certain Closing Certificate and Agreement dated on or about the date hereof executed by Grantor for the benefit of Beneficiary.
1.7    Condemnation Claims. "Condemnation Claims" means all claims, actions, causes of action, demands, liens, rights, judgments, settlements, awards, compensation, and damages of every kind and nature which Grantor now has or which it may hereafter have against any Person, whether arising in tort, by contract or statute, or in any other manner, which in any way directly or indirectly relate to or arise out of any condemnation of the Property or other taking of the Property for public or quasi-public use by eminent domain or to the transfer of the Property in lieu of condemnation or any such taking.
1.8    Condemnation Proceeds. "Condemnation Proceeds" means all proceeds of the Condemnation Claims, including all money, deposit accounts, accounts, notes, drafts, instruments, documents, and all other tangible and intangible property resulting from the payment, collection of, recovery on, or other disposition of any or all of the Condemnation Claims.
1.9    Condominium. “Condominium” means the condominium established pursuant to the Declaration as more fully described herein.
1.10    Condominium Documents “Condominium” means the documents and instruments governing the affairs of the Condominium including, without limitation, the Declaration, and the Bylaws enacted as contemplated thereby and all rules and regulations enacted thereunder.
1.11    Contracts. "Contracts" means all contracts and agreements now or hereafter entered into or otherwise effective, covering or otherwise relating to all or any part of the Property, as same may be amended and all revenue, income and other benefits thereof, including, without limitation, management agreements, license agreements, service contracts, maintenance contracts, equipment leases, personal property leases and any contracts or documents relating to construction on any part of the Property or to the management or operation of any part of the Property.
1.12    Covenants and Restrictions. "Covenants and Restrictions" means all covenants, conditions, restrictions, equitable servitudes, and all other similar matters now or hereafter affecting the Property, including any condominium, planned unit development, or cooperative apartment declaration of covenants, conditions and restrictions, by-laws, articles, rules, and regulations to which Grantor or the Property is subject or bound.
1.13    Crops. "Crops" means all crops, trees, shrubs, flowers, landscaping features and vines now or hereafter growing or located on the land which is subjected to the Condominium.

1.14    Declaration. “Declaration” means that certain Amended and Restated Master Declaration of Condominium for Park Plaza Master Condominium made, established and recorded on November 16, 2007 with the City of St. Louis Clerk’s Office in Book 11162007-0326, as now or hereinafter amended.
1.15    Development Rights. "Development Rights" means all existing and future development rights, development credits, air rights, and options of any kind relating to the Property.
1.16    Easements. "Easements" means all existing and future easements, rights of way, rights, privileges, franchises, tenements, hereditaments, appurtenances, licenses, and similar rights relating or appurtenant to the Property and all existing and future rights in or to streets, roads, sidewalks, alleys, strips and gores adjoining or used in connection with the Property.
1.17    Event of Default. "Event of Default" means any of the events described in Article 3 of this Deed of Trust.
1.18    Fixtures. "Fixtures" means all fixtures, machinery, equipment, building materials, and appliances now or hereafter located in, on, attached or affixed to, or used in connection with the Real Property or the Buildings, including all systems for the supply or distribution of heat, air conditioning, electricity, gas, water, air or light; elevators, escalators and related machinery and equipment; fire prevention and extinguishing equipment and water sprinkler systems; security and access control equipment; water heaters, showers, bathtubs, tanks, pumps, toilets, sinks, pipes, and other plumbing fixtures and equipment; stoves, ranges, refrigerators, dishwashers, and disposals; laundry equipment; engines, motors, generators, boilers, furnaces, and incinerators; wall, window, and floor coverings, including screens, shades, drapes, and awnings; partitions, doors, windows, cabinets, bookcases, and hardware; janitorial, maintenance, and waste and rubbish removal equipment; recreational equipment; signs; switchboards, telephone systems, and other communication equipment; television, radio, and computer cables, antennae, and other equipment; chandeliers and other light fixtures; trees, plants and other landscaping; and all attachments, substitutions, accessories, accessions, replacements, improvements, and additions to any or all of the foregoing, all of which shall conclusively be deemed to be part of the Real Property and Buildings and conveyed by this Deed of Trust, whether or not affixed or attached to the Real Property.
1.19    Franchise Agreement. “Franchise Agreement” means any and all franchise agreements with respect to the Property pursuant to which the Property is, whether now or any time hereafter, licensed and authorized to operate a hotel under the brand referred to in such franchise agreement, it being agreed that for purposes of this Deed of Trust that certain Hotel Management Agreement dated as of March 29, 2013 executed between Hotel Lessee and ARL SL Management LLC (“ARL”) (as same may have been amended) shall be regarded as a Franchise Agreement and ARL shall be regarded as the franchisor thereunder.
1.20    Governmental Authorities. "Governmental Authorities" means (a) the United States; (b) the state, county, city, or other political subdivision in which the Property is located; (c) all other governmental or quasi-governmental authorities, boards, bureaus, agencies, commissions, departments, administrative tribunals, and other instrumentalities or authorities; and (d) all judicial authorities and public utilities having or exercising jurisdiction over Grantor or the Property.
1.21    Governmental Permits. "Governmental Permits" means all permits, approvals, and authorizations now or hereafter issued by all Governmental Authorities for or in connection with the design, construction, improvement, development, use, ownership, operation, maintenance, repair, or marketing of the Property, including without limitation, grading permits, foundation permits, building permits, tentative subdivision map approvals, zone changes, zone variances, conditional use permits, temporary certificates of occupancy, and final certificates of occupancy.

1.22    Governmental Requirements. "Governmental Requirements" means all existing and future laws, ordinances, rules, regulations, orders, and requirements of all Governmental Authorities applicable to Grantor or the Property, including those respecting the design, construction, improvement, development, use, ownership, operation, maintenance, repair, or marketing of the Property.
1.23    Ground Lease. "Ground Lease" means any lease agreement creating a leasehold estate which is now or hereafter encumbered by this Deed of Trust.
1.24    Guaranties. "Guaranties" means the guaranty agreement or agreements executed by the Guarantors.
1.25    Guarantors. "Guarantors" means the Person or Persons, if any, now or hereafter guaranteeing payment of the Note or payment or performance of any or all of the other Obligations.
1.26    Hotel Lease.    “Hotel Lease” means that certain Lease Agreement dated March 29, 2013, effective as of February 19, 2013 between Grantor, as landlord, and Hotel Lessee, as tenant.
1.27    Hotel Lessee.    “Hotel Lessee” means CPPH, LLC, a Delaware limited liability company.
1.28    Impositions. "Impositions" means all (a) Taxes; (b) Insurance Premiums; (c) gas, electricity, water, sewer, and other utility charges which are incurred for the benefit of the Property or which may become a lien against the Property; (d) assessments, charges, and fees imposed pursuant to any Covenants and Restrictions; (e) assessments, charges and fees payable with respect to any Easements, Water Rights or Development Rights; (f) principal, interest, and other amounts payable in connection with any Liens; (g) rents and other amounts payable under any Ground Lease; and (h) such other taxes, charges, premiums, assessments and impositions relating to the Property, the payment of which Beneficiary reasonably determines to be necessary to protect Beneficiary's security for the Obligations.
1.29    Improvements. "Improvements" means the Buildings and Fixtures, collectively.
1.30    Insurance Claims. "Insurance Claims" means all claims, actions, causes of action, demands, liens, rights, judgments, settlements, awards, compensation, and damages of every kind and nature which Grantor now has or which may hereafter accrue against any Person, whether arising in tort, by contract or statute, or in any other manner, which in any way directly or indirectly relate to or arise under any policy of insurance which Grantor maintains with respect to the Property or which Grantor is required to maintain under this Deed of Trust (collectively, the "Insurance Policies").
1.31    Insurance Proceeds. "Insurance Proceeds" means all proceeds of the Insurance Claims, including all money, deposit accounts, accounts, notes, drafts, instruments, documents, and all other tangible and intangible property resulting from the payment, collection of, recovery on, or other disposition of any or all of the Insurance Claims.
1.32    Insurance Premiums. "Insurance Premiums" means all premiums and other amounts payable in connection with procuring or maintaining the Insurance Policies.
1.33    Leases. "Leases" means all existing and future rental agreements, leases, licenses, concessions, occupancy agreements, hotel guest and occupancy arrangements, arrangements for banquet and meeting spaces and other similar agreements affecting the Property, including all subleases at any level, and all amendments, extensions, or agreements of or regarding any of the foregoing.

1.34    Liens. "Liens" means all mortgages, deeds of trust, mechanics' liens, and other liens and encumbrances of every kind and nature, other than this Deed of Trust, now or hereafter affecting the Property.
1.35    Liquor Licenses. “Liquor Licenses” means all licenses, permits and approvals which are required by Governmental Authorities or are otherwise necessary or advisable for the sale and distribution of alcohol at the Property.
1.36    Loan Documents. "Loan Documents" means the Note, this Deed of Trust, all promissory notes evidencing any Future Advances, all other documents secured by this Deed of Trust, and all other documents executed by Grantor or any of the Guarantors and delivered to Beneficiary in connection with the Loan or any Future Advance, and all extensions, renewals, modifications, and replacements of such documents.
1.37    Mineral Rights. "Mineral Rights" means all existing and future right, title, and interest in and to all minerals, oil, gas and other hydrocarbon substances and timber in or on the Property now and in the future.
1.38    Operating Licenses. “Operating Licenses” means all licenses, permits, authorizations and approvals which are necessary or required for the operation of the Property.
1.39    Permitted Encumbrances. (i) the liens, assignments and security interests created by the Loan Documents; (ii) all Liens and other matters disclosed in the mortgagee policy of title insurance issued to Beneficiary in connection with the Loan; (iii) Liens, if any, for Impositions or other charges not yet due and payable and not delinquent; (iv) rights of tenants, as tenants only, under leases in existence on the date of this Deed of Trust and any leases entered into hereafter in accordance with the requirements of the Loan Documents; (v) Permitted Equipment Financing, and (vi) such other title and survey exceptions as Beneficiary approves in writing in Beneficiary’s sole and absolute discretion.
1.40    Permitted Equipment Financing. Leasing of Fixtures (including, without limitation, television sets, telephone equipment, audio-visual equipment and computer systems) used in the operation of the Property, provided Beneficiary has received prior written notification of Grantor’s intent to lease such Fixtures, and provided, further, that (a) any such lease is subject to commercially prudent terms and conditions, (ii) the Fixtures leased are readily replaceable without material interference or interruption to the operation of the Property, and (iii) the aggregate maximum amount of liability under such lease of such Fixtures (whether in total lease payments then outstanding or due in the event of a termination of such lease or otherwise) is less than Two Hundred Thousand Dollars ($200,000.00).
1.41    Permitted Indebtedness. “Permitted Indebtedness” means (a) the Obligations, (b) Permitted Equipment Financing, (c) unsecured advances or trade payables (as defined under GAAP) incurred in the ordinary course of business of owning and operating the Property and the administration of Grantor, as applicable, provided that such debt is unsecured and (i) is not more than sixty (60) days past due and (ii) does not exceed in the aggregate (including Permitted Equipment Financing) $700,000.00; (d) amounts due for Taxes (provided that the same are not delinquent); and (e) amounts due for Insurance Premiums (provided that the same are not delinquent).
1.42    Permitted Leases. “Permitted Leases” means any Lease which (a) is for a total area of less than 3,500 square feet; (b) has a term, including any extension or renewal options, that is at least five (5) years and does not exceed a total of ten (10) years; (c) the form used for such Lease has been approved in writing by Beneficiary prior to Grantor's execution of the Lease, such form has not been modified, amended or supplemented in any material respect, and Beneficiary's approval of such form has not been modified or revoked at the time the Lease is executed by Grantor; (d) the base rental shall be not less than (i) $35.00 per square foot for Leases of space on the first floor, (ii) $25.00 per square foot for Leases of space on the second floor if to a retail Tenant that is leasing space on the first floor, and (iii) $18.00 per square foot for any other Tenant leasing space on the second floor; (e) such Lease is unconditionally subordinate to this Deed of Trust and contains an attornment provision consistent with Section 2.22 of this Deed of Trust; (f) no Event of Default has occurred prior to Grantor's execution of such Lease; (g) any amounts for tenant improvements and/or leasing commissions are consistent with the terms and conditions of this Deed of Trust, and (h) Grantor provides Beneficiary with an accurate and complete copy of such Lease within five (5) business days after such Lease is executed by Grantor.
1.43    Permitted Transfers. “Permitted Transfers” means any of the following: (a) the rental of hotel rooms at the Property to transient guests in the ordinary course of business at the Property; (b) the rental of meeting rooms, banquet halls and similar facilities on a non-recurring basis in the ordinary course of business at the Property; (c) the execution of a Lease which has been approved by Beneficiary, in accordance with this Deed of Trust; (d) (i) a conversion or reorganization of Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (“REIT”), or (ii) a transfer of all of the assets and liabilities of REIT to a Person (REIT, as it may be converted, reorganized or the Person to which all such assets and liabilities are transferred pursuant to this clause (d), being herein referred to as “BH Fund”), but only to the extent with respect to both (i) or (ii), (1) the Persons who or which hold interests in REIT prior to such conversion, reorganization or transfer continue to hold the same percentage interest in the BH Fund immediately after such conversion, reorganization or transfer, (2) the Person or Persons who control REIT as of the date of this Deed of Trust continue to control the BH Fund after such conversion, reorganization or transfer, (3) such conversion, reorganization or transfer is done in compliance with all Governmental Requirements, and (4) the BH Fund succeeding to or acquiring all of the assets and liabilities of REIT executes and delivers to Beneficiary an Indemnity, Guaranty and Suretyship Agreement in form and substance substantially similar to the Indemnity, Guaranty and Suretyship Agreement dated of even date herewith given by REIT to Beneficiary; (e) transfers of ownership interests in BH Fund (including specifically, without limitation, transfers of shares in REIT) or in Behringer Harvard Opportunity OP I, LP, a Texas limited partnership, provided that (i) such transfer shall not result in the transferee acquiring the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, and (ii) BH Fund or REIT, as applicable, shall continue to own and control (directly or indirectly) and least fifty-one percent (51%) of all equity interests in Borrower; (f) transfers of direct or indirect ownership interests in Grantor to any Person, so long as BH Fund, continues to (i) hold 51% or greater directly or indirectly in Grantor, (ii) control Grantor (for purposes of the foregoing clause, the term “control” as used in this Deed of Trust means the possession and/or right, directly or indirectly, of the power to direct or cause the direction of the decisions, management or policies of a Person, whether through the ability to exercise voting power, by agreement or otherwise (“Controlled” and “Controlling” each have the meanings correlative thereto) and the Person or Persons whom control REIT as of the date of this Deed of Trust continue to control REIT or BH Fund; (g) the granting of Permitted Encumbrances; and (h) other Transfers (as hereinafter defined) expressly permitted under this Deed of Trust by the consent of Beneficiary (including specifically, without limitation, Section 2.19 below).
1.44    Person. "Person" means any natural person or any entity, including any corporation, partnership, joint venture, limited liability company, trust, unincorporated organization, trustee, or Governmental Authority.
1.45    Preapproved Alterations. “Preapproved Alterations” means (a) non-structural alterations of the Property that preserve or increase the value of the Property that cost less than $100,000.00; (b) structural alterations of the Property that cost less than $100,000.00 and preserve or increase the value of the Property; (c) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Deed of Trust; or (d) alterations performed as part of a restoration after a casualty or condemnation in accordance with this Deed of Trust. Notwithstanding the foregoing, in no event shall the Required Renovations or the Replacements and Repairs be considered “Preapproved Alterations.”
1.46    Property Claims. "Property Claims" means all claims, actions, causes of action, demands, liens, rights, judgments, settlements, awards, compensation, and damages of every kind and nature (other than the Insurance Claims and Condemnation Claims) which Grantor now has or which may hereafter accrue against any Person, whether arising in tort, by contract or statute, or in any other manner, which in any way directly or indirectly relate to or arise out of any or all of the following: (a) the Property; (b) any existing or future fact, matter, occurrence, or transaction relating to the Property; or (c) the design, construction, improvement, development, use, ownership, operation, maintenance, repair or marketing of the Property.
1.47    Property Proceeds. "Property Proceeds" means all proceeds of the Property Claims, including all money, deposit accounts, accounts, notes, drafts, instruments, documents, and all other tangible and intangible property resulting from the payment, collection of, recovery on, or other disposition of any or all of the Property Claims.
1.48    Rents and Profits. "Rents and Profits" means all existing and future rents, royalties, issues, profits, proceeds, revenues, income and other benefits of the Property and all Leases, including all security deposits and prepaid rent.
1.49    Rent Roll. "Rent Roll" means the Rent Roll attached to the Closing Certificate given by Grantor or Beneficiary as Exhibit E.
1.50    Reserves. "Reserves" means all cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Beneficiary pursuant to this Deed of Trust or any other of the Loan Documents, including, without limitation, all funds now or hereafter on deposit in the Impound Account (as hereinafter defined), Monthly Replacement Reserve, Major Physical Items Escrow, TI/LC Escrow, Required Renovations Escrow, Immediate Repairs Escrow, accounts which are the subject of the Account Agreement and any other reserve or escrow account established, pursuant to the terms hereof or of any other Loan Documents.
1.51    Taxes. "Taxes" means (a) all taxes, bonds, levies and assessments now or hereafter affecting the Property, including all general and special real and personal property taxes, bonds, and assessments affecting the Property; (b) all other taxes, bonds, levies and assessments which now are or hereafter may become a lien on the Property, including all income, profits, franchise, withholding, and gross receipt taxes; (c) all other charges now or hereafter imposed on or assessed against the Property by any Governmental Authority or arising with respect to the design, construction, improvement, development, use, ownership, operation, maintenance, repair or marketing of the Property; and (d) all taxes, bonds, levies, and assessments now or hereafter imposed by any Governmental Authorities on Trustee or Beneficiary by reason of their respective interests in this Deed of Trust, the Note, or any promissory note evidencing a Future Advance, excluding any franchise, estate, inheritance, income, or similar tax imposed on Beneficiary or Trustee.
1.52    Tenants. "Tenants" means all tenants and occupants of the Property under the Leases.
1.53    Water rights. "Water rights" means all existing and future water, water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant), all water stock relating to the Property and all ditch, sewer, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Real Property, or any part thereof, whether now existing or hereafter created or acquired.
ARTICLE 2

COVENANTS OF GRANTOR
2.1    Performance of Secured Obligations. Grantor shall pay and perform each and all of the Obligations in accordance with their respective terms.
2.2    Preservation of the Property. Grantor (a) shall maintain the Property in good condition and repair; (b) shall promptly repair and restore in a good and workmanlike manner any part of the Property which may be damaged or destroyed, (provided that Insurance Proceeds are made available to pay for the cost of such repair and restoration); (c) shall comply and cause the Property to comply with the provisions of all Insurance Policies; (d) shall comply and cause the Property to comply with all Governmental Requirements; (e) shall comply and cause the Property to comply with all Covenants and Restrictions; (f) shall maintain all Governmental Permits required to operate the Property in the manner in which same is currently being operated; (g) shall not initiate, join in or consent to any change in the zoning, general plan, specific plan, or any other land use classification affecting the Property or any Covenant or Restriction without the prior written consent of Beneficiary; (h) except for Preapproved Alterations, shall not remove, demolish, improve, add to, or alter the Improvements or change the character or use of the Property without the prior written consent of Beneficiary (Beneficiary shall respond to any request for consent under this Section 2.2(h) within seven (7) days of receipt of any such request for consent, which request must be accompanied by all information and documentation that Beneficiary may reasonably require in order to make its determination with respect to such request (“Accompanying Information”). In the event that Beneficiary shall fail to respond to any request for consent under this Section 2.2(h) within such seven (7) day period, Grantor may send a second request, which shall state in capitalized, bold faced 16 point type at the top of the first page that: “If Beneficiary fails to approve or disapprove the request within five (5) days, such request shall be deemed approved”, and if the Beneficiary shall fail to respond to such second request within such five (5) day period, the request shall be deemed approved by the Beneficiary, provided that the Grantor has provided Beneficiary with the Accompanying Information); (i) shall not commit or permit any waste respecting the Loan, Property or impairment of the Property; (j) shall not abandon the Property; (k) shall not commit and shall use commercially reasonable efforts to prevent any act upon the Property in violation of any Governmental Requirements; (l) shall promptly complete all Improvements which Grantor commences to construct on the Real Property in a good and workmanlike manner; and (m) shall paint, cultivate, irrigate, fertilize, fumigate, prune, maintain and do all other acts, in a timely and proper manner, which from the character or use of the Property are customary or appropriate to preserve, protect and maintain the value of the Property. The covenants and obligations under this Section 2.2, and the timely performance thereof, shall be performed with time being of the essence. For the avoidance of doubt and notwithstanding anything to the contrary set forth in this Deed of Trust or the other Loan Documents, it is expressly agreed that Grantor may perform alterations to the Property that are Preapproved Alterations without the consent of Beneficiary. Notwithstanding the obligations of the Association to effectuate certain structural and system repairs of the Master Common Elements (as defined in the Declaration), Grantor shall exercise its rights under the Declaration and shall perform all repairs and maintenance of the Condominium necessary to maintain the Master Common Elements in a manner consistent with the operation of a first class hotel.
2.3    Insurance. Grantor shall, without cost to Beneficiary, maintain in force and effect on the Property at all times while this Deed of Trust continues in effect the following insurance:

(1)    Insurance against loss or damage to the Property by fire, windstorm, tornado and hail and against loss and damage by such other, further and additional risks as may be now or hereafter embraced by an "all-risk" or "special form" form of insurance policy. The amount of such insurance shall be not less than the replacement cost (insurable value) of the Improvements (as established by an MAI appraisal), including costs associated with "civil or ordinance of law" requirements and without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Beneficiary’s election, by reference to such indices, appraisals or information as Beneficiary determines in its reasonable discretion in order to reflect increased value due to inflation. Replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor. Grantor shall also maintain insurance against loss or damage to furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Grantor from time to time, to the extent applicable, in the amount of the cost of replacing the same, in each case, with inflation guard coverage to reflect the effect of inflation, or annual valuation. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Beneficiary’s approval. The maximum deductible shall be $25,000.00; provided, however, if the insurance premium for any renewal would exceed one hundred ten percent (110%) of the prior year’s insurance premium (“Maximum Insurance Premium”), due solely to cost of maintaining a $25,000 deductible, Grantor may provide a policy satisfying all of the requirements of this Section 2.3 except that the deductible shall be the lowest deductible that Grantor can obtain such insurance at a cost equal to the Maximum Insurance Premium; provided further that in no event shall the deductible be greater than $100,000.00, regardless of whether the premium would exceed the Maximum Insurance Premium.
(2)    Commercial General Liability Insurance against claims for personal injury, bodily injury, death and property damage occurring on, in or about the Property in a combined limit amount not less than $25,000,000.00 per occurrence. During any construction on the Property, Grantor’s general contractor for such construction shall also provide the insurance required in this Subsection (2). Beneficiary hereby retains the right to periodically review the amount of said liability insurance being maintained by Grantor and to require an increase in the amount of said liability insurance should Beneficiary deem an increase to be reasonably prudent under then existing circumstances.
(3)    Boiler and machinery insurance is required if steam boilers or other pressure-fired vessels are in operation at the Property. Minimum liability coverage per accident must equal the greater of the replacement cost (insurable value) of the Improvements housing such boiler or pressure-fired machinery or $2,000,000.00. If one or more large HVAC units is in operation at the Property, "Systems Breakdowns" coverage shall be required, as determined by Beneficiary. Minimum liability coverage per accident must equal the value of such unit(s).
(4)    If the Improvements or any part thereof are situated in an area now or subsequently designated by the Federal Emergency Management Agency ("FEMA") as a special flood hazard area under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount equal to the greater of: (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the Loan if replacement cost coverage is not available for the type of building insured); or (ii) the maximum insurance available under the appropriate National Flood Insurance Administration program. The maximum deductible shall be $5,000.00 per building or a higher minimum amount as required by FEMA or other applicable law.

(5)    During the period of any construction, renovation or alteration of the Improvements which exceeds the lesser of 10% of the principal amount of the Note or $500,000.00, the Beneficiary may require a completed value, "All Risk" Builder’s Risk form, or "Course of Construction" insurance policy in non-reporting form with replacement cost and no co-insurance, in an amount approved by Beneficiary, may be required. During the period of any construction of any addition to the existing Improvements, a completed value, "All Risk" Builder’s Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Beneficiary, shall be required.
(6)    When required by applicable law, ordinance or other regulation, Worker’s Compensation and Employer’s Liability Insurance covering all persons subject to the workers’ compensation laws of the state in which the Property is located, including adequate limits of employer’s liability and U.S. longshore and harbor workers’ coverage, if applicable, in amounts as agreed with Beneficiary.
(7)    Business income (loss of rents) insurance in amounts sufficient to compensate Grantor for all Rents and Profits or income during a period of not less than twelve (12) months. The amount of coverage shall be adjusted annually to reflect the Rents and Profits or income payable during the succeeding twelve (12) months.
(8)    If available on commercially reasonable terms, such other insurance on the Property, Improvements or on any replacements or substitutions thereof or additions thereto as may from time to time be reasonably required by Beneficiary against other insurable hazards, casualties or matters which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake, environmental and law and ordinance insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy or as otherwise required by applicable law, provided that such insurance is generally being maintained by prudent owners of properties that are comparable to the Property and located in the same geographical area as the Property and is typically required by institutional lenders making loans on comparable properties.
(9)    In case of Grantor’s failure to keep the Property properly insured as required herein, Beneficiary, after notice to Grantor, at its option may (but shall not be required to) acquire such insurance as required herein at Grantor’s sole expense. Pursuant to Mo.Rev.Stat. § 427.120, Grantor acknowledges receipt of the following notice: “Unless you [Grantor] provide evidence of the insurance coverage required by your agreement with us [Beneficiary], we may purchase insurance at your expense to protect our interests in your collateral. This insurance may, but need not, protect your interests. The coverage that we purchase may not pay any claim that you make or any claim that is made against you in connection with the collateral. You may later cancel any insurance purchased by us, but only after providing evidence that you have obtained insurance as required by our agreement. If we purchase insurance for the collateral, you will be responsible for the costs of that insurance, including the insurance premium, interest and any other charges we may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to your total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance you may be able to obtain on your own.
2.4    Insurance Policies. All such insurance shall (i) be with insurers fully licensed and authorized to do business in the state within which the Property is located and which insurers, unless otherwise approved in writing by Beneficiary, shall have and maintain a rating of at least “A” or higher by Standard & Poor’s Rating Services, a division of The McGraw Hill Companies or equivalent; (ii) contain the complete address of the Real Property (or a complete legal description); (iii) be for terms of at least one year with premium prepaid; (iv) be subject to the approval of Beneficiary as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates; (v) contain deductibles which do not exceed $25,000.00; provided, however, if the insurance premium for any renewal would exceed the Maximum Insurance Premium due solely to cost of maintaining a $25,000 deductible, Grantor may provide a policy satisfying all of the requirements of this Section 2.4 except that the deductible shall be the lowest deductible that Grantor can obtain such insurance at a cost equal to the Maximum Insurance Premium; provided further that in no event shall the deductible be greater than $100,000.00, regardless of whether the premium would exceed the Maximum Insurance Premium (except that (1) there shall be no deductible with respect to the policies described in 2.3(2), above, unless otherwise approved by Beneficiary and (2) the deductible with respect to the policy described in clause 2.3(4), above, shall not exceed $5,000.00 unless otherwise approved by Beneficiary) and (vi) include a standard, non-contributory, Beneficiary clause naming:
GREAT AMERICAN LIFE INSURANCE COMPANY,
its successors and assigns as their interests may appear
c/o American Real Estate Capital
Two Alhambra Plaza, Suite 1280
Coral Gables, Florida 33134

(1) as an additional insured under all liability insurance policies, (2) as the first Beneficiary on all property insurance policies and (3) as the loss payee on all loss of rents or loss of business income insurance policies.
Grantor shall, as of the date hereof, deliver to Beneficiary (a) evidence that each of the required insurance policies have been prepaid as required above and (b) copies of such insurance policies and original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance satisfactory to Beneficiary. Grantor shall renew all such insurance and deliver to Beneficiary certificates and policies evidencing such renewals at least ten (10) days before any such insurance shall expire. Grantor also agrees that each insurance policy shall provide for at least ten (10) days’ prior written notice to Beneficiary of cancellation prior to any policy being cancelled for nonpayment of premium and at least twenty (20) days’ prior written notice to Beneficiary prior to (1) any policy reduction, cancellation or termination for any reason other than nonpayment of premium and (2) any modification thereof which affects the interest of Beneficiary. Grantor further agrees that each such insurance policy (i) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Beneficiary in accordance with the terms of such policy notwithstanding any act or negligence of Grantor which might otherwise result in forfeiture of such insurance; (ii) shall waive all rights of subrogation against Beneficiary; (iii) in the event that the Real Property or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, shall include an ordinance or law coverage endorsement which will contain Coverage A: "Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverage; and (iv) may be in the form of a blanket policy provided that, in the event that any such coverage is provided in the form of a blanket policy, Grantor hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Property or by any other action not relating to the Property which would otherwise permit the issuer thereof to cancel the coverage thereof, would require the Property to be insured by a separate, single-property policy. The blanket policy must properly identify and fully protect the Property as if a separate policy were issued for 100% of Replacement Cost at the time of loss and otherwise meet all of Beneficiary’s applicable insurance requirements set forth in Section 2.3 and this Section 2.4. The delivery to Beneficiary of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies relating to the Property by Grantor to Beneficiary as further security for the Loan, unless the insurance policies maintained by Grantor are blanket insurance policies. In the event of foreclosure of this Deed of Trust, or other transfer of title to the Property in extinguishment in whole or in part of the Loan, all right, title and interest of Grantor in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Beneficiary or other transferee in the event of such other transfer of title. Approval of any insurance by Beneficiary shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Grantor fails to provide, maintain, keep in force or deliver and furnish to Beneficiary the policies of insurance required by this Deed of Trust or evidence of their renewal as required herein, Beneficiary may, but shall not be obligated to, procure such insurance and Grantor shall pay all amounts advanced by Beneficiary therefor, together with interest thereon at the Default Rate (as such term is defined in the Note) from and after the date advanced by Beneficiary until actually repaid by Grantor, promptly upon demand by Beneficiary. Any amounts so advanced by Beneficiary, together with interest thereon, shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Loan. Beneficiary shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Beneficiary has caused the insurance to be placed with the insurer after failure of Grantor to furnish such insurance. To the extent that at any time Beneficiary agrees to accept (a) insurance in amounts less than that which is required by the foregoing provisions of Section 2.3 and this Section 2.4 or (b) insurance from an insurer that is rated less than that which is required by the foregoing provisions of this Section 2.4, Beneficiary may terminate its waiver and reassert the aforesaid minimum coverage amounts and rating requirements upon any renewal of any insurance coverage or at any time if (1) the coverage provided under such policies is reduced, (2) the rating of any insurer is reduced or (3) Beneficiary determines that any other material adverse event has occurred with respect to the financial condition of such insurer.
2.5    Assignment of Insurance Claims and Proceeds. To secure the Obligations, Grantor grants, transfers, and assigns to Beneficiary the Insurance Claims and Insurance Proceeds.
2.6    Assignment of Condemnation Claims and Proceeds and Other Claims. To secure the Obligations, Grantor grants, transfers, and assigns to Beneficiary the Condemnation Claims, Condemnation Proceeds, Property Claims, and Property Proceeds.
2.7    Casualty and Condemnation. Grantor shall give Beneficiary written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof within three (3) business days after such occurrence. All Insurance Proceeds and Condemnation Proceeds with respect to the Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Property or for any damage or injury to it for any loss or diminution in value of the Property, shall be paid to Beneficiary. Beneficiary may participate in any suits or proceedings relating to any Insurance Proceeds and Condemnation Proceeds, causes of action, claims, compensation, awards or recoveries, and Beneficiary is hereby authorized, in its own name or in Grantor’s name, to adjust any loss covered by Insurance Claim or any Condemnation Claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Grantor shall from time to time deliver to Beneficiary any instruments required to permit such participation; provided, however, that, so long as no Event of Default or no event has occurred or failed to occur which with the passage of time, the giving of notice, or both, would constitute an Event of Default (a "Default") shall have occurred and be continuing, Beneficiary shall not have the right to participate in the adjustment of any loss which is not in excess of the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $250,000.00. Insurance Proceeds coming into possession of Beneficiary shall not be deemed trust funds and Beneficiary shall have the option in its sole discretion to apply any insurance proceeds it may receive pursuant hereto to the payment of the Loan or to allow all or a portion of such proceeds to be used for the restoration of the Property. In the event any such insurance proceeds shall be used to reduce the Loan, Beneficiary shall apply any sums received by it under this Section 2.7 first to the payment of all of its costs and expenses (including, but not limited to, reasonable legal fees and disbursements) incurred in obtaining those sums, it being agreed that no prepayment premium or penalty shall be payable by Grantor as a result of such application of proceeds by Beneficiary.
2.8    Repair and Restoration. Notwithstanding the provisions of Section 2.7 above, in the event that less than thirty percent (30%) of the Improvements (determined by reference to the value of the Property located on the Real Property have been destroyed or in the event that less than fifteen percent (15%) of the Real Property (determined by reference to the value of the Property) is taken (in each case as agreed by Beneficiary in the exercise of its good faith business judgment), then if and so long as:
(1)    no Event of Default or Default is then continuing hereunder or under any of the other Loan Documents, and
(2)    the Property can, in Beneficiary’s reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal (or substantially similar) to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage by the earlier to occur of (A) expiration of the business income (loss of rents) insurance in respect of the Property and (B) six (6) months prior to the stated maturity date of the Note; and
(3)    all necessary Governmental Permits can be obtained to allow the rebuilding and re-occupancy of the Property in accordance with the Loan Documents; and
(4)    there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Grantor, the full amount of which shall, at Beneficiary’s option, have been deposited with Beneficiary) for such restoration or repair (including, without limitation, for any costs and expenses of Beneficiary to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair; and
(5)    after such restoration and stabilization the fair market value and cash flow of the Property is expected to be at least equal to the fair market value of the Property or cash flow immediately prior to such condemnation or casualty (assuming that the affected portion of the property is relet within a reasonable period after such condemnation or casualty); and
(6)    the economic feasibility of the Improvements after such restoration or repair and stabilization will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Property and debt service on the Loan in full with the same coverage ratio considered by Beneficiary in its determination to make the Loan; including, but not limited to, an assessment of the impact of the termination of any Leases due to such casualty or condemnation; and
(7)    Grantor shall have delivered to Beneficiary, at Grantor’s sole cost and expense, an appraisal report in form and substance reasonably satisfactory to Beneficiary appraising the value of the Property as proposed to be restored or repaired to be not less than the appraised value of the Property considered by Beneficiary in its determination to make the Loan; and
(8)    Grantor so elects by written notice delivered to Beneficiary within fifteen (15) days after settlement of the aforesaid insurance or condemnation claim;
then, Beneficiary shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums collected pursuant to Section 2.7 as may be required for such restoration or repair, and any funds deposited by Grantor therefor, to Grantor in the manner and upon such terms and conditions as would be required by a prudent construction lender, with any remainder being applied by Beneficiary for payment of the Loan in which event no prepayment premium or penalty or other exit fee shall be payable by Grantor in whatever order Beneficiary directs in its sole and absolute discretion. Such terms and conditions include, but are not limited to, the prior approval by Beneficiary of plans and specifications, contractors and construction contracts and the furnishing to Beneficiary of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Beneficiary in its reasonable discretion.
2.9    Event of No Repair or Restoration. In all other cases other than that set forth in Section 2.8 above, namely, in the event that thirty percent (30%) or more of the Improvements located on the Real Property have been destroyed or fifteen percent (15%) or more of the Real Property is taken or Grantor does not elect to restore or repair the Property pursuant to Section 2.8 above or otherwise fails to meet the requirements of Section 2.8 above, then, in any of such events, Beneficiary shall elect, in Beneficiary’s sole and absolute discretion and without regard to the adequacy of Beneficiary’s security, to do either of the following: (1) accelerate the maturity date of the Note and declare any or all of the Loan to be immediately due and payable and apply the remainder of such sums received pursuant to this Section to the payment of the Loan in whatever order Beneficiary directs in its absolute discretion (in which event no prepayment premium or penalty or other exit fee shall be payable by Grantor), with any remainder being paid to Grantor, or (2) notwithstanding that Grantor may have elected not to, or otherwise is not permitted to restore or repair the Property pursuant to the provisions of Section 2.8 above (and provided that Beneficiary makes available to Grantor all Insurance Proceeds or Condemnation Proceeds, as the case may be), require Grantor to restore or repair the Property in the manner and upon such terms and conditions as would be required by a prudent construction lender, including, but not limited to, the deposit by Grantor with Beneficiary, within thirty (30) days after demand therefor, of any deficiency reasonably determined by Beneficiary to be necessary in order to assure the availability of sufficient funds to pay for such restoration or repair (or evidence satisfactory to Beneficiary in its sole and absolute discretion of the irrevocable commitment of funds for such purpose), including, but not limited to, Beneficiary’s costs and expenses to be incurred in connection therewith, the prior approval by Beneficiary of plans and specifications, contractors and construction contracts and the furnishing to Beneficiary of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance reasonably satisfactory to Beneficiary, and apply the remainder of such sums toward such restoration and repair, with any balance thereafter remaining being applied by Beneficiary for payment of the Loan in whatever order Beneficiary directs in its absolute discretion (in which event no prepayment premium or penalty or other exit fee shall be payable by Grantor.)
2.10    Disbursement to Grantor in the Event of Restoration. In the event of restoration or repair, to the extent permitted pursuant to this Deed of Trust, Beneficiary will disburse to Grantor (no less frequently than once every thirty (30) days) portions of the Insurance Proceeds or Condemnation Proceeds, whichever the case maybe, upon presentation of pertinent documentation regarding expenses incurred by Grantor in conducting the restoration, which may include (1) an independent architect's certificate certifying (A) that the portion of the restoration has been completed in accordance with plans and specifications previously provided to the trustee and pre-approved by Beneficiary, (B) the estimated percentage of restoration completed and the sum necessary to complete the remaining restoration, and (C) compliance of the restoration with all Governmental Requirements; (2) applicable lien waivers; and (3) to the extent available, an endorsement to the title insurance policy insuring the continued priority of the lien created by this Deed of Trust.
2.11    Treatment of Application of Proceeds. Any reduction in the Loan resulting from Beneficiary’s application of any sums received by it hereunder shall take effect only when Beneficiary actually receives such sums and elects to apply such sums to the Loan and, in any event, the unpaid portion of the Loan shall remain in full force and effect and Grantor shall not be excused in the payment thereof. Partial payments received by Beneficiary, as described in the preceding sentence, shall be applied first to the final payment due under the Note and thereafter to installments due under the Note in the inverse order of their due date (it being agreed that no prepayment premium or penalty or other exit fee shall be payable by Grantor in connection therewith). If Grantor elects as provided above or Beneficiary directs Grantor to restore or repair the Property after the occurrence of a casualty or partial taking of the Property as provided above, Grantor shall promptly and diligently, at Grantor’s sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Grantor shall pay to Beneficiary all costs and expenses of Beneficiary incurred in administering said rebuilding, restoration or repair, provided that Beneficiary makes such proceeds or award available for such purpose. Grantor agrees to execute and deliver from time to time such further instruments as may be requested by Beneficiary to confirm the foregoing assignment to Beneficiary of any award, damage, insurance proceeds, payment or other compensation. Beneficiary is hereby irrevocably constituted and appointed the attorney-in-fact of Grantor (which power of attorney shall be irrevocable so long as any portion of the Loan is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Grantor and shall not be affected by any disability or incapacity suffered by Grantor subsequent to the date hereof), with full power of substitution, subject to the terms of this Section 2.11, and to the rights expressly reserved to Grantor elsewhere in this Deed of Trust, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittances therefor. Notwithstanding anything to the contrary contained in this Deed of Trust, if any Insurance Proceeds or Condemnation Proceeds are retained and applied by Beneficiary toward the payment of the Loan, Grantor may prepay the entire Loan without payment of any prepayment premium or penalty or any other exit fee, provided that (a) such prepayment is made within ninety (90) days after Lender applies such Insurance Proceeds or Condemnation Proceeds to the Loan, and (b) together with such prepayment, Grantor pays to Beneficiary all accrued and unpaid interest and all other sums payable under the Loan Documents.
2.12    No Liability by Beneficiary. Nothing contained in this Deed of Trust shall be deemed to obligate Beneficiary to prosecute or enforce any or all of the Insurance Claims, Condemnation Claims or Property Claims nor shall Beneficiary have any liability or responsibility for any failure or delay by Beneficiary in prosecuting or enforcing any or all of the Insurance Claims, Condemnation Claims or Property Claims or to collect any or all of the Insurance Proceeds, Condemnation Proceeds or Property Proceeds. Nothing contained in this Deed of Trust or Beneficiary's receipt of any Insurance Proceeds, Condemnation Proceeds or Property Proceeds shall result in any obligation or liability by Beneficiary for the performance or observance of any of the terms of any document or Insurance Policies relating to any or all of the Claims or the Proceeds.
2.13    Taxes and Impositions. Grantor shall pay all (a) Taxes at least thirty (30) days before the date such Taxes are first due; (b) Insurance Premiums at least thirty (30) days before due; and (iii) other Impositions when due. Upon Beneficiary's request, Grantor shall deliver to Beneficiary receipts and such other substantiating documentation as may be required by Beneficiary to evidence payment of all Impositions by Grantor in accordance with this Section. Notwithstanding the foregoing, Grantor need not pay such Taxes and Insurance Premiums to the extent Beneficiary is obligated to do so pursuant to and accordance with Section 2.14(k).
2.14    Reserves.

(a)    Grantor hereby acknowledges and agrees that the Reserves (i) shall be held in an account designated by, or in the name of Beneficiary, (ii) shall not accrue or earn any interest in favor of Grantor and (iii) may be commingled with other funds. Grantor hereby acknowledges and agrees, that Beneficiary, or at Beneficiary’s election, a servicing agent, shall have exclusive control over any accounts in which Reserves are held. Notice of the assignment and security interest granted to Beneficiary herein may be delivered by Beneficiary at any time to the financial institution wherein the Reserves have been established, and Beneficiary, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Grantor hereby assumes all risk of loss with respect to amounts on deposit in the Reserves. Grantor hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Grantor’s direction and is not the exercise by Beneficiary of any right of set-off or other remedy upon a Default or an Event of Default. Grantor hereby waives all right to withdraw funds from the Reserves except as provided in this Deed of Trust.
(b)    Upon the occurrence and during the continuance of any Event of Default, Beneficiary, at its option and without regard to the adequacy of any other collateral securing the Obligations, shall have the right to apply any or all of the Reserves to any or all of the Obligations in such amounts and order as Beneficiary may determine. If an Event of Default shall occur hereunder or under any other of the Loan Documents, then Beneficiary may, during the continuance of such Event of Default, without notice or demand on Grantor, at its option: (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, attorneys’ fees, costs and expenses) to the Loan or any other obligations of Grantor under the other Loan Documents in such manner or as Beneficiary shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Grantor, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, and/or (C) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any Default or Event of Default hereunder or under the other Loan Documents.
(c)    The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Beneficiary’s option and in Beneficiary’s discretion, may either be held in a separate account or be commingled by Beneficiary with the general funds of Beneficiary. No interest on the Reserves shall be paid by Beneficiary to Grantor unless required by law. The Reserves are solely for the protection of Beneficiary and entail no responsibility on Beneficiary’s part beyond the payment of the respective items for which they are held following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received.
(d)     If the funds in the applicable Reserve shall exceed the amount of payments actually applied by Beneficiary for the purposes and items for which the applicable Reserve is held, such excess may be credited by Beneficiary on subsequent payments to be made hereunder or, at the option of Beneficiary, refunded to Grantor. If, however, the applicable Reserve shall not contain sufficient funds to pay the sums required by the dates on which such sums are required to be on deposit in such account, Grantor shall, within ten (10) days after receipt of written notice thereof, deposit with Beneficiary the full amount of any such deficiency. To the extent Beneficiary determines, in reasonable discretion, that the payments being made to any Reserve, whether monthly or otherwise, are insufficient for their intended purpose, Grantor shall be required to increase such payments as Beneficiary determines, in reasonable discretion. If Grantor shall fail to deposit with Beneficiary the full amount of such deficiency as provided above, Beneficiary shall have the option, but not the obligation, to make such deposit, and all amounts so deposited by Beneficiary, together with interest thereon at the Default Rate from the date so deposited by Beneficiary until actually paid by

Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Loan. Grantor grants a security interest to Beneficiary in all Reserves deposited by Grantor.
(e)    Upon full payment of the Loan in accordance with its terms or at such earlier time as Beneficiary may elect, the balance of any or all of the Reserves then in Beneficiary’s possession shall be paid over to Grantor and no other party shall have any right or claim thereto. If Beneficiary assigns this Deed of Trust, Beneficiary shall have the right to transfer all Reserves held by Beneficiary to Beneficiary's assignee. Upon such assignment, Beneficiary shall have no further liability of any kind with respect to the Reserves, and Beneficiary's assignee shall be deemed to have assumed all liabilities of Beneficiary with respect to the Reserves. Following full payment and performance of all of the Obligations and the reconveyance of the Property under this Deed of Trust, Beneficiary shall refund to Grantor any Reserves then held by Beneficiary. Upon assignment of this Deed of Trust by Beneficiary, any funds in the Reserves shall be turned over to the assignee and any responsibility of Beneficiary, as assignor, with respect thereto shall terminate.
(f)    Nothing contained in this Section 2.14 shall be deemed (i) to require Beneficiary to pay any amounts on account of any Impositions, or on account of any other reason for which a Reserve is created hereunder, in excess of the applicable Reserves held by Beneficiary; or (ii) to impair, prejudice or otherwise affect any of Beneficiary's rights or remedies under this Deed of Trust or under applicable law to pay any or all of the Impositions if the Reserves then held by Beneficiary are insufficient for such purposes and to add the amount paid by Beneficiary to the Obligations.
(g)    Monthly Replacement Escrow.
(1)    Grantor shall establish and maintain, a reserve by paying to Beneficiary at Closing and then on each Payment Date (as such term is defined in the Note) thereafter during the term of the Loan, an amount equal to four percent (4%) of gross operating revenues from the Property for the third month preceding each such Payment Date (collectively, the “Monthly Replacement Escrow”). The Monthly Replacement Escrow shall be made available for replacements and repairs for the Property (“Replacements and Repairs”) during each calendar year as set forth on a capital budget which shall be provided in accordance with Section 2.25 of this Deed of Trust. By way of example, the payment due under this Section 2.14(g)(1) with the Payment Date occurring in October, 2014, shall be calculated using the gross operating revenues from the Property for the month of July, 2014 (in other words, four percent (4%) of the gross operating revenues from the Property for the month of July, 2014).
(2)    Subject to the provisions of Section 2.14(a)-(f) and this Section 2.14(g), Beneficiary shall make disbursements from the Monthly Replacement Escrow as requested by Grantor for expenditures made by Grantor for Repairs and Replacements ("Replacement and Repair Costs") approved by Beneficiary, in its reasonable discretion, no more frequently than once in any thirty (30) day period, of no less than $20,000.00, and upon (i) the receipt by Beneficiary of a written request from Grantor for disbursement from the Monthly Replacement Escrow in the form reasonably satisfactory to Beneficiary, (ii) the delivery to Beneficiary of invoices, receipts or other evidence satisfactory to Beneficiary, verifying the cost of Replacement and Repair Costs and the performance of the Replacements and Repairs and evidence of payment of any prior disbursements for which evidence of payment has not been received by Beneficiary; (iii) for disbursement requests related to contracts or improvements in excess of $20,000.00, the delivery to Beneficiary of affidavits, lien waivers or other evidence reasonably satisfactory to Beneficiary showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Property have waived all liens conditioned only on payment; (iv) for disbursement requests related to contracts or improvements in excess of $100,000.00, delivery to Beneficiary of a certification from an inspecting architect, engineer or other consultant reasonably acceptable to Beneficiary and at the expense of Grantor (the "Work Inspector") confirming the completion of such Replacements and Repairs in accordance with applicable plans and Governmental Requirements and the value of the completed Replacements and Repairs; (v) for disbursement requests related to contracts or improvements in excess of $100,000.00, Beneficiary having preapproved in writing, in its reasonable discretion, any construction contract for which Grantor is seeking a disbursement for under this Section 2.14(g); and (vi) the delivery to Beneficiary of a new (or amended) certificate of occupancy for the applicable space to which such Replacements and Repairs relate, upon completion of such space or such earlier time as a new (or amended) certificate of occupancy is required by law, or a certification acceptable to Beneficiary by the Work Inspector that no new (or amended) certificate of occupancy is required. In making any disbursement from the Monthly Replacement Escrow, Beneficiary shall be entitled to rely on such request from Grantor without any inquiry into the accuracy, validity or contestability of any such amount. Beneficiary, at Grantor’s cost and expense shall have the right to inspect the Replacements and Repairs. The insufficiency of funds in the Monthly Replacement Escrow shall not relieve Grantor from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.
(3)    Grantor hereby grants to Beneficiary a power-of-attorney, coupled with an interest, to cause the work and obligations covered by this Section 2.14(g) to be completed, performed, remediated and corrected to the satisfaction of Beneficiary and in accordance with this Deed of Trust upon Grantor’s failure to do so in accordance with the terms and conditions of this Deed of Trust, subject to any applicable notice and cure periods, and to apply the amounts on deposit in the Monthly Replacement Escrow to the costs associated therewith, all as Beneficiary may determine in its sole and absolute discretion but without obligation to do so.
(h)    Major Physical Items Escrow.
(1)    If during the term of the Loan, Beneficiary determines, in its reasonable discretion and based upon engineering reports, other reports or as may be necessitated in order to comply with Governmental Requirements, that any physical aspect of the Property requires maintenance, repair, replacement or improvement, Grantor shall deposit with Beneficiary, upon ten (10) days written notice from Beneficiary of such determination, one hundred ten percent (110%) of the cost (“Major Physical Items Escrow”) of such maintenance, repair, replacement or improvement, as determined in Beneficiary’s sole and absolute discretion (“Major Physical Repairs and Replacements”).
(2)    Subject to the provisions of Section 2.14(a)-(f) and this Section 2.14(h), Beneficiary shall make disbursements from the Major Physical Items Escrow as requested by Grantor for expenditures made by Grantor for Major Physical Repairs and Replacements ("Major Physical Replacement and Repair Costs") approved by Beneficiary, in its reasonable discretion, no more frequently than once in any thirty (30) day period, of no less than $20,000.00, and upon (i) the receipt by Beneficiary of a written request from Grantor for disbursement from the Major Physical Items Escrow in the form reasonably satisfactory to Beneficiary, (ii) the delivery to Beneficiary of invoices, receipts or other evidence satisfactory to Beneficiary, verifying the cost of Major Physical Replacements and Repair Costs and the performance of the Major Physical Repairs and Replacements; (iii) for disbursement requests related to contracts or improvements in excess of $20,000.00, the delivery to Beneficiary of affidavits, lien waivers or other evidence reasonably satisfactory to Beneficiary showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Property have waived all liens conditioned only on payment; (iv) for disbursement requests related to contracts or improvements in excess of $100,000.00, delivery to Beneficiary of a certification from a Work Inspector confirming the completion of such Major Physical Repairs and Replacements in accordance with applicable plans and Governmental Requirements and the value of the completed Major Physical Repairs and Replacements; (v) for disbursement requests related to contracts or improvements in excess of $100,000.00, Beneficiary having preapproved in writing, in its reasonable discretion, any construction contract for which Grantor is seeking a disbursement for under this Section 2.14(h); and (vi) the delivery to Beneficiary of a new (or amended) certificate of occupancy for the portion of the Improvements covered by such Major Physical Repairs and Replacements, to the extent a new (or amended) certificate of occupancy is required by law, or a certification acceptable to Beneficiary by the Work Inspector that no new (or amended) certificate of occupancy is required. In making any disbursement from the Major Physical Items Escrow, Beneficiary shall be entitled to rely on such request from Grantor without any inquiry into the accuracy, validity or contestability of any such amount. Beneficiary, at Grantor’s cost and expense shall have the right to inspect the Major Physical Repairs and Replacements. The insufficiency of funds in the Major Physical Items Escrow shall not relieve Grantor from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.
(3)    Grantor hereby grants to Beneficiary a power-of-attorney, coupled with an interest, to cause the work and obligations covered by this Section 2.14(h) to be completed, performed, remediated and corrected to the satisfaction of Beneficiary and in accordance with this Deed of Trust upon Grantor’s failure to do so in accordance with the terms and conditions of this Deed of Trust, subject to any applicable notice and cure periods, and to apply the amounts on deposit in the Major Physical Items Escrow to the costs associated therewith, all as Beneficiary may determine in its sole and absolute discretion but without obligation to do so.
(i)    Tenant Improvements/Leasing Commissions Escrow.
(1)    Grantor shall establish and maintain, a reserve by paying to Beneficiary at Closing the sum of $1,200,000.00 as an initial deposit for preparing tenant spaces to a vanilla box standard (e.g., paint ready walls, lighting, and bathrooms if required by local building codes), tenant improvements and leasing commissions (“TI/LC Escrow”); provided however, if at any time during the term of the Loan, the balance of the TI/LC Escrow is less than $250,000.00, Grantor shall commence monthly deposits of $60,000.00 on the next Payment Date and continue to make such monthly payments until the balance of the TI/LC Escrow is $250,000.00. The funds in the TI/LC Escrow shall be used to fund (A) the costs of preparing tenant spaces to a vanilla box standard; (B) third party leasing commissions not exceeding the then current market rate; and (C) tenant improvement costs incurred by Grantor in accordance with the Leases; provided however, in no event shall tenant improvement costs with respect to any Lease exceed the following: (i) with respect to Leases to new retail tenants, $40.00 per square foot; (ii) with respect to Leases to new office tenants, up to $20.00 per square foot; and (iii) with respect to any renewals, extensions (including the exercise of extension options in any Lease) or expansions of the premises of any tenant, up to $15.00 per square foot (collectively, the "Leasing Costs").
(2)    Subject to the provisions of Section 2.14(a)-(f) and this Section 2.14(i), Beneficiary shall make disbursements from the TI/LC Escrow as requested by Grantor, and approved by Beneficiary in its reasonable discretion, no more frequently than once in any thirty (30) day period in an amount of not less than $50,000 per request and upon: (i) for disbursement requests related to new Leases, receipt by Beneficiary of an executed lease and a written request from Grantor for disbursement from the TI/LC Escrow in the form reasonably satisfactory to Beneficiary and a certification by Grantor in the form reasonably satisfactory to Beneficiary that (1) the Leasing Costs consist of commissions payable to brokers not greater than the then-current market rate and (2) Leasing Costs consisting of amounts required to be expended pursuant to the relevant new Lease for tenant improvement or related costs not exceeding the amounts set forth in subsection (1) above, and said Leasing Costs shall have been incurred; (ii) the delivery to Grantor of invoices, receipts or other evidence satisfactory to Beneficiary, verifying the cost of Leasing Costs and the performance of the tenant improvements for the current disbursement and evidence of payment of any prior disbursements for which evidence of payment has not been received by Beneficiary; (iii) for disbursement requests related to contracts or improvements in excess of $20,000.00, the delivery to Beneficiary of affidavits, lien waivers or other evidence reasonably satisfactory to Beneficiary showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Property have been paid all amounts due for labor and materials furnished to the Property have waived all liens conditioned only on payment; (iv) for disbursement requests related to contracts or improvements in excess of $100,000.00, delivery to Beneficiary of a certification from a Work Inspector confirming the completion of such tenant improvements in accordance with applicable plans and Governmental Requirements and the value of the completed tenant improvements; (v) for disbursement requests related to contracts or improvements in excess of $100,000.00, Beneficiary having preapproved in writing, in its reasonable discretion, any construction contract for which Grantor is seeking a disbursement for under this Section 2.14(i); and (vi) the delivery to Beneficiary of a new (or amended) certificate of occupancy for the for the applicable space to which such work relates, upon completion of such space or such earlier time as a new (or amended) certificate of occupancy is required by law, or a certification acceptable to Beneficiary by the Work Inspector that no new (or amended) certificate of occupancy is required. In making any payment from the TI/LC Escrow, Beneficiary shall be entitled to rely on such request from Grantor without any inquiry into the accuracy, validity or contestability of any such amount. Beneficiary, at Grantor’s cost and expense, shall have the right to inspect such tenant improvements. The insufficiency of funds in the TI/LC Escrow shall not relieve Grantor from its obligation to fulfill all covenants and obligations under any Lease or brokerage or listing agreement.
(3)    Grantor hereby grants to Beneficiary a power-of-attorney, coupled with an interest, to cause the work and obligations covered by this Section 2.14(i) to be completed, performed, remediated and corrected to the satisfaction of Beneficiary and in accordance with this Deed of Trust upon Grantor’s failure to do so in accordance with the terms and conditions of this Deed of Trust, subject to any applicable notice and cure period, and to apply the amounts on deposit in the TI/LC Escrow to the costs associated therewith, all as Beneficiary may determine in its sole and absolute discretion but without obligation to do so.
(4)    In the event Grantor receives any earlier termination fee or other consideration from any tenant under a Lease in connection with the early termination of a Lease, whether such early termination is expressly permitted under such Lease or not, such fee or consideration shall immediately be paid by Grantor to Beneficiary and shall be included in the TI/LC Escrow but disbursed to Grantor in full at such time as the affected space is leased and occupied by a new tenant as approved by Beneficiary, in accordance with this Deed of Trust. Nothing anything contained in this Section 2.14(i) shall grant Grantor the right to agree to an early termination of any Lease in contravention of the provisions of the Loan Documents.
(j)    Required Renovations Escrow. In the event Grantor fails to timely complete the Required Renovations (as such term is defined in Section 2.33) pursuant to Section 2.33 of this Deed of Trust, Grantor shall immediately establish and maintain, an escrow by paying to Beneficiary an amount equal to 1.25 times the amount Grantor determines is necessary to complete the remaining required repairs ("Required Renovations Escrow") for the completion of the Required Renovations. Grantor hereby grants to Beneficiary a power-of-attorney, coupled with an interest, to cause the work and obligations covered by this Section 2.14(j) and Section 2.33 to be completed, performed, remediated and corrected to the satisfaction of Beneficiary and in any event in accordance with Section 2.33 of this Deed of Trust upon Grantor’s failure to do so in accordance with the terms and conditions of this Deed of Trust, and to apply the amounts on deposit in the Required Renovations Escrow to the costs associated therewith, all as Beneficiary may determine in its sole and absolute discretion but without obligation to do so. Following full performance by Grantor or Beneficiary of the Required Renovations in accordance with the Loan Documents, Beneficiary shall refund to Grantor the remaining funds in the Required Renovation Escrow held by Beneficiary.
(k)    Impound Account. Grantor shall establish and maintain at all times while this Deed of Trust continues in effect an impound account (the "Impound Account") with Beneficiary for payment of Taxes and Insurance Premiums and as additional security for the Loan. Simultaneously with the execution hereof, Grantor shall deposit in the Impound Account an amount determined by Beneficiary to be necessary to ensure that there will be on deposit with Beneficiary an amount which, when added to the monthly payments subsequently required to be deposited with Beneficiary hereunder on account of Impositions (collectively, "Impound Funds"), will result in there being on deposit with Beneficiary in the Impound Account an amount sufficient to pay the next due installment of Impositions at least thirty (30) days prior to the delinquency thereof and the next due annual Insurance Premiums at least thirty (30) days prior to the due date thereof. Commencing on the date which is the first of the month after the closing of the Loan and continuing thereafter on each monthly payment date under the Note, Grantor shall pay to Beneficiary, concurrently with and in addition to the monthly payment due under the Note and until the Loan is fully paid and performed, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual Taxes that will next become due and payable on the Property, plus one-twelfth (1/12) of the amount of the annual Insurance Premiums that will next become due and payable on insurance policies which Grantor is required to maintain hereunder, each as estimated and determined by Beneficiary. So long as no Event of Default (as defined in Article III) has occurred, or event or matter which, with the passage of time or giving of notice, or both, would become an Event of Default has occurred, all sums in the Impound Account shall be held by Beneficiary in the Impound Account to pay said Taxes and Insurance Premiums before the same become delinquent. Grantor shall be responsible for ensuring the receipt by Beneficiary, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all Taxes and Insurance Premiums to be paid from the Impound Account, and so long as no Event of Default exists, Beneficiary shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account or reimburse Beneficiary to the extent Grantor pays the Insurance Premiums for any period of time as part of payment of a blanket insurance policy and Grantor provides Beneficiary with proof of such payment. In making any payment from the Impound Account, Beneficiary shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. The Impound Account shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Beneficiary’s option and in Beneficiary’s discretion, may either be held in a separate account or be commingled by Beneficiary with the general funds of Beneficiary. No interest on the funds contained in the Impound Account, if any, shall be paid by Beneficiary to Grantor (unless required by applicable law).
(l)    Immediate Repairs.
(1)    Grantor shall establish and maintain, a reserve by paying to Beneficiary at Closing the sum of $274,250.00 (“Immediate Repairs Escrow”) for completion of the immediate repairs identified on Schedule 2.14(l) (“Immediate Repairs”). All Immediate Repairs shall be completed within twelve (12) months of the date hereof.

(2)    Subject to the provisions of Section 2.14(a)-(f) and this Section 2.14(l), Beneficiary shall make disbursements from the Immediate Repairs Escrow as requested by Grantor for amounts incurred by Grantor for Immediate Repairs ("Immediate Repairs Costs") approved by Beneficiary, in its reasonable discretion, no more frequently than once in any thirty (30) day period, of no less than $20,000.00, and upon (i) the receipt by Beneficiary of a written request from Grantor for disbursement from the Immediate Repairs Escrow in the form reasonably satisfactory to Beneficiary, (ii) the delivery to Beneficiary of invoices, receipts or other evidence satisfactory to Beneficiary, verifying the cost of Immediate Repairs Costs and the performance of the Immediate Repairs and evidence of payment of any prior disbursements for which evidence of payment has not been received by Beneficiary; (iii) for disbursement requests related to contracts or improvements in excess of $20,000.00, the delivery to Beneficiary of affidavits, lien waivers or other evidence reasonably satisfactory to Beneficiary showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Property have waived all liens conditioned only on payment; (iv) for disbursement requests related to contracts or improvements in excess of $100,000.00, delivery to Beneficiary of a certification from a Work Inspector confirming the completion of such Immediate Repairs in accordance with applicable plans and Governmental Requirements and the value of the completed Immediate Repairs; (v) for disbursement requests related to contracts or improvements in excess of $100,000.00, Beneficiary having preapproved in writing, in its reasonable discretion, any construction contract for which Grantor is seeking a disbursement for under this Section 2.14(l); and (vi) the delivery to Beneficiary of a new (or amended) certificate of occupancy for the for the applicable space to which such Immediate Repairs relate, upon completion of such space or such earlier time as a new (or amended) certificate of occupancy is required by law,, or a certification acceptable to Beneficiary by the Work Inspector that no new (or amended) certificate of occupancy is required. In making any disbursement from the Immediate Repairs Escrow, Beneficiary shall be entitled to rely on such request from Grantor without any inquiry into the accuracy, validity or contestability of any such amount. Beneficiary, at Grantor’s cost and expense shall have the right to inspect the Immediate Repairs. The insufficiency of funds in the Immediate Repairs Escrow shall not relieve Grantor from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.
(3)    Grantor hereby grants to Beneficiary a power-of-attorney, coupled with an interest, to cause the work and obligations covered by this Section 2.14(l) to be completed, performed, remediated and corrected to the satisfaction of Beneficiary and in accordance with this Deed of Trust upon Grantor’s failure to do so in accordance with the terms and conditions of this Deed of Trust, subject to any applicable notice and cure periods, and to apply the amounts on deposit in the Immediate Repairs Escrow to the costs associated therewith, all as Beneficiary may determine in its sole and absolute discretion but without obligation to do so.
2.15    Absolute Assignment of Rents and Profits.
(a)    Absolute Assignment. To the extent allowed by applicable law, Grantor absolutely, irrevocably and unconditionally grants, transfers and assigns to Beneficiary all Rents and Profits. Prior to the occurrence of an Event of Default, Grantor shall have a license to collect and retain on the terms of this Section 2.15 all Rents and Profits as they become due and payable. Upon the occurrence and during the continuance of an Event of Default, Grantor's license to collect the Rents and Profits shall automatically be revoked without notice to Grantor. Following such revocation and while an Event of Default exists, Beneficiary shall be entitled to collect and retain all Rents and Profits, whether or not Beneficiary has taken possession of the Property, and Grantor shall immediately pay or deliver to Beneficiary any Rents and Profits then held or thereafter collected by Grantor. All Rents and Profits collected by or on behalf of Beneficiary may be applied by Beneficiary to the Obligations in such order and amounts as Beneficiary may determine.

If Beneficiary elects to seek the appointment of a receiver following the occurrence of an Event of Default, Grantor irrevocably and unconditionally consents to the appointment of a receiver without regard to the adequacy of the security for any of the Obligations. Notwithstanding anything to the contrary contained in this Deed of Trust, the assignment of Rents and Profits contained in this Section is an absolute assignment and not an assignment as security, if and to the extent allowed by applicable law. Neither the assignment of Rents and Profits contained in this Section nor any action taken by Beneficiary to collect the Rents and Profits shall be deemed to make Beneficiary a mortgagee-in-possession of the Property or shall be deemed to render Beneficiary directly or indirectly liable or responsible for (i) the use, control, condition, care, operation, occupancy, management, repair, or leasing of the Property; (ii) the production of Rents and Profits from the Property; or (iii) the performance or observance of any or all of Grantor's duties, obligations, representations, or warranties under any Leases or other agreements relating to the Rents and Profits. Beneficiary shall have no responsibility or liability of any kind for any failure or delay by Beneficiary in enforcing any of the terms or conditions of this Section 2.15. It is understood and agreed that any assignment of Rents and Profits made in this Deed of Trust or the other Loan Documents shall be subject to the provisions of applicable law.
(b)    Applications of Rents and Profits Prior to Revocation of License. Grantor shall apply the Rents and Profits to the payment of all reasonable and necessary operating costs and expenses of the Property, installment payments due in connection with the Loan and any Future Advances, payment of Impositions, and a reasonable reserve for future reasonable and necessary expenses, repairs and replacements relating to the Property before using the Rents and Profits for any other purpose which does not directly benefit the Property.
(c)    Notices to Tenants. Upon revocation of the license described in Section 2.15(a) above, Grantor irrevocably authorizes and directs all Tenants under the Leases to comply with any notice or demand by Beneficiary for payment to Beneficiary of any Rents and Profits or for the performance of any of the Tenant's other respective obligations under the Leases, regardless of any conflicting demand by Grantor or notice by Grantor to any Tenant that Beneficiary's demand is invalid or wrongful. No Tenant shall have any duty to inquire as to whether any default by Grantor has occurred under the Loan Documents in connection with any notice or demand by Beneficiary under this Section.
2.16    Sales, Transfers, and Further Encumbrances.
(i)    Grantor acknowledges that Beneficiary has relied upon the principals of Grantor and their experience in owning and operating the Property and properties similar to the Property in connection with the closing of the Loan. Accordingly, except for Permitted Transfers (for clause (d) and (e) of the definition of Permitted Transfers, Grantor shall provide Beneficiary with five (5) days prior written notice) and except as specifically allowed herein in this Deed of Trust, in the event that the Real Property or Improvements which constitutes real property or any part thereof or interest therein or direct or indirect interest in Grantor shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to Tenants of space in the Improvements in accordance with the provisions of this Deed of Trust), assigned, pledged, mortgaged, further encumbered or otherwise transferred or Grantor shall be divested of its title to the Real Property or Improvements which constitutes real property or any interest therein, in any manner or way, whether voluntarily or involuntarily (each of the foregoing being a "Transfer"), without, in each instance, the prior written consent of Beneficiary being first obtained, which consent may be withheld in Beneficiary’s sole and absolute discretion, then, the same shall constitute an Event of Default hereunder and Beneficiary shall have the right, at its option, to declare any or all of the Loan, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article IV hereof. If such acceleration is a result of Grantor’s failure to obtain written consent to a Transfer in accordance with this Deed of Trust and is during any period when a prepayment fee is payable pursuant to the provisions set forth in the Note, then, in addition to all of the foregoing, such prepayment fee shall also then be immediately due and payable to the same end as though Grantor were prepaying the entire Loan on the date of such acceleration. For the purposes of this Section each of the following shall be deemed to be a Transfer: (i) in the event either Grantor or any of its shareholders, general partners or members is a corporation or trust, the direct or indirect sale, conveyance, transfer or disposition, alienation, hypothecation, or encumbering of more than 10% of the issued and outstanding capital stock of Grantor or any of its shareholders, general partners or members or of the beneficial interest of such trust (or the issuance of new shares of capital stock in Grantor or any of its shareholders, general partners or members; and (ii) in the event Grantor or any shareholder, general partner or managing member of Grantor is a limited or general partnership, a joint venture or a limited liability company, a change of any general partner, joint venturer, limited liability company manager or managing member or a change in the ownership interests in any general partner, joint venturer, limited liability company manager or managing member, either voluntarily, involuntarily or otherwise, or the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of all or any portion of the interest of any shareholder, general partner, joint venturer, limited liability company manager or managing member in Grantor or such shareholder, general partner, joint venturer, limited liability company manager or managing member (whether in the form of a beneficial or ownership interest or in the form of a power of direction, control or management, or otherwise), and (iii) any change or transfer in respect of the Property or any interest therein, or any direct or indirect change or transfer in Grantor or any interest therein, resulting in any change in the management or control of Grantor or the Property. For the avoidance of doubt, and notwithstanding anything contained in this Deed of Trust or the other Loan Documents to the contrary, it is expressly stated that a Permitted Transfer may be consummated without the consent of Beneficiary. Notwithstanding anything herein that may be interpreted to the contrary, the sale, assignment, and transfer of shares of stock or other ownership interests in Guarantor shall not be a default hereunder or require consent of Lender as long as such transfer complies with Section 1.43 of this Deed of Trust.
2.17    Condominiums.
Master Condominium
(a)    Grantor shall promptly pay, when due, all assessments, special assessments, and other charges imposed by the Association pursuant to the provisions of the Condominium Documents. Grantor, upon the request of Beneficiary, shall produce reasonably satisfactory evidence of such payments.
(b)    Grantor shall comply with all of the terms and conditions of the Condominium Documents.
(c)    Grantor shall not, and shall not permit any representative of Grantor to, without the prior written consent of Beneficiary, provide its consent as a member of the Board of Directors (as defined in the Declaration) or in any other capacity, for the Condominium, the Association, its Board of Directors and/or its officers to:
(1)    abandon or terminate the Condominium;
(2)    amend any or all of the Condominium Documents, in a manner that would change the Share (as defined in the Declaration) of any Unit (as defined in the Declaration) or the basis upon which assessments are determined;

(3)    relocate any of the unit boundaries and/or the Master Common Elements (as defined in the Declaration);
(4)    permit the present Master Common Elements to be allocated to unit(s) as Master Limited Common Elements to be used by less than all unit owners;
(5)    apply insurance proceeds other than in accordance with the provisions of this Deed of Trust after a casualty or condemnation unless otherwise required by the Act; or
(6)    amend the amounts or types of insurance coverage obtained by Grantor on behalf of itself, the Association or any unit owner, or to change the insurance trustee, if any.
(d)    Upon request of Beneficiary, Grantor shall deliver to Beneficiary a duly executed proxy, which proxy shall be irrevocable and coupled with an interest, and which shall enable Beneficiary to cast the Grantor’s votes in the Association with respect to (a) matters relating to those items set forth in this Section 2.17, and (b) during the continuance of an Event of Default, all Association matters, whether by meeting or otherwise. It is the intention of Grantor and Beneficiary that Beneficiary shall hold such a proxy until the Maturity Date.
(e)    Grantor shall have taken all steps necessary under the Condominium Documents to cause Beneficiary to be a "Mortgagee" under the Declaration., and to cause the Association to provide Beneficiary with the reports and notices provided for in the Declaration and to cause the Association to provide Beneficiary with written notice of any complaints brought against the Association, its Board of Directors, or the officers, employees or agents in their capacities as such and/or the unit owners as members of the Association.
(f)    Grantor agrees to execute, upon request of Beneficiary, any and all amendments to the Loan Documents to correct omissions or inconsistencies due to the existence and/or effect of the Act. In the event of any inconsistency between the terms of the Loan Documents and the Condominium Documents, as between Grantor and Beneficiary the terms of the Loan Documents shall control, unless specifically prohibited by the Act.
(g)    In the event the Association fails at any time to maintain satisfactory insurance coverages in amounts satisfactory to Beneficiary on the Master Common Elements of the Condominium, Grantor, upon the request of Beneficiary, shall obtain separate insurance coverage on the Master Common Elements as requested for the benefit of Beneficiary, the Association and any other unit owner of the Condominium.
(h)    Beneficiary shall be entitled and Grantor shall cause Beneficiary to receive in a reasonably timely manner the following:
(1)    Copies of budgets, notices of assessment, or any other notices or statements provided under the Declaration by the Board of Directors to the owner of the Units covered by the Mortgage;
(2)    Any financial statements of the Association which are prepared for the Association and distributed to the unit owners;
(3)    Copies of notices of meetings of the unit owners and the right to designate a representative to attend such meetings;

(4)    Notice of the decision of the unit owners to make any material amendment to the Declaration;
(5)    Notice of substantial damage to or destruction of any Unit of the Condominium or any part of the Common Elements;
(6)    Notice of the commencement of any condemnation or eminent domain proceedings with respect to any part of the Condominium;
(7)    Notice of any default by the Grantor under the Condominium Documents; and
(8)    The right to examine the books and records of the Association at any reasonable time.
2.18    Subordinate Mortgages. Beneficiary prohibits any other Lien on the Property other than Permitted Encumbrances ("Subordinate Mortgage"), but if the prohibition on Grantor's execution of any Subordinate Mortgage is unenforceable under applicable law, Grantor shall not execute any Subordinate Mortgage unless Grantor has first delivered to Beneficiary a written agreement, acceptable to Beneficiary, executed by the holder of the Subordinate Mortgage which provides that (a) the Subordinate Mortgage and the right to payment thereunder is and shall at all times remain unconditionally subject and subordinate to this Deed of Trust and the right of payment hereunder; (b) if any action or proceeding is commenced to foreclose the Subordinate Mortgage, no Tenant under any Lease shall be named as a defendant in such action or proceeding, nor shall such action or proceeding terminate any Lease, without Beneficiary's prior written consent; (c) all Rents and Profits, whether collected directly by the holder of the Subordinate Mortgage or through a receiver, shall be held in trust for Beneficiary, paid over to the Beneficiary and applied first to the Obligations hereunder, second to the payment of the Impositions, and thereafter to payment of maintenance and operating costs relating to the Property; and (d) the holder of the Subordinate Mortgage shall give written notice to Beneficiary not later than ten (10) days prior to commencing any judicial or nonjudicial action or proceeding to foreclose the Subordinate Mortgage. Grantor acknowledges and agrees that Beneficiary's determination as to whether or not to grant its consent to any proposed Subordinate Mortgage shall be based upon, among other things, the debt coverage ratio of the combined Obligations secured by this Deed of Trust and the indebtedness to be secured by such proposed Subordinate Mortgage, in addition to such other factors as Beneficiary, in its sole and absolute discretion, shall determine to be relevant or appropriate.
2.19    Fixtures. Notwithstanding Section 2.16 above, Grantor may from time to time replace any Fixtures constituting a part of the Property, provided that (a) the replacement property for such Fixtures is at least equivalent in value, character, and quality to the Fixtures being replaced; (b) Grantor has good and marketable title to such replacement property free and clear of all liens, claims, and interests other than the lien of this Deed of Trust; and (c) this Deed of Trust shall constitute a first lien on such replacement Property. Notwithstanding anything to the contrary set forth in this Deed of Trust or the other Loan Documents, Grantor shall have the right to consummate Permitted Equipment Financing without the consent of Beneficiary.
2.20    Leasing. Grantor covenants and agrees that it shall not without the prior written approval of Beneficiary in each instance, which approval may be withheld in Beneficiary’s sole and absolute discretion: (a) enter into, modify, or amend any new Lease other than a Permitted Lease; (b) terminate, cancel, accept a surrender of, or waive any of the Leases (including but not limited to, any guaranty, letter of credit or other credit support thereof); (c) collect rent under any of the Leases for more than one (1) month in advance; (d) agree to subordinate any of the Leases to any other Lien (excluding any subordination of Grantor's landlord lien rights to any lender providing financing to a tenant, at Grantor's discretion or as required under the applicable Lease); (e) discount the rent or other amounts payable under any of the Leases or release any Tenant or any other party liable for the performance of any Tenant's obligations under any of the Leases; (f) consent to any sublease or to the assignment of all or part of any Tenant's interest under the Leases; or (g) in any other manner impair Beneficiary's rights with respect to or interest in the Rents and Profits. Any attempted entering into, termination, cancellation, surrender, modification, amendment, or subordination of a Lease in violation of this Section shall be void. Grantor shall give immediate written notice to Beneficiary of (i) any material default by any Tenant under any of the Leases; (ii) any notice received by Grantor from any Tenant under any of the Leases claiming any default or breach by Grantor under such Tenant's Lease; and (iii) any other default by Grantor under any of the Leases of which Grantor is aware. Upon Beneficiary's request, Grantor shall furnish to Beneficiary all information which Beneficiary may require regarding Grantor's performance under any or all of the Leases. Beneficiary shall respond to any request for consent under Section 2.20 within ten (10) days of receipt of any such request for consent, which request must be accompanied by all information and documentation that Beneficiary may reasonably require in order to make its determination with respect to such request (“Accompanying Information”), including without limitation, to the extent applicable, the following: (i) a narrative from Grantor detailing the request for consent being sought from Beneficiary, (ii) a copy of the proposed Lease or amendment, termination, sublease or assignment of the existing Lease, or any letter of intent, proposal or term sheet evidencing any of the foregoing, and (iii) financial statements, credit checks, background searches and any other due diligence in the possession of Grantor regarding any proposed tenant, guarantor, sublessee or assignee. In the event that Beneficiary shall fail to respond to any request for consent under Section 2.20 within such ten (10) day period, Grantor may send a second request, which shall state in capitalized, bold faced 16 point type at the top of the first page that: “If Beneficiary fails to approve or disapprove the request within ten (10) business days, such request shall be deemed approved”, and if the Beneficiary shall fail to respond to such second request within such ten (10) business day period, the request shall be deemed approved by the Beneficiary, provided that the Grantor has provided Beneficiary with the Accompanying Information.
2.21    Leases. Upon Beneficiary's request, Grantor shall execute, acknowledge and deliver to Beneficiary an absolute and unconditional assignment acceptable to Beneficiary of all of Grantor's interests in all Leases and all guaranties of and security for the Tenants' respective obligations under the Leases.
2.22    Attornment at Beneficiary's Option. To the fullest extent allowed by applicable law, each Tenant who enters into a Lease for the Property after the date of recordation of this Deed of Trust (each such Lease is referred to as a "Subordinate Lease") and who has not entered into a written non-disturbance and attornment agreement with Beneficiary shall be deemed to have agreed to attorn to Beneficiary and accept Beneficiary as the landlord under its Lease on the terms of this Section. If Beneficiary acquires title to the Property by judicial or nonjudicial foreclosure under this Deed of Trust or by deed in lieu of foreclosure under this Deed of Trust, Beneficiary, at its option, shall have the right to require any or all Tenants under Subordinate Leases to attorn to and accept Beneficiary as the landlord under such Tenant's Subordinate Lease (the "Attornment Option") by giving written notice to such Tenant within thirty (30) days after the date on which Beneficiary acquires title to the Property (the "Acquisition Date"). If Beneficiary exercises the Attornment Option with respect to any Subordinate Lease, such attornment shall be effective and self-operative as of the Acquisition Date without the execution of any further documents on the part of the Tenant, Beneficiary, or any other party, and the Tenant under the Subordinate Lease shall be bound to Beneficiary under all of the terms, covenants, and conditions of the Subordinate Lease for the remaining balance of the term thereof, with the same force and effect as if Beneficiary were the landlord under such Lease. Whether or not Beneficiary exercises its Attornment Option with respect to any Subordinate Lease, Beneficiary (a) shall not be liable for any act or omission of any prior landlord under any Subordinate Lease, including Grantor; (b) shall not be subject to any offset, defense, or claim which any Tenant may have against any prior landlord under any Subordinate Lease, including Grantor; (c) shall not be obligated (i) to return any security deposit now or hereafter paid by any Tenant; (ii) to return any prepaid rent or other amounts prepaid by any Tenant; or (iii) to grant any Tenant a credit for any such security deposit, prepaid rent or other prepaid amounts (excluding monthly rent and other charges which have not been prepaid for more than one month in advance), except to the extent, if any, that Beneficiary has actually and unconditionally received such security deposit, prepaid rent or other prepaid amounts; and (d) shall not be obligated to complete the construction of any or all improvements. Without limiting the terms of this Section, upon Beneficiary's request, each Tenant under a Subordinate Lease shall execute and deliver to Beneficiary any document which Beneficiary determines to be necessary or appropriate to evidence such Tenant's attornment to Beneficiary on the terms of this Section, including a new lease with Beneficiary on the same terms and conditions as the Subordinate Lease for a term equal to the unexpired term of the Subordinate Lease. Nothing contained in this Section shall be deemed to obligate Beneficiary to recognize any Subordinate Lease or accept an attornment by any Tenant upon Beneficiary's acquisition of title to the Property. If Beneficiary elects not to exercise the Attornment Option within the time period specified in this Section with respect to any Subordinate Lease, such Subordinate Lease and all of the rights, privileges and powers of the Tenant thereunder shall automatically terminate and shall be of no further force or effect from and after the Acquisition Date. Beneficiary shall provide nondisturbance protection to new Tenants at the Property pursuant to a written agreement the form of which shall be acceptable to Beneficiary in its reasonable discretion.
2.23    Compliance with Leases. Grantor (a) shall perform all obligations of the landlord under the Leases and shall not permit or suffer any default by Grantor under the terms of any of the Leases; and (b) shall diligently enforce all remedies available to Grantor in the event of a default by any Tenant under any of the Leases, except to the extent Grantor elects not to enforce such remedies in its good faith business judgment.
2.24    Franchise Agreements, Liquor Licenses and Operating Licenses. Grantor covenants and agrees that it shall not and shall not permit Hotel Lessee to, without the prior written approval of Beneficiary in each instance, which approval may be withheld in Beneficiary’s sole and absolute discretion: (a) enter into any Franchise Agreement; (b) terminate, cancel, modify, amend or waive any Franchise Agreement; or (c) assign any Franchise Agreement to a Person other than Beneficiary. Grantor shall or shall cause Hotel Lessee to (a) perform in all material respects all of its obligations under any Franchise Agreement and shall not permit or suffer any default by Grantor or Hotel Lessee, as applicable under the terms of any Franchise Agreement; and (b) diligently enforce all remedies available to Grantor or Hotel Lessee, as applicable, in the event of a default by the franchisor under any Franchise Agreement. Within ten (10) days of receipt, Grantor shall provide Beneficiary with copies of all material notices, reports, correspondence and other documents received by Grantor or Hotel Lessee, as applicable from any franchisor under any Franchise Agreement and Grantor shall contemporaneously provide Beneficiary with copies of all material notices, inspection reports, correspondence and other documents provided by Grantor or Hotel Lessee, as applicable to any franchisor under any Franchise Agreement. Grantor shall or shall cause Hotel Lessee to, obtain, maintain, keep current and in full force and effect at all times or shall cause to be obtained, maintained, kept current and in full force and effect at all times, all Liquor Licenses and Operating Licenses and shall not, except to Beneficiary, assign, or relinquish any rights under, the Liquor Licenses. Grantor hereby agrees that, upon an Event of Default, upon request from Beneficiary, Grantor will cooperate and take such actions or cause any third party which may hold the Liquor Licenses and Operational Licenses to cooperate and take such actions, which may be necessary in order to effectuate the transition of the operations and management of the Property to Beneficiary, including without limitation, continuing to hold the Liquor Licenses and Operational Licenses, which are not assignable, for the benefit of Beneficiary until such time as Beneficiary can obtain such Liquor Licenses and Operational Licenses in its own name or the name of a nominee.
2.25    Financial Statements; Books and Records; Estoppel Certificates and Recertifications.

(a)    Financial Statements. Within ninety (90) days after the close of Grantor's fiscal year, Grantor shall deliver to Beneficiary a balance sheet and a statement of profit and loss for Grantor for such fiscal year. Within ten (10) business days after filing reports with the Securities Exchange Commission (“SEC”), Grantor shall cause Guarantor to provide Beneficiary with a balance sheet and statement of profit and loss for Guarantor for such fiscal year. Within ninety (90) days after the close of the fiscal year for (a) the managing member of Grantor and (b) each Person who is an Affiliate with Grantor and who occupies or operates a business on all or a part of the Property, including without limitation any property manager or manager of food or beverage services (each, together with Grantor and Guarantor, a “Reporting Entity” and collectively the “Reporting Entities”), Grantor shall cause each such Reporting Entity to provide Beneficiary with a balance sheet and a statement of profit and loss for such Reporting Entity for such fiscal year. Within ten (10) business days after the filing of quarterly statements with the SEC, Grantor shall cause each and every Guarantor to provide Beneficiary with a balance sheet and a statement of profit and loss for each such Guarantor for each such previous calendar quarter. Grantor shall cause all financial statements furnished to Beneficiary under this Section to be certified by the party to whom such statements apply. If any Reporting Entity has audited financial statements prepared, Grantor shall cause a copy of such audited financial statements to be delivered to Beneficiary within fifteen (15) days after such statements are received by Grantor or the Person to whom such statements apply. Grantor and each Reporting Entity shall, by submitting such statements to Beneficiary, be conclusively deemed to have certified to Beneficiary, in addition to any other certifications contained in such statements, that the financial statements furnished to Beneficiary (i) are accurate and complete in all material respects as of the dates appearing thereon; (ii) present fairly the financial condition and results of operations of the Person to whom the statements apply as of the date and for the period shown in such statements; and (iii) disclose all suits, actions, proceedings and contingent liabilities affecting the Person to whom the financial statements apply. Grantor shall provide Beneficiary with such other information concerning the financial condition and affairs of each Reporting Entity as Beneficiary may reasonably require within ten (10) business days after Beneficiary's request for such information. Grantor shall deliver to Beneficiary, or cause to be delivered to Beneficiary, a complete and accurate copy of each federal income tax return filed by Grantor and any Reporting Entity within thirty (30) days after the date on which each such return is filed. For purposes of this Deed of Trust except for in Sections 2.31 and 2.32 of this Deed of Trust, the term "Affiliate" shall include the following Persons occupying or operating a business on all or part of the Property: [1] any Person who directly or indirectly controls, Grantor, the managing member of Grantor (“Manager”), or any Guarantor; [2] any Person, ten percent (10%) or more of the direct or indirect outstanding securities or equity, partnership or membership interests of which are held beneficially or of record by Grantor, Manager or any Guarantor; [3] any shareholder, officer, director, or agent of Grantor, Manager or any Guarantor; or [4] if Grantor, Manager or any Guarantor, is an officer, director, or partner of any partnership or corporation other than Grantor, the partnership or corporation for which such Person acts in such capacity. For purposes of this Section, the term "control" means the direct or indirect power or effective ability to cause the direction of the management or policies of any Person, whether through the ownership of voting securities, by contract, family relationship, or otherwise.
(b)    Operating Statements and Budgets. Within forty-five (45) days after the end of each calendar year, within forty five (45) days after the end of each calendar quarter, within thirty (30) days after the end of each calendar month, and within ten (10) business days after Beneficiary's request from time to time, Grantor shall deliver to Beneficiary an accurate and complete operating statement for the Property for the immediately preceding calendar year, quarter or one (1) month period as applicable. All such operating statements shall be in a form reasonably acceptable to Beneficiary and shall contain such detail as Beneficiary may reasonably require. Each operating statement delivered by Grantor to Beneficiary under this Section shall be signed by Grantor and shall be certified as being accurate and complete in all material respects by Grantor. Within thirty (30) days after the end of each calendar quarter, Grantor shall also provide Beneficiary with a financial analysis of the Property which shall initially be in the form attached to the Closing Certificate as Exhibit I (“Quarterly Financial Analysis”). Beneficiary shall have the right to require changes in the form of the Quarterly Financial Analysis. Each Operating Statement and Quarterly Financial Analysis delivered by Grantor to Beneficiary under this Section shall be signed by Grantor and shall be certified as being accurate and complete in all material respects by Grantor. No later than December 20 of the prior year, Grantor shall deliver to Beneficiary a complete and materially accurate budget in form and substance reasonably acceptable to Beneficiary, including without limitation for capital items, for the Property for the following year. Within thirty (30) days after the end of each calendar month, Grantor shall provide Beneficiary with bank statements regarding the Replacement Reserve Fund.
(c)    Rental Statements. Within forty-five (45) days after the end of each calendar year and after the end of each calendar quarter, and within ten (10) business days after Beneficiary's request from time to time, Grantor shall deliver to Beneficiary an accurate and complete rental statement for the Property (the "Rent Statement") as of the last day of the most recent calendar month showing (i) the leasing status of all retail space in the Buildings that is leased or available for lease, including information as to whether such space is vacant or subject to a Lease; and (ii) with respect to each retail space in the Buildings that has been leased, [A] the name of the Tenant renting the space; [B] the premises occupied by each of the Tenants; [C] the current monthly rent and all other amounts payable by such Tenant under such Lease and delinquencies related thereto; [D] the total amount of all prepaid rent received by Grantor from such Tenant; [E] the total amount of any security deposit or other deposit received by Grantor from such Tenant; [F] the expiration date of the term of such Lease or nature of the tenancy under such Lease; [G] the rent payment dates and the amount of any delinquent rent or other payments owing by such Tenant; [H] extension or renewal options under the Leases; [I] any rent or other concessions granted to, and any claims or offsets asserted by, any Tenants; and [J] such other information as Beneficiary may reasonably designate. Each Rent Statement delivered by Grantor to Beneficiary under this Section or Section 2.25(e) below shall be signed by Grantor and shall be certified as being accurate and complete by Grantor in all material respects. Grantor shall provide Beneficiary with the Rent Statements described in this Section whether the Buildings are occupied by one or more Affiliates, a single tenant or user, or multiple tenants or users. In addition, within forty-five (45) days after the end of each calendar year and within ten (10) business days after Beneficiary's request from time to time, Grantor shall deliver to Beneficiary an accurate and complete rental statement for the Hotel Lease.
(d)    Books and Records. Grantor shall keep and maintain complete and accurate Books and Records at Grantor's principal place of business, and Grantor shall not remove the Books and Records from such location without Beneficiary's prior written consent. Upon reasonable prior written notice and during regular business hours, Beneficiary shall have access to the Books and Records at all reasonable times for the purposes of examination, inspection, verification, copying and for any other reasonable purpose. The Books and Records shall include a complete and accurate record of all costs incurred and payments made in connection with the design, construction, improvement, development, use, ownership, operation, maintenance, repair, and marketing of the Property. If (i) Grantor fails to provide Beneficiary with any annual financial statement or income tax return, budget, annual operating statement, or annual Rent Statement which Grantor is required to deliver to Beneficiary under Sections 2.25(a), 2.25(b) and 2.25(c) above within the required time period; and (ii) Grantor fails to cure such failure within ten (10) days after the date on which written notice is given by Beneficiary to Grantor notifying Grantor of such failure and of the fact that a late charge will be imposed on Grantor if Grantor fails to cure the failure within the time provided by this Section, then, in addition to all other remedies that Beneficiary may have under this Deed of Trust, Grantor shall immediately pay a late charge to Beneficiary equal to $500 to compensate Beneficiary for administrative costs and expenses incurred in connection with such late performance by Grantor. Grantor agrees that the actual damages suffered by Beneficiary because of any failure to deliver the information described in the immediately preceding sentence are extremely difficult and impracticable to ascertain, and the late charge described in this Section represents a reasonable attempt to fix such damages under the circumstances existing at the time this Deed of Trust is executed. Beneficiary's acceptance of any late charge shall not constitute a waiver of any breach by Grantor of its obligation to provide the information required by Section 2.25 of this Deed of Trust or any of the other terms of the Loan Documents and shall not affect Beneficiary's right to enforce any of its rights and remedies against Grantor or any other any Person under the Loan Documents.
(e)    Additional Reports and Information. Within ten (10) business days after Beneficiary's request from time to time, Grantor shall deliver to Beneficiary such additional information available to Grantor and reports as Beneficiary may reasonably request concerning the Property and the business and affairs of Grantor or any Guarantor or Affiliate, that Beneficiary may reasonably request, including (i) a balance sheet and profit and loss statement for the most recent fiscal year and for the most recent fiscal year-to-date quarterly period or periods of Grantor or any Guarantor and Manager, each of which shall be certified and otherwise prepared in accordance with the requirements of Section 2.25(a) above; (ii) monthly operating statements from Grantor for the Property for each calendar month containing the same detailed information required to be included in the operating statements described in Section 2.25(b) above; (iii) monthly Rent Statements from Grantor for the Property for each calendar month containing the same detailed information required to be included in the Rent Statements described in Section 2.25(c) above; (iv) copies of all financial statements and reports that Grantor sends to its partners or shareholders, if any; (v) copies of all reports which are available for public inspection or which Grantor is required to file with any Governmental Authorities; (vi) a certificate executed by Grantor, dated within ten (10) business days of the date of delivery of such certificate to Beneficiary, stating that Grantor knows of no Event of Default under the Loan Documents or, if an Event of Default exists, stating the nature of the default and what action Grantor has taken or proposes to take with respect to such Event of Default; (vii) to the extent in possession of Grantor, complete and accurate as-built plans for all Buildings located on the Real Property; (viii) complete and accurate copies of all Leases and any currently effective letters of intent or proposals to lease all or part of the Property received or made by or behalf of Grantor; and (ix) the most recent years' federal income tax returns for Grantor or any Guarantor, General Partner, Manager, or Affiliate. All financial statements that are required to be provided to Beneficiary under this Section 2.25 shall be on Grantor's standard form of financial statement, unless Beneficiary specifically requires or approves a reasonable alternate form, in which case such financial statements shall be provided on such alternate form. Beneficiary may exercise its rights to require additional reports and information under this Section at any time and from time to time on such periodic basis as Beneficiary shall determine to be necessary or appropriate, including annual requests on the anniversary of the date of recordation of this Deed of Trust. Additionally, Grantor shall provide to Beneficiary, within ten (10) business days of receipt thereof, all material reports and information received from, or with respect, to the Condominium and Association and the franchisor under the Franchise Agreement.
(f)    Notice of Certain Matters. Grantor shall promptly notify Beneficiary in writing of (i) any claim, demand, right, or Lien relating to the Property; (ii) any material loss, depreciation, or adverse change in the value of the Property and any other occurrence which may materially and adversely affect Beneficiary's lien on the Property; (iii) any adverse change in Grantor's ability to perform any or all of the Obligations; (iv) any event or condition which constitutes an Event of Default; and (v) any dispute between Grantor and any Governmental Authority relating to the Property which may have a material adverse effect on the Property.
(g)    Estoppel Certificates. Within twenty (20) business days after Beneficiary's request (but no more than twice in any twelve month period), Grantor shall deliver to Beneficiary a written statement signed and acknowledged by Grantor stating (i) the amount of all monetary Obligations secured by this Deed of Trust; (ii) to the knowledge of Grantor, whether any Default or Event of Default has occurred hereunder; (iii) whether Grantor contends that any offsets or defenses exist against the Obligations secured by this Deed of Trust and whether Grantor has any known claims of any kind against Beneficiary; and (iv) such other information with respect to the Obligations or the Loan Documents as Beneficiary may reasonably require, including evidence acceptable to Beneficiary of Grantor's compliance with any of the terms of the Loan Documents which are specifically identified in Beneficiary's request. With respect to all statements, information and reports that Grantor submits to Beneficiary pursuant to this Deed of Trust, including pursuant to this Section 2.25, Grantor shall be deemed conclusively to have certified to Beneficiary, whether or not such statements, information or reports have been signed by Grantor, that [A] such statements, information and reports are accurate and complete in all material respects as of the date or for such periods as may be shown in the statements, information, and reports; and [B] such statements, information, and reports do not omit to state any facts or other information so as to make the statements, information, or reports submitted to Beneficiary misleading in any material respect.
(h)    Form of Statements. All financial statements and operating statements required to be submitted pursuant to this Deed of Trust or any other Loan Document shall be prepared in accordance with one of the following: (i) GAAP, (ii) the Uniform System of Accounts for Hotels, current edition, or (iii) tax accounting principles consistently applied. Beneficiary acknowledges that some of the financial statements and operating statements required by this Deed of Trust will be prepared by the unaffiliated entity that operates the Property under the existing Franchise Agreement, and Beneficiary agrees that the form of the financial statements or operating statements previously provided to Grantor by such unaffiliated entity shall be acceptable to Beneficiary.
(i)    Recertification. Upon Beneficiary’s request from time to time during the term of the Loan (but no more than twice in any twelve month period), Grantor agrees deliver a certification confirming that, to the actual knowledge of Grantor, the representations and warranties set forth in this Deed of Trust remain true and correct as of the date of such certification(or updating any such representations and warranties as appropriate) and confirming, to the actually knowledge of Grantor, Grantor’s compliance with the covenants contained in this Deed of Trust as of the date of such certification.
2.26    Inspection and Investigations. Beneficiary, if acting in good faith and for a valid business purpose, shall have the right at all reasonable times and upon reasonable prior written notice (a) to enter upon and inspect the Property, including any entry which Beneficiary determines is necessary or appropriate in connection with enforcing or exercising any right, remedy or power available to or conferred on Beneficiary under the Loan Documents; (b) to contact any Person to verify any information provided or disclosed by Grantor to Beneficiary; and (c) to release such information regarding the Property, Grantor, or the Obligations as Beneficiary may determine to be necessary or appropriate in connection with enforcing or exercising any right, remedy or power available to or conferred on Beneficiary under the Loan Documents. Without limiting any other provision of the Loan Documents, Grantor, for itself and on behalf of each Manager of Grantor, and each Guarantor, as applicable, irrevocably authorizes Beneficiary, without further notice to or approval of Grantor or any other Person, to request and obtain at any time and from time to time (whether before or after the closing of the Loan) any and all information and to make or have made any other investigative inquiries that Beneficiary determines to be necessary or appropriate in connection with Beneficiary’s origination, closing, servicing, administration, modification, extension, renewal, transfer, or enforcement of the Loan or in connection with any of the transactions that are the subject of the Loan Documents, including (i) information bearing on the credit worthiness, credit standing, credit capacity, character, general reputation, experience, or expertise of Grantor, each Manager of Grantor, and each Guarantor, respectively, as applicable; and (ii) credit reports and other reports from one or more credit reporting agencies or bureaus bearing on the credit worthiness, credit standing, credit capacity, character, general reputation, experience, or expertise of Grantor, each Manager of Grantor, and each Guarantor, respectively, as applicable. Beneficiary shall have no obligation or duty to inspect the Property or the Books and Records or to perform any investigations, and all such inspections and investigations by Beneficiary shall be for Beneficiary's sole benefit and not for the benefit of Grantor or any other Person.
2.27    Defense of Actions and Protection of Security by Grantor. Grantor shall appear in and defend any action or proceeding commenced by any Person other than Beneficiary which affects or which Beneficiary determines may affect any or all of the following: (a) the Property; (b) the Insurance Claims, Condemnation Claims, or Property Claims; (c) Beneficiary's, Trustee's or Grantor's respective rights and obligations under the Loan Documents; (d) the Obligations; or (e) any other transaction or matter which affects Beneficiary by reason of its interest in the Property. Grantor shall promptly commence and diligently prosecute all actions and proceedings which are necessary or appropriate or which Beneficiary determines may be necessary or appropriate to do any or all of the following: (i) prevent any damage, destruction, or injury to the Property; (ii) enforce or recover upon the Insurance Claims, Condemnation Claims or Property Claims or collect the Insurance Proceeds, Condemnation Proceeds, or Property Proceeds; or (iii) to preserve, protect, maintain, and defend the Property and Beneficiary's lien thereon.
2.28    Leasehold Estates.
(a)    Grantor's Obligations under Ground Lease. If this Deed of Trust encumbers a Ground Lease, Grantor (i) shall perform all obligations of the tenant under the Ground Lease and shall not permit or suffer any default by Grantor under the terms of the Ground Lease; (ii) shall not amend, modify, terminate, cancel, or surrender its interest in the Ground Lease without Beneficiary's prior written consent; (iii) shall give immediate written notice to Beneficiary of [1] any default by the landlord under the Ground Lease (the "Lessor"); [2] any notice received by Grantor from the Lessor of any default by Grantor under the Ground Lease; and [3] any other default by Grantor under the Ground Lease of which Grantor is aware; and (iv) shall furnish to Beneficiary all information which Beneficiary may require regarding Grantor's performance under the Ground Lease.
(b)    Leasehold Estate. If this Deed of Trust encumbers a Ground Lease, whenever the context of this Deed of Trust so requires, the term Property shall be deemed to include the leasehold estate under the Ground Lease and any other interest of Grantor in the real property which is the subject of the Ground Lease.
(c)    Acquisition of Title. If this Deed of Trust encumbers a Ground Lease, if Grantor shall, directly or indirectly, acquire fee title or any other estate or interest in the real property which is the subject of the Ground Lease, this Deed of Trust shall attach to and encumber such fee title or other estate or interest without further action by Grantor, Trustee or Beneficiary.
(d)    No Merger. If this Deed of Trust encumbers a Ground Lease, there shall be no merger of the leasehold estate arising under the Ground Lease with all or any portion of the fee estate in the real property which is the subject of the Ground Lease by reason of the fact that such leasehold estate may be held by any Person who shall hold all or any portion of such fee estate in the real property which is the subject of the Ground Lease, unless Beneficiary shall expressly agree otherwise in writing.
(e)    Cure Rights. If this Deed of Trust encumbers a Ground Lease, if Grantor fails to perform any of its obligations as tenant under the Ground Lease, Beneficiary shall have the right to pay or perform any or all of such obligations in such manner and to such extent as Beneficiary determines to be necessary or appropriate to preserve or protect the security for the Obligations. All costs and expenses, including without limitation attorneys' fees, incurred by Beneficiary in connection with the payment or performance of such obligations shall be payable by Grantor to Beneficiary on Beneficiary's demand, shall bear interest at the rate specified in the Note from the date of expenditure, and shall be deemed to be secured by this Deed of Trust and all other agreements given by Grantor to secure the Note. Nothing contained in this Deed of Trust shall be construed to obligate Beneficiary to pay or perform any of Grantor's obligations under the Ground Lease, and no election by Beneficiary to pay or perform such obligations shall constitute a waiver of any default by Grantor under this Deed of Trust.
2.29    Enforcement of Covenants and Restrictions. If any of the Covenants and Restrictions apply to Persons owning or occupying real property which is adjacent to or in the vicinity of the Property, Grantor shall diligently enforce the Covenants and Restrictions against such Persons if (a) such Persons have breached their obligations under the Covenants and Restrictions; and (b) such breach has not been cured by such Persons within ninety (90) days after a request by Beneficiary to Grantor to enforce the Covenants and Restrictions.
2.30    Agricultural Property. If the Property consists in whole or in part of agricultural property, Grantor (a) shall farm the same using good and proper practices of husbandry; (b) shall keep all Crops properly cultivated, irrigated, fertilized, sprayed, fumigated and maintained; and (c) shall promptly replace all dead or unproductive crops, trees or vines.
2.31    Covenants with Respect to Special Purpose Entity. Grantor hereby represents, warrants and covenants, as of the date hereof and until such time as the Loan is paid in full, that Grantor:
(a)    shall not engage and will not engage, either directly or indirectly, in any business other than the ownership, management, operation and maintenance of the Property and activities incidental thereto;
(b)    shall not own and will not own any asset other than (i) the Property, and (ii) such incidental personal property necessary for the operation of the Property;
(c)    shall not liquidate, terminate or dissolve (or suffer any liquidation, termination or dissolution) in whole or in part, or enter into any transaction of merger or consolidation or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of any entity nor has Grantor heretofore done any of the foregoing;
(d)    has not incurred and shall not incur any debt, secured or unsecured, direct or contingent (including, but not limited to, guaranteeing any obligation), other than the Permitted Indebtedness;
(e)    shall not, nor shall any partner, limited or general, member or shareholder thereof, as applicable, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable, in any manner which adversely affects Grantor’s existence as a special purpose entity;
(f)    Intentionally omitted;
(g)    shall maintain correct and complete financial statements, accounts, books and records and other entity documents separate from those of any other Person, it being agreed that Grantor shall prepare unaudited quarterly and annual financial statements; provided, however, that (i) the financial statements of Grantor may be included in the consolidated financial statements of another Person in accordance with GAAP, provided that in each case, such financial statements shall reflect that such Person is a separate member of such consolidated group; and (ii) provided further that if Grantor is a so-called

“disregarded entity” under applicable law for tax purposes, and such entity is required or permitted to be included in a consolidated return of another entity, then such entity may be included in the consolidated return of such other entity;
(h)    shall maintain its own separate bank accounts, payroll and correct, complete and separate books of account, subject to the proviso in Section 2.31(g) above;
(i)    shall file or cause to be filed its own separate tax returns, subject to the proviso in Section 2.31(g) above;
(j)    shall hold itself out to the public (including any of its Affiliates’ creditors) under Grantor’s own name (or its trade name) and as a separate and distinct entity and not as a department, division or otherwise of any Affiliate;
(k)    shall observe all customary formalities regarding the existence of Grantor, including holding meetings to the extent required by Grantor’s organizational documents and maintaining current and accurate minute books separate from those of any Affiliate of same;
(l)    shall hold title to its assets in its own name and act solely in its own name and through its own duly authorized officers and agents. No entity that is an Affiliate of Grantor shall be appointed or act as agent of Grantor, other than, as applicable, Manager or an asset manager or property manager with respect to the Property;
(m)    shall make investments in the name of Grantor directly by Grantor or on its behalf by brokers engaged and paid by Grantor or its agents;
(n)    except as set forth in the Loan Documents, shall not guarantee, pledge or assume or hold itself out or permit itself to be held out as having guaranteed, pledged or assumed any liabilities or obligations of any partner, member or shareholder, as applicable, or any Affiliate of Grantor, nor shall it make any loan, except as permitted in this Deed of Trust;
(o)    is and will be solvent to the extent there exists sufficient cash flow from the Property to remain solvent based on the capitalization of Grantor as of the date of this Deed of Trust (provided that neither the foregoing clause nor any other provision of the Loan Documents shall be construed to require that any owner of an interest in Grantor or any other Person make capital contributions or loans to Grantor or otherwise invest in Grantor or any of its members, and provided further that the foregoing clause shall not be breached solely by reason of any owner of interests in Grantor having a negative capital account);
(p)    shall separately identify, maintain and segregate its assets. Grantor’s assets shall at all times be held by or on behalf of Grantor and if held on behalf of the Grantor by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by Grantor. This restriction requires, among other things, that (i) Grantor funds shall be deposited or invested in Grantor’s name, (ii) Grantor funds shall not be commingled with the funds of any Affiliate or any other person, (iii) Grantor shall maintain all accounts in its own name and with its own tax identification number, separate from those of any Affiliate or any other person and (iv) Grantor funds shall be used only for the business of Grantor;
(q)    shall maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or other person;

(r)    shall pay or cause to be paid its own liabilities and expenses of any kind, only out of its own separate funds and assets, except as otherwise expressly permitted under this Deed of Trust;
(s)    shall at all times be adequately capitalized for the normal obligations reasonably foreseeable in a business of its size and character and in light of the transactions contemplated in its business operations, to the extent there exists sufficient cash flow from the Property to do so based on the capitalization of Grantor as of the date of this Deed of Trust (provided that neither the foregoing clause nor any other provision of the Loan Documents shall be construed to require that any owner of an interest in Grantor or any other Person make capital contributions or loans to Grantor or otherwise invest in Grantor or any member in Grantor, and provided further that the foregoing clause shall not be breached solely by reason of any owner of interest in Grantor having a negative capital account);
(t)    shall not do any act which would make it impossible to carry on the ordinary business of Grantor;
(u)    shall reflect Grantor’s ownership interest in all data and records (including computer records) used by the Grantor or any Affiliate of same in the collection and administration of any loan;
(v)    shall not invest any of Grantor’s funds in securities issued by, nor shall Grantor acquire the indebtedness or obligation of, any Affiliate or own any subsidiary;
(w)    shall maintain an arm’s length relationship with each of its Affiliates, however, the foregoing shall not preclude Grantor from being a party to any transaction with its partners, members, shareholders or Affiliates made in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;
(x)    shall correct any misunderstanding that is known by Grantor regarding its name or separate identity;
(y)    has and shall maintain a stated purpose, as set forth in its organizational documents, that is expressly limited to owning, operating, using and maintaining the Property and activities necessary and incidental thereto; and
(z)    shall have at least one (1) Independent Manager. In the event of the death, incapacity, resignation or removal of an Independent Manager, a replacement Independent Manager shall promptly be appointed and no action requiring the consent of the Independent Manager shall be taken until a replacement Independent Manager has been appointed. In addition, no Independent Manager may be removed unless his or her successor satisfying the definition hereunder has been appointed.
"Affiliate," for purposes of Section 2.31, means any person or entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a specified person or entity. For purposes hereof, the terms "control", "controlled", or "controlling" with respect to a specified person or entity shall include, without limitation, (i) the ownership, control or power to vote ten percent (10%) or more of (x) the outstanding shares of any class of voting securities or (y) beneficial interests, of any such person or entity, as the case may be, directly or indirectly, or acting through one or more persons or entities, (ii) the control in any manner over such person or entity or the election of more than one director or trustee (or persons exercising similar functions) of such person or entity, or (iii) the power to exercise, directly or indirectly, control over the management or policies of such person or entity.
2.32    Intentionally omitted.
2.33    Completion of Certain Improvements. Subject to the provisions of this Section 2.33, Grantor shall complete the repairs, improvements and renovations listed on Schedule 2.33 attached hereto ("Required Renovations") no later than the second (2nd) anniversary of the date of this Deed of Trust. Grantor represents, warrants, and covenants, that a portion of the Loan in the amount of $6,500,000 (“Renovation Funds”) shall be placed in a bank account subject to a deposit account control agreement among Grantor, Beneficiary and the bank on terms and conditions reasonably acceptable to Beneficiary, which agreement shall provide that the account shall be controlled by or on behalf of Grantor for the sole purpose of completing the Required Renovations until the occurrence of (x) an Event of Default or (y) the second (2nd) anniversary of the date hereof, and upon which the occurrence of (x) or (y), Beneficiary shall be entitled to all sums remaining in the account, which shall, at its sole and absolute discretion, be applied to the outstanding principal balance of the Loan or held and used to complete any outstanding Required Renovations. Grantor covenants and agrees that (a) Grantor shall use the Renovation Funds for renovation of the 250 hotel rooms located in the building commonly known as the Chase Tower (the “Required Room Renovations”) consistent in quality with (or of a quality greater than, if Grantor elects to do so in its sole discretion) either the room prototype at the Property designed by Daroff Design Inc. (“Model A”) or the room prototype at the Property designed by Design 11 Studio, LLC (“Model B”) (including the finishings, furniture, fixtures, and equipment in such prototype), currently estimated to cost $5,800,000 and for which Beneficiary has funded $6,500,000 of proceeds of the Loan, and (b) Grantor shall use the remainder (if any) of the Renovation Funds after completion of the Required Room Renovations in accordance with this Section 2.33 toward the other Required Renovations in Grantor’s discretion. However, notwithstanding anything contained in this Deed of Trust (including, without limitation, Schedule 2.33) to the contrary, in no event shall Grantor be required to spend more than $6,500,000 in the aggregate in performing the Required Renovations (inclusive of the Required Room Renovations). It is acknowledged and agreed that Grantor shall have the right to perform the Required Room Renovations consistent with or of a quality greater than Model A or Model B (or a combination thereof), as selected by Grantor in its sole discretion. Grantor shall provide Beneficiary the following with respect to the Required Renovations: (i) paid invoices, receipts or other evidence satisfactory to Beneficiary, verifying the cost and payment of Required Renovations and the performance of the Required Renovations; (ii) for any portion of the Required Renovations costing in excess of $20,000.00, the delivery to Beneficiary of affidavits, lien waivers or other evidence reasonably satisfactory to Beneficiary showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Property have been paid all amounts due for labor and materials furnished to the Property; (iii) for any portion of the Required Renovations costing in excess of $100,000.00, delivery to Beneficiary of a certification from an inspecting architect, engineer or other consultant reasonably acceptable to Beneficiary (the "Work Inspector") confirming the completion of such Required Renovations in accordance with applicable plans and Governmental Requirements and the value of the completed Required Renovation; (iv) any contract pursuant to which Grantor is contracting for the completion of the Required Renovations, or any portion thereof, Grantor shall provide such contract to Beneficiary for preapproval, in writing, prior to entering into any such contract and (v) the delivery to Beneficiary of a new (or amended) certificate of occupancy for the for the applicable space to which such Required Repairs relate, upon completion of such space or such earlier time as a new (or amended) certificate of occupancy is required by law, or a certification acceptable to Beneficiary by the Work Inspector that no new (or amended) certificate of occupancy is required. Until the date all such Required Renovations are completed, Grantor shall provide a monthly report no later than the tenth (10th) day of each month detailing the progress of the Required Renovations, which report shall include the forms attached as Exhibit J to the

Closing Certificate. With respect to the Required Room Renovations, as the Required Room Renovations are completed on each floor of the Chase Tower, Grantor shall send written notice of same to Beneficiary, and promptly thereafter Beneficiary shall cause the Required Room Renovations performed on such floor to be inspected. Within five (5) business days after performing such inspection, Beneficiary shall send written notice to Grantor either (1) stating that the Required Room Renovations on the applicable floor have been completed, or (2) stating that the Required Room Renovations on the applicable floor have not been completed and specifying in reasonable detail the work that needs to be performed in order for the Required Room Renovations on such applicable floor to be completed. Beneficiary agrees to act reasonably and consistently in making its determination as to whether or not the Required Room Renovations on a floor of the Chase Tower have been completed. At such time as the Required Room Renovations have been agreed by Beneficiary (acting reasonably) to have been completed on the last floor of the Chase Tower on which Required Room Renovations are to be performed, the Required Room Renovations shall be deemed complete for purposes of this Section 2.33 and for purposes of the guaranty executed by REIT with respect to the Required Room Renovations.
2.34    OFAC Lists. Grantor represents and warrants as of the date of this Deed of Trust and at all times while the Obligations remain outstanding that (i) no Related Entity is (and to Beneficiary’s knowledge after diligent inquiry, no other Person holding any legal or beneficial interest whatsoever in Beneficiary or Guarantor, directly or indirectly, is) included in, owned by, Controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the Persons referred to or described in any list of persons, entities, and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury ("OFAC") pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended ("Executive Order 13224"), or any similar list issued by OFAC or any other department or agency of the United States of America (collectively, the "OFAC Lists"), and (ii) none of the Related Entities are Controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the Persons referred to or described in any list of persons, entities, and governments issued by OFAC pursuant to Executive Order 13224, or any other OFAC Lists. "Related Entity" shall mean Grantor, Guarantor, or any general partner, manager or managing member of or Person having a direct or indirect interest in, Grantor or Guarantor, and any other Affiliate of Grantor or Guarantor which directly or indirectly owns any legal or beneficial interest in Grantor.Compliance With Anti-Terrorism Regulations.
(1)    Grantor hereby covenants and agrees that (i) no Related Entity will be included in, owned by, Controlled by, act for or on behalf of, provide assistance, support, sponsorship, or services of any kind to, or otherwise associate with any of the Persons referred to or described in any list of persons, entities, and governments issued by OFAC pursuant to Executive Order 13224 or any other OFAC Lists, and (ii) none of the Related Entities will be Controlled by, act for or on behalf of, provide assistance, support, sponsorship, or services of any kind to, or otherwise associate with any of the Persons referred to or described in any list of persons, entities, and governments issued by OFAC pursuant to Executive Order 13224, or any other OFAC Lists.
(2)    Grantor hereby covenants and agrees that it will comply at all times with the requirements of Executive Order 13224; the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701-06; the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56; the Iraqi Sanctions Act, Pub. L. 101-513, 104 Stat. 2047-55; the United Nations Participation Act, 22 U.S.C. Section 287c; the Antiterrorism and Effective Death Penalty Act, (enacting 8 U.S.C. Section 219, 18 U.S.C. Section 2332d, and 18 U.S.C. Section 2339b); the International Security and Development Cooperation Act, 22 U.S.C. Section 2349 aa-9; the Terrorism

Sanctions Regulations, 31 C.F.R. Part 595; the Terrorism List Governments Sanctions Regulations, 31 C.F.R. Part 596; and the Foreign Terrorist Organizations Sanctions Regulations, 31 C.F.R. Part 597 and any similar laws are regulation currently in force or hereafter enacted (collectively, the "Anti-Terrorism Regulations").
(3)    Grantor hereby covenants and agrees that if it becomes aware or receives any notice that any Related Entity is named on any of the OFAC Lists (such occurrence, an "OFAC Violation"), Grantor will immediately (i) give notice to Beneficiary of such OFAC Violation, and (ii) comply with all laws applicable to such OFAC Violation (regardless of whether the party included on any of the OFAC Lists is located within the jurisdiction of the United States of America), including, without limitation, the Anti-Terrorism Regulations, and Grantor hereby authorizes and consents to Beneficiary’s taking any and all steps Beneficiary deems necessary, in its sole discretion, to comply with all laws applicable to any such OFAC Violation, including, without limitation, the requirements of the Anti-Terrorism Regulations (including the "freezing" and/or "blocking" of assets).
2.35    Property Management. Any manager of the Property (“Property Manager”) and management agreement shall be acceptable to Beneficiary, in its sole absolute discretion. Subject to the terms of the Franchise Agreement which is approved by Beneficiary as of the date hereof, Beneficiary may require Grantor to terminate and replace Property Manager with an independent third party manager acceptable to Beneficiary on terms and conditions acceptable to Beneficiary upon the occurrence of (i) an Event of Default, or (ii) a default by Property Manager under the management agreement, beyond all notice and cure periods.
2.36    Intentionally Deleted.
2.37    Right to Contest. Notwithstanding anything to the contrary contained in this Deed of Trust or the other Loan Documents, Grantor shall not be required to (a) pay any Impositions or other charge, or (b) comply with any Governmental Requirement, Contract, Covenant and Restriction or other obligation to a third party, so long as (1) the Grantor shall (i) contest, in good faith, the existence, amount or the validity thereof, the amount of damages caused thereby or the extent of its liability therefor, by appropriate proceedings which operate during the pendency thereof to prevent (A) the sale, forfeiture or loss of, or damage to, the Property or any part thereof, and (B) any material interference with the use or occupancy of the Property or any part thereof, and (ii) shall give such security to Beneficiary as may reasonably be required by Beneficiary to ensure compliance with the foregoing provisions of this Section 2.37 and (2) there shall be no enforcement action, proceeding or lawsuit commenced with respect to the item being contested. Grantor shall give prompt written notice to Beneficiary of the commencement of any contest referred to in this Section 2.38.
ARTICLE 3

EVENTS OF DEFAULT
Beneficiary, at its option, shall have the right to declare Grantor to be in default under this Deed of Trust and the other Loan Documents upon the occurrence of any or all of the following events (each an "Event of Default"):
3.1    Payment of Note and Other Monetary Obligations. If Grantor fails to pay any of its indebtedness under the Note or perform any of its other obligations under the Loan Documents requiring the payment of money to Beneficiary or any third Person when due;
3.2    Performance of Non-Monetary Obligations Under Other Loan Documents. If (a) Grantor fails to perform any of its non-monetary obligations to Beneficiary or any third Person under any of the Loan Documents when due; and (b) Grantor fails to diligently complete a cure of its breach of such non-monetary obligation as soon as reasonably practicable after written notice by Beneficiary to Grantor setting forth such non-monetary breach, but in any event within thirty (30) days after such notice is given; provided, however, that the thirty (30) day cure period contained in this Section 3.2 shall not be deemed to apply if Grantor commits more than two (2) non-monetary breaches of the same covenant or obligation within any twelve (12) calendar month period. For purposes of this Section 3.2, the term "non-monetary obligation" means any non-monetary obligation of Grantor under any of the terms of the Loan Documents, the breach of which is reasonably susceptible to being cured by Grantor. Without limiting the generality of the immediately preceding sentence, a non-monetary obligation shall not include any of Grantor’s obligations to make payments of principal, interest, or other amounts under the terms of the Note or any of the other Loan Documents. Without limiting any of the terms of this Section 3.2, the cure provision contained in this Section 3.2 (the "Cure Provision") shall not apply with respect to any breach of Sections 2.16, 2.31, 2.32, 2.34 or 2.35 of this Deed of Trust. Notwithstanding anything to the contrary contained in this Section 3.2 or Section 3.1 above, if Grantor breaches any of the terms of the Loan Documents, and if Beneficiary, in its good faith business judgment, determines that such breach impairs Beneficiary’s security for the Loan, Beneficiary, immediately upon the occurrence of any such breach, shall have the right to take such actions and exercise such remedies under the Loan Documents as Beneficiary may in good faith determine to be necessary or appropriate to avoid such impairment. The preceding sentence is specifically intended, among other things, to grant Beneficiary the right to immediately obtain fire and extended coverage and other forms of insurance with respect to the Property if Grantor fails to obtain or maintain any such insurance in effect in accordance with the terms of the Loan Documents, notwithstanding the existence of the Cure Provision or any other cure period in favor of Grantor;
3.3    Intentionally Deleted.
3.4    Misrepresentation. If any request, statement, information, certification, or representation, whether written or oral, submitted or made by Grantor to Beneficiary in connection with the Loan or any other extension of credit by Beneficiary to Grantor is false or misleading in any material respect;
3.5    Insolvency of Grantor. If (a) a petition is filed by or against Grantor under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law; (b) a receiver, liquidator, trustee, custodian, sequestrator, or other similar official is appointed to take possession of Grantor or the Property, or Grantor consents to such appointment; (c) Grantor makes an assignment for the benefit of creditors or fails generally to pay its debts as they become due; or (d) Grantor takes any action in furtherance of any of the foregoing; or (e) Grantor takes any action in furtherance, provided, however, that Grantor shall have forty-five (45) days within which to cause any involuntary bankruptcy proceeding to be dismissed or the involuntary appointment of any receiver, liquidator, trustee, custodian, or sequestrator to be discharged. The cure provision contained in this Section shall be in lieu of, and not in addition to, any and all other cure provisions contained in the Loan Documents;
3.6    Insolvency of Other Persons. If any of the events specified in parts (a) through (e) of Section 3.5 above occurs with respect to (a) any General Partner of Grantor, if Grantor is a partnership; (b) any of the Guarantors; or (c) any Manager of Grantor, if Grantor is a limited liability company;
3.7    Performance of Obligations to Senior Lien Holders. If Grantor fails to pay any of its indebtedness or to perform any of its obligations under any agreement between Grantor and any other Person who holds a Lien senior to this Deed of Trust when due, provided Beneficiary determines in good faith that such failure has an actual or potential material adverse effect on the Property or Grantor's ability to perform any or all of the Obligations. Nothing contained in this Section constitutes or shall be construed as

Beneficiary’s consent to any Lien being placed on the Property which is senior to the lien of this Deed of Trust;
3.8    Attachment. If all or any material part of the assets of Grantor, any of the Guarantors, or any General Partner or Manager of Grantor are attached, seized, subjected to a writ or levied upon by any court process and Grantor fails to cause such attachment, seizure, writ or levy to be fully released or removed within sixty (60) days after the occurrence of such event. The cure provision contained in this Section shall be in lieu of, and not in addition to, any and all other cure periods contained in the Loan Documents;
3.9    Injunctions. If a court order is entered against Grantor, any of the Guarantors, or any General Partner or Manager of Grantor enjoining the conduct of all or part of such Person's business and Grantor fails to cause such injunction to be fully stayed, dissolved or removed within sixty (60) days after such order is entered. The cure provision contained in this Section shall be in lieu of, and not in addition to, any and all other cure periods contained in the Loan Documents;
3.10    Dissolution. If Grantor, any of the Guarantors, or any General Partner or Manager of Grantor is a corporation, partnership, limited liability company or trust, the dissolution, liquidation, or termination of existence of such Person;
3.11    Transfers of Partnership Interests. If Grantor is a partnership (a) the admission, withdrawal, death, retirement, or removal of any General Partner of Grantor, unless occurring as a result of a Permitted Transfer; or (b) a Transfer made not in accordance with this Deed of Trust;
3.12    Transfers of Corporate Ownership. If Grantor is a corporation, a Transfer made not in accordance with this Deed of Trust;
3.13    Transfer of Manager’s Interests. If Grantor is a limited liability company, (a) the appointment, withdrawal, death, retirement or removal of any Manager of Grantor, unless occurring as a result of a Permitted Transfer; or (b) a Transfer made not in accordance with this Deed of Trust;
3.14    Death; Incompetency. If Grantor, any of the Guarantors, or any General Partner or Manager of Grantor is an individual, the death or incompetency of such Person, except where applicable law limits or prohibits Beneficiary's declaration of a default based on such occurrences; provided, however, that Beneficiary shall not declare an Event of Default to exist based solely on the death or mental incompetence of any individual Guarantor, General Partner, or Manager if, within ninety (90) days after the occurrence of such event, (a) in the case of the death or mental incompetence of a Guarantor, Grantor causes a substitute guarantor to execute and deliver to Beneficiary a continuing guaranty in the form previously executed by the affected Guarantor, and Beneficiary in good faith determines that such substitute guarantor’s financial condition is comparable to that of the affected Guarantor and that such substitute Guarantor is otherwise reasonably acceptable to Beneficiary; and (b) in the case of the death or mental incompetence of a General Partner or Manager, Grantor causes a substitute general partner or manager, as applicable, to be admitted to Grantor or appointed, and Beneficiary in good faith determines that the financial condition, credit history, character, experience, ability and expertise of such substitute general partner or manager are comparable to the affected General Partner or Manager and that such substitute general partner or manager is otherwise reasonably acceptable to Beneficiary;
3.15    Impairment of Priority. If (i) the priority of this Deed of Trust or Beneficiary's security interest under any of the other agreements securing any or all of the Obligations is impaired for any reason; or (ii) the value of the Property has deteriorated, declined or depreciated as a result of any intentional tortuous act or omission by Grantor;

3.16    Condemnation. If any Condemnation Proceeding or action is pending or commenced by any Governmental Authority with respect to all or any material part of the Property, and such action or proceeding results in the Governmental Authority acquiring title to or possession of all or any material part of the Property;
3.17    Condominium. A default or breach by Grantor under any of the provisions of the Condominium Documents.
3.18    Failure to Repair Casualty. If there is an uninsured casualty with respect to the Property, and Grantor (a) fails to commence repairs and reconstruction of the Property within sixty (60) days after such damage; or (b) thereafter fails to diligently prosecute such repairs and reconstruction to completion;
3.19    Transfers of Property. If any Transfer (other than a Permitted Transfer) occurs not in strict accordance with the provisions of Section 2.16 of this Deed of Trust;
3.20    Default by Guarantors. If any Guarantor fails to pay any of its indebtedness or perform any of its obligations under any of the Guaranties when due or the revocation, limitation or termination or attempted revocation, limitation or termination of any of the obligations of any Guarantor under any of the Guaranties, except in accordance with the express written terms of the Guaranties; or
3.21    Misrepresentation by Guarantors. If any request, statement, information, certification, or representation, whether written or oral, submitted or made by any Guarantor to Beneficiary in connection with the Loan or any other extension of credit by Beneficiary to Grantor or such Guarantor is false or misleading in any material respect.
ARTICLE 4

REMEDIES
Upon the occurrence and during the continuance of an Event of Default under this Deed of Trust pursuant to Article 3 above or upon Beneficiary’s election to declare a default under the other Loan Documents, Grantor shall be deemed to be in default under this Deed of Trust and the other Loan Documents, whichever the case may be, and Beneficiary shall have the following rights and remedies:
4.1    Acceleration. Beneficiary shall have the right to declare any or all of the Obligations to be immediately due and payable, including the entire principal amount and all accrued but unpaid interest under the Note and all Future Advances, and notwithstanding the stated maturity of the Note or any Future Advances, such Obligations shall thereupon be immediately due and payable.
4.2    Entry by Beneficiary. Whether or not Beneficiary elects to accelerate any or all of the Obligations under Section 4.1 above, Beneficiary personally, or by its agents or attorneys, may enter into and upon all or any part of the Property, and each and every part thereof, and may exclude Grantor, its agents and servants wholly therefrom and, having and holding the same, may use, occupy and control the Property, either personally or by its superintendents, Manager, agents, servants, attorneys or receivers; and upon every such entry Beneficiary, at the expense of the Property or Grantor, from time to time, either by purchase, repairs or construction, may maintain and restore the Property, and may complete the construction or development of any improvements and in the course of such completion may make such changes in the contemplated improvements as it may deem desirable and may insure the same; and likewise, from time to time, at the expense of the Property or Grantor, Beneficiary may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as may seem advisable to Beneficiary; and in every such case Beneficiary shall have the right to manage and operate the Property and exercise all rights and powers of Grantor with respect thereto either in the name of Grantor or otherwise as it shall deem best, and Grantor shall indemnify, defend, and hold Beneficiary harmless of and from any claims, expenses, demands and/or liability arising therefrom; and Beneficiary shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and income of the Property and every part thereof; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges on the Property, or any part thereof, as well as just and reasonable compensation for the services of Beneficiary and for all attorneys, counsel, agents, clerks, servants and other employees or representatives by it properly engaged and employed, Beneficiary shall apply the monies arising as aforesaid, first, to the payment of the Obligations, when and as the same shall become payable and, second, to the payment of any other sums required to be paid by Grantor under this Deed of Trust or the other Loan Documents. If Beneficiary elects to take possession of the Property or to take any or all of the other actions described in this Section by court process, Grantor irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose pursuant to Section 4.6 below.
4.3    Judicial Action. Beneficiary shall have the right to commence an action or proceeding to foreclose this Deed of Trust and to enforce any or all of the terms of the Loan Documents, including without limitation, specific performance under this Deed of Trust.
4.4    Foreclosure by Power of Sale.
(a)    Declaration and Notice of Default. After the occurrence of an Event of Default and at the request of Beneficiary, Trustee shall proceed to sell the Property, either in mass, in parcels or in any other part or parts thereof, in Beneficiary’s sole determination, and in such order as Beneficiary may determine in Beneficiary’s sole determination, at public venue, to the highest bidder for cash or other property at a front door (to be designated by Trustee) of the circuit court house for the county in which the Property is located, or such other place as is customary, or at such other place designated by Trustee as may be permitted by law; first giving lawful notice of the time, terms and place of sale, and a description of the Property to be sold, as provided by the law of the State of Missouri then in effect. Trustee may postpone the sale of all or any portion of the Property by public announcement at such time and place of sale (or by any other means permitted by law) and from time to time thereafter may postpone such sale by public announcement at the time and place fixed by the preceding public announcement (or by any other means permitted by law). Beneficiary may foreclose or otherwise realize upon, and Trustee may sell, one parcel or any other part or parts of the Property, on one or more occasions, without releasing this Deed of Trust, or precluding the further foreclosure or other realization hereunder of any other parcels or other parts of the Property not so foreclosed or realized upon. Beneficiary or any assignee hereof shall have the right to bid at and become purchaser at any foreclosure sale, applying against the purchase price all or a part of any Obligations then due and owing.
(b)    Postponements; Multiple Parcels. To the extent permitted by law, Trustee may, and upon request of Beneficiary shall, from time to time, postpone any sale hereunder by public announcement at the time and place noticed for such sale or may, in its discretion, give a new notice of sale. If the Property consists of several lots, parcels or items of property, Beneficiary shall have the exclusive right (i) to designate the order in which such lots, parcels or items shall be offered for sale or sold; and (ii) to elect to sell such lots, parcels or items through a single sale, through two or more successive sales, or in any other manner Beneficiary determines to be in its best interest. To the extent permitted by law, any Person, including Grantor, Trustee and Beneficiary, may purchase at any sale under this Deed of Trust, and Beneficiary shall have the right to purchase at any such sale by crediting upon the bid price the amount of all or any part of the Obligations. If Beneficiary determines to sell the Property in more than one sale, Beneficiary may, at its option, cause such sales of the Property to be conducted simultaneously or successively, on the same day or on such different days or times and in such order as Beneficiary may determine, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Property that has not been sold until all Obligations have been paid in full.
(c)    Costs of Sale; Deed to Purchaser. Grantor shall pay all costs, fees, and expenses of all sales of the Property under this Deed of Trust, including the costs, fees, and expenses (including attorneys' fees) of Trustee and Beneficiary, together with interest thereon at the interest rate applicable to principal under the Note or, with respect to Trustee, the maximum rate permitted by law to be charged by Trustee. Upon any sale under the power of sale contained in this Deed of Trust, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied. The recitals in any such deed or deeds of any matter or facts, including the existence of any default by Grantor, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or sales, shall be conclusive proof of the truth of such facts and matters, and any such deed or deeds shall be conclusive against all Persons as to such facts and matters recited therein. A sale of less than all of the Property or any defective or irregular sale under this Deed of Trust shall not exhaust, impair or otherwise affect the power of sale contained in this Deed of Trust, and subsequent sales of the Property may be made under this Deed of Trust until all Obligations have been satisfied or until the entire Property has been sold without defect or irregularity.
4.5    Application of Sale Proceeds. Except as otherwise required by law, Trustee shall apply the proceeds of the sale or sales conducted by Trustee in the following order of priority: (a) first, to payment of all expenses of such sale or sales and all costs, expenses, fees, and liabilities of Trustee and this trust, including attorneys' fees, costs of a trustee's sale guaranty, if required, costs of other evidence of title, and Trustee's fees in connection with such sale or sales; (b) second, to all amounts advanced by Trustee or Beneficiary under any of the terms of this Deed of Trust which have not then been repaid, together with interest thereon at the rate applicable to principal under the Note or, with respect to Trustee, the maximum rate permitted by law to be charged by Trustee; (c) third, to the payment of all other Obligations in such order and amounts as Beneficiary determines; and (d) the remainder, if any, to the Person or Persons legally entitled thereto.
4.6    Appointment of a Receiver.
(a)    Upon the occurrence and during the continuance of any Event of Default, Beneficiary shall be entitled to apply at any time to the appointment of a receiver of the Property or any part thereof and of all rents, incomes, profits, issues and revenues thereof, from whatever source derived by a court having jurisdiction thereof; and thereupon it is hereby expressly covenanted and agreed that the court shall forthwith appoint such receiver with the usual powers and duties of receivers in like cases; and said appointment shall be made by the court as a matter of strict right to Beneficiary, and without reference to the adequacy or inadequacy of the value of the Property, or to the solvency or insolvency of Grantor or any party liable for the Obligations and without proof of waste or fraud by Grantor. Grantor hereby specifically waives the right to object to the appointment of a receiver as aforesaid and hereby expressly consents that such appointment shall be made as a matter of absolute right to Beneficiary. Grantor further agrees that subject to the approval of the appointing court, Beneficiary shall have the right to designate the person or entity to be appointed as receiver. In order to operate and maintain and preserve the Property and to prevent waste and impairment of its security, Beneficiary may, at its option, advance monies to the appointed receiver and all such sums advanced shall become Obligations and shall bear interest from the date of such advance at the Default Rate specified in the Loan Documents.

(b)     The receiver or its agents shall be entitled to enter upon and take possession of any and all of the Property, together with any and all businesses conducted thereon and all business assets used therewith or thereon, or any part or parts thereof, and to operate and conduct the business or businesses, or complete construction of improvements, to the same extent and in the same manner as Grantor might lawfully do (including entering into, amending or terminating leases or other agreements in connection with the operation, maintenance and improvement of the Property). The receiver, personally or through its agents or attorneys, may exclude Grantor and its subsidiaries, agents, servants and employees wholly from the Property, and have, hold, use, operate, manage and control the same and each and every part thereof, and in the name of Grantor, its subsidiaries, or agents, exercise all of their rights and powers and use all of the then existing items of security and collateral, materials, current supplies, stores and assets and, at the expense of Grantor, maintain, restore, complete construction of, insure and keep insured, the properties, equipment, and apparatus provided or required for use in connection with such business or businesses, and make all such necessary and proper repairs, renewals and replacements and all such useful alterations, additions, betterments and improvements as the receiver may deem judicious. The receiver shall from time to time apply any net revenues in its possession to the payment of the Obligations.
(c)    Such receivership shall, at the option of Beneficiary, continue until full payment of the Note and all other sums hereby secured, or until title to the Property shall have been conveyed as a result of foreclosure sale under this Deed of Trust.
4.7    Protection of Beneficiary's Security. Beneficiary or Trustee, without obligation to do so and without notice to or demand on Grantor, and without releasing Grantor from any of its Obligations or waiving Beneficiary's rights under the Loan Documents, shall have the right to perform any Obligation which Grantor has breached in such manner, at such time, and to such extent as Beneficiary or Trustee determines to be necessary or appropriate to preserve, protect, maintain and defend the Property and Beneficiary's lien thereon.
4.8    Assembly of Property. Upon Beneficiary's request, Grantor shall assemble and make available to Beneficiary at the location of the Real Property all Property which has been removed from or which is not located on the Real Property.
4.9    Discontinuation of Disbursements Under Loan and Advances under Other Extensions of Credit. Beneficiary shall have the (a) right to discontinue or withhold any or all disbursements of the proceeds of the Loan and any Future Advances; and (b) to discontinue advancing money or extending credit to or for the benefit of Grantor in connection with any other document between Beneficiary and Grantor.
4.10    Rescission of Notice of Default. Prior to the conduct of any sale under the power of sale contained in this Deed of Trust, Beneficiary, at its option, shall have the right to rescind any notice of default and election to sell the Property by delivering to Trustee a written notice of rescission executed by Beneficiary which, when recorded, shall cancel the foreclosure proceedings which have been commenced by the recordation of such notice of default and election to sell. Beneficiary's rescission of any notice of default and election to sell pursuant to this Section or under applicable law shall not constitute or be construed as a waiver of any Event of Default or impair, prejudice or otherwise affect (a) Beneficiary's right to record a new notice of default and election to sell the Property based on the same or any other Event of Default; or (b) Beneficiary's rights and remedies in connection with the Obligations.
4.11    Easements. Without limiting the effect of any right or remedy exercised by Beneficiary under the Loan Documents, any Easements granted by Grantor or other agreement made by Grantor in violation of any of the terms of this Deed of Trust shall, at the option of any purchaser at any judicial or nonjudicial foreclosure sale under this Deed of Trust, be voidable, and any such purchaser shall have the right to take possession of the Property free from the terms of such Easement or agreement.
4.12    Exercise of Rights Under Other Loan Documents. Beneficiary shall have the right to exercise any or all rights and remedies which Beneficiary may have under any or all of the other Loan Documents, applicable law and principles of equity.
4.13    Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Grantor, any endorser, co-maker, surety, or guarantor of the Obligations secured hereby, or any of their respective properties, Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claim allowed in such proceedings for the entire unpaid obligations at the date of the institution of such proceedings, and for any additional amounts which may become due and payable after such date.
4.14    Automatic Stay. Grantor hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does agree that in the event Grantor or (if applicable) any partner of Grantor shall (a) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under title 11 of the U.S. Code, as amended; (b) be the subject of any order for relief issued under such Title 11 of the U.S. Code, as amended; (c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors; (d) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator; or (e) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, then and in any of such events Beneficiary shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies otherwise available to Beneficiary as provided in the Note, this Deed of Trust, and all associated Loan Documents, and as otherwise provided by law. Grantor hereby agrees not to object to Beneficiary immediately seeking relief from the automatic stay, to allow Beneficiary to proceed immediately to obtain a final judgment of foreclosure of this Deed of Trust, to complete a foreclosure sale and/or to proceed against and realize upon the collateral for the indebtedness secured hereby and to otherwise allow Beneficiary to take all such actions as Beneficiary may elect in its sole discretion in pursuance of the other rights and remedies available in the event of a default by Grantor under this Deed of Trust and all associated Loan Documents. Grantor hereby waives any protection afforded under 11 U.S.C., Section 362(a).
4.15    Cure. Upon the occurrence of an Event of Default, it shall be in Beneficiary’s sole and absolute discretion whether it shall accept any cure or attempted cure from Grantor with respect to such Event of Default, and it shall also be in Beneficiary’s sole and absolute discretion whether such cure offered or attempted by Grantor is sufficient and satisfactory. Grantor acknowledges that such determinations by Beneficiary with respect to the foregoing shall be effective at such time as Grantor receives such determination in writing from Beneficiary. Only upon Beneficiary’s written agreement to accept a cure of any Event of Default, along with the satisfaction of any conditions or requirements which Beneficiary may impose in connection with such cure, shall such Event of Default be deemed to be cured and only at such time shall it be deemed for all purpose under the Loan Documents that such Event of Default is no longer continuing.

ARTICLE 5

WARRANTIES AND REPRESENTATIONS
5.1    Warranties and Representations. As a material inducement to the Beneficiary's extension of credit to Grantor in connection with the Loan, Grantor warrants and represents to the Beneficiary as follows, as of the effective date hereof:
(a)    Valid Execution and Delivery. All of the Loan Documents requiring execution by Grantor have been duly and validly executed and delivered by Grantor.
(b)    No Violation of Law. The execution, delivery and performance by the Grantor of the Loan Documents will not violate or breach any Governmental Requirements of any Governmental Authorities or any judgment, writ, injunction, decree or order of any court relating to Grantor or the Property.
(c)    Compliance with Applicable Laws and Regulations. The Property, including, but not limited to, its use and operation, complies with, and shall remain in compliance with, all Governmental Requirements now or hereafter relating to the ownership, construction, use or operation of the Property, including, but not limited to, all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning, subdivision, flood, health, environmental and land use. The Buildings comply with, and shall remain in compliance with, applicable health, fire and building codes. To the knowledge of Grantor, there is no evidence of any illegal activities relating to controlled substances on the Property. To the knowledge of Grantor, all Governmental Permits, including, but not limited to, certifications, permits, licenses and approvals, and all franchises, patents, copyrights, trademarks and trade names, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property as currently in use, are in the possession of either Grantor or the manager of the property and are in full force and effect. All of the Improvements comply with all requirements of any applicable zoning and subdivision laws and ordinances.
(d)    Consents Obtained. All consents, approvals, authorizations, orders or filings with any court or Governmental Authorities, if any, required for the execution, delivery and performance of the Loan Documents by Grantor have been obtained or made.
(e)    Governmental Restrictions. To the best of Grantor’s knowledge, there are no conditions or restrictions affecting the use or development of the Property and no agreements or contracts with any Governmental Authorities, including local, regional, state, or federal governmental authorities, affecting the use or development of the Property which have not been disclosed in writing by Grantor to Beneficiary or otherwise made available to Beneficiary.
(f)    No Litigation. There are no pending or threatened judicial, governmental, administrative, mediation or arbitration actions, suits or proceedings, arbitrations or governmental investigations against the Property, Grantor, any general partner, member or shareholder of Grantor, or any guarantor, of any of Grantor’s obligations under the Loan Documents, an adverse outcome of which would materially impair either the use, value and operation of the Property or Grantor’s ability to perform its covenants and obligations under the Note, the Deed of Trust, and the other Loan Documents.

(g)    Title. Grantor has good and indefeasible fee simple title to the Property, subject to no liens, charges or encumbrances other than the Permitted Encumbrances. The Permitted Encumbrances do not and will not materially and adversely affect (1) the ability of the Grantor to pay in full the principal and interest on the Note in a timely manner or (2) the use of the Property for the use currently being made thereof, the operation of the Property as currently being operated or the value of the Property.
(h)    Permitted Encumbrances. The Permitted Encumbrances do not and will not materially interfere with the security of this Deed of Trust or materially and adversely affect (1) the ability of Grantor to generate income from the Property sufficient to pay in full the principal and interest on the Note and otherwise service the Loan evidenced by the Note in a timely manner or (2) the use of the Property for the use currently being made thereof, the operation of the Property as currently being operated or the value of the Property.
(i)    Contingent Liabilities. Grantor has no known material contingent liabilities.
(j)    No Other Obligations. Grantor has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Grantor is a party or by which Grantor or the Property is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Property and other than obligations under this Deed of Trust and the other Loan Documents, except to the extent provided in Schedule 7 of the Closing Certificate.
(k)    No Loan. Grantor has not borrowed or received any other debt financing that has not been heretofore repaid in full, except to the extent provided in Schedule 7 of the Closing Certificate.
(l)    Fraudulent Conveyance. Grantor (1) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (2) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Grantor’s assets exceed and will, immediately following the execution and delivery of the Loan Documents, exceed Grantor’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Grantor’s assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Grantor’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Grantor’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Grantor does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Grantor).
(m)    Access/Utilities. The Property has adequate rights of access to public ways and is served by adequate gas, electric, cable, telephone, water, storm, sewer, sanitary sewer and storm drain facilities. Except as may be disclosed on the survey of the Property obtained by Beneficiary, all public utilities (including, but not limited to, the foregoing) necessary to the continued use, enjoyment, occupancy, operation and disposition of the Property as presently used and enjoyed are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property. All streets, roads, highways, bridges and waterways necessary for access to and full use, occupancy, operation and disposition of the Real Property and the Improvements have been completed, have been publicly dedicated and accepted by the appropriate municipal authority and are open and provide public ingress and egress to the Real Property and the Improvements, or are the subject of irrevocable, perpetual access easements without condition or cost to Grantor.
(n)    Zoning. All improvements on the Property comply with applicable zoning laws and set-back ordinances.
(o)    Special Assessments. Except as disclosed in the title insurance policy, there are no pending or, to the knowledge of Grantor, proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to the knowledge of Grantor, are there any contemplated improvements to the Property that may result in such special or other assessments.
(p)    Flood Zone. The Property is not located in a flood hazard area as defined by the Federal Insurance Administration.
(q)    Seismic Exposure. The Property is not located in Zone 3 or Zone 4 of the "Seismic Zone Map of the U.S."
(r)     Misstatements of Fact. No statement of fact made in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Grantor which has not been disclosed which adversely affects, nor as far as Grantor can foresee, might adversely affect the business, operations or condition (financial or otherwise) of the representing party.
(s)    Title Insurance. The Property is covered by a mortgagee title insurance policy insuring that the mortgage is a valid first lien on the Property subject only to the matters set forth in such policy.
(t)    Environmental Compliance. To the knowledge of Grantor, the Property is in compliance with all applicable federal, state, and local environmental laws, and no notice of violation of such laws has been issued by any governmental agency or authority; no action has been taken that would cause the Property to not be in compliance with all federal, state, and local environmental laws pertaining to environmental hazards; and no hazardous material is present at the Property in violation of environmental laws.
(u)    Compliance with Laws. To the knowledge of Grantor, the Property and the Grantor's operations at the Property comply in all material respects with all Government Requirements.
(v)    Permits. The Grantor, lessee and/or operator of the Property is in possession of all Government Permits required for use of the Property which are valid and in full force and effect.
(w)    Security Deposits. All security deposits collected in connection with the Property are being held (1) in accordance with all applicable laws.
(x)    Condition of Property. The Property is (1) free and clear of any damage that would materially and adversely affect the use or value of the Property as security for the Loan, (2) in good repair and condition so as not to materially and adversely affect the use or value of the Property as security for the Loan and (3) to the knowledge of Grantor, all building systems contained therein are in good working order so as not to materially and adversely affect the use or value of the Property as security for the Loan.

(y)    No Insolvency or Judgment. Neither Grantor, Manager nor any Guarantor is currently (a) the subject of or a party to any completed or pending bankruptcy, reorganization or insolvency proceeding; or (b) the subject of any judgment unsatisfied of record or docketed in any court of the state in which the Property is located or in any other court located in the United States. The Loan will not render Grantor, Manager or any Guarantor insolvent. As used in this Deed of Trust, the term "insolvent" means that the sum total of all of an entity’s liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all such entity’s non-exempt assets, i.e., all of the assets of the entity that are available to satisfy claims of creditors.
(z)    No Condemnation. No part of any property subject to the Deed of Trust has been taken in condemnation or any like proceeding, which part would constitute a material portion of the Property or would otherwise impair the use, value or operation of the Property, the Deed of Trust or the Loan or the usefulness of such property for the purposes contemplated by the loan application relating to the Loan (the "Loan Application"), nor is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of the Property.
(aa)    Repair Orders. To the best of Grantor's knowledge, no orders or directives have been issued by any Governmental Authorities requiring that any work of repair, maintenance or improvement be performed with respect to the Property.
(bb)    No Labor or Materialmen Claims. All parties furnishing labor and materials have been paid in full and, except for such liens or claims insured against by the policy of title insurance to be issued in connection with the Loan, there are no mechanics, laborers or materialmen’s liens or claims outstanding for work, labor or materials affecting the Property, whether prior to, equal with or subordinate to the lien of this Deed of Trust.
(cc)    Leases.
(1)    Grantor has delivered to Beneficiary the Rent Roll of all Leases of commercial and/or retail space affecting the Property as of the date hereof, which accurately and completely sets forth in all material respects for each such Lease, the following: the name of the Tenant, the Lease expiration date, extension and renewal provisions, the base rent payable, the security deposit held thereunder, and any other material provisions of such Lease.
(2)    Each Lease constitutes the legal, valid and binding obligation of Grantor and, to the best of Grantor’s knowledge and belief, is enforceable against the Tenant thereof. To Grantor’s knowledge, no default exists, or with the passing of time or the giving of notice or both would exist, under any Lease shown on the rent roll, which would, in the aggregate, have a material adverse effect on Grantor or the Property.
(3)    No Tenant under any Lease shown on the Rent Roll has, as of the date hereof, paid rent more than thirty (30) days in advance, and the rents under such Leases have not been waived, released, or otherwise discharged or compromised.
(4)    All work to be performed by Grantor under the Lease shown on the Rent Roll has been substantially performed, all contributions to be made by Grantor to the Tenants thereunder have been made and all other conditions precedent to each such Tenant’s obligations thereunder have been satisfied.

(5)    Each Tenant shown on the Rent Roll under a Lease has entered into occupancy of the demised premises.
(6)    Grantor has delivered to Beneficiary true, correct and complete copies of all Leases described in the Rent Roll.
(7)    To the best of Grantor’s knowledge and belief, each Tenant shown on the Rent Roll is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors.
(8)    No Lease shown on the Rent Roll provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Deed of Trust.
(9)    No person or entity has any possessory interest in the retail space in the Property or right to occupy the same except under and pursuant to the provisions of the Leases.
(10)    As of the date hereof, (i) Grantor is the owner and holder of the landlord’s interest under each Lease shown on the Rent Roll; (ii) there are no prior assignments of any Lease or any portion of the Rents and Profits, which assignments are presently outstanding; (iii) the Leases shown on the Rent Roll are on the standard form of lease submitted to Beneficiary prior to the execution of this Deed of Trust and have not been modified or amended, except as disclosed to Beneficiary in writing; (iv) each Lease shown on the Rent Roll is in full force and effect; (v) to the knowledge of Grantor, neither Grantor nor any tenant under any Lease is in default under any of the terms, covenants or provisions of any Lease, and Grantor knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under any Lease shown on the Rent Roll; (vi) to the knowledge of Grantor, there are no offsets or defenses to the payment of any portion of the Rents and Profits and (vii) all Rents and Profits due and payable under each Lease shown on the Rent Roll, have been paid in full and no said Rents and Profits have been paid more than one (1) month in advance of the due date thereof.
(dd)    Condominium.
(1)    The Land is subject to the Declaration which establishes units 1, 2, 3, 3A, 4, 5, 6 ,7, 8, 9, 10, 11, 12, 13, 14, 15, and 16 pursuant to the Declaration.
(2)    The Condominium is comprised of a total of seventeen (17) units and the common elements.
(3)    The Act, REA (as defined in the Declaration), Declaration, the Bylaws and the Rules and Regulations (as adopted by the Board of Directors of the Association and delivered to Beneficiary in connection with the closing of the Loan) are the only documents governing the Condominium and no amendments or modifications to either document have been made.
(4)    Grantor owns Units 1, 2, 3, 3A, 4, 5, 6, 7, 9, and 16 of the Condominium and no other unit of the Condominium.
(5)    As of the date hereof, Grantor has paid all monthly assessments, special assessments, capital assessments, fees and other charges due and payable under the Condominium Documents.

(6)    Grantor has complied with all material provisions of the Condominium Documents and no uncured defaults or events of default by Grantor exist thereunder.
(7)    To the knowledge of Grantor, there are no defaults by the Association or any other unit owner of the Condominium that exists under the Condominium Documents.
(ee)    Intentionally Deleted.
(ff)    Financial Statements. All statements respecting the financial condition of Grantor, any General Partner or Manager of Grantor, and any Guarantors which have been furnished to the Beneficiary (i) are accurate and complete in all material respects as of the dates appearing thereon; (ii) present fairly the financial condition and results of operations of the Person to whom the financial statement applies as of the dates and for the periods shown on such statements; and (iii) disclose all suits, actions, proceedings and contingent liabilities affecting the Person to whom the financial statement applies. Since the last date covered by such financial statements, there has been no material adverse change in the financial condition of the Persons to whom such statements apply.
(gg)    Commissions. Grantor has not dealt with any Person who is or may be entitled to any finder's fee, brokerage commission, loan commission or other similar sum in connection with the consummation of the transactions contemplated by the Loan Documents, except for such commissions as have been specifically disclosed to and approved in writing by Beneficiary prior to the date of recordation of this Deed of Trust.
(hh)    Boundary Lines. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property except those which are insured against by title insurance.
5.2    Continuing Warranties and Representations. As a material inducement to the Beneficiary's extension of credit to Grantor in connection with the Loan, Grantor warrants and represents to the Beneficiary as follows, which shall be true and correct as of the effective date hereof, and shall remain true and correct at all times during the term of the Loan:
(a)    Organization and Existence. Grantor is duly organized and validly existing in good standing under the laws of the State of Delaware and in all other jurisdictions in which Grantor is transacting business. Grantor has all licenses and authorizations necessary to carry on its business. Grantor has the power and authority to execute, deliver and perform the obligations imposed on it under the Loan Documents and to consummate the transactions contemplated by the Loan Documents.
(b)    Authorization. Grantor has taken all necessary action for the authorization of the borrowing on account of the Loan and for the execution, delivery and performance of the Loan Documents, including, without limitation, that the partners, members, officers or shareholders of Grantor whose approval is required by the terms of Grantor’s organizational documents have duly approved the transactions contemplated by the Loan Documents and have authorized execution and delivery thereof by the respective signatories. No other consent by any local, state or federal agency is required in connection with the execution and delivery of the Loan Documents. Grantor has all necessary power and authority to carry on its business as now being conducted.

(c)    Enforceability. All of the Loan Documents constitute valid, legal and binding obligations of Grantor and are fully enforceable against Grantor in accordance with their terms by Beneficiary and its successors, transferees and assigns, subject only to bankruptcy laws and general principles of equity.
(d)    No Defenses. The Note, this Deed of Trust and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, nor would the operation of any of the terms of the Note, this Deed of Trust or any of the other Loan Documents, or the exercise of any right thereunder, render this Deed of Trust unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.
(e)    No Conflict. The execution, delivery and performance of the Loan Documents by Grantor will not cause or constitute, including upon due notice or lapse of time or both, a default under or conflict with the organizational documents of Grantor, and any other agreement, mortgage, commitment, restriction, or other document of Grantor, any guarantor of any of Grantor’s obligations under the Loan Documents or any shareholder, general partner or managing member of Grantor or any such guarantor.
(f)    First Lien. Upon the execution by Grantor and the recording of this Deed of Trust, and upon the execution and filing of UCC-1 financing statements or amendments thereto, Beneficiary will have a valid and enforceable first lien on the Property and a valid and enforceable security interest in all personal property secured hereby, subject to no liens, charges or encumbrances other than the Permitted Encumbrances.
(g)    ERISA. Grantor (1) has no knowledge of any material liability which has been incurred or is expected to be incurred by Grantor that is or remains unsatisfied for any taxes or penalties with respect to any "employee benefit plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code or any other benefit plan or multi-employer plan, and each such plan has been administered in compliance with its terms and the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any other federal or state law and (2) has made and shall continue to make all required contributions to all employee benefit plans, if any. Each such employee benefit plan has been and will be administered in compliance with its terms and the applicable provisions of ERISA, the Internal Revenue Code and any other applicable federal or state law; and no action shall be taken or fail to be taken that would result in the disqualification or loss of tax-exempt status of any such plan intended to be qualified and/or tax exempt.
(h)    Investment Company Act. Grantor is not (1) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (2) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
(i)    Transfers. Grantor has not sold, transferred, leased or encumbered the Property or entered into any agreement for the sale, transfer, lease or encumbrance of the Property, except as described and permitted in the Loan Documents.
(j)    No Affiliation With Tenants. Neither (i) Grantor; (ii) any General Partner or Manager of Grantor, if Grantor is a partnership or limited liability company, (iii) any shareholder in Grantor, if Grantor is a corporation; or (iv) any Guarantors have any direct or indirect financial or other interest in any Tenant, except for such interests as have been specifically disclosed to and approved in writing by Beneficiary prior to the date of recordation of this Deed of Trust.

ARTICLE 6

MISCELLANEOUS
6.1    Beneficiary Statement; Certain Charges. With respect to (a) any statement, accounting, or similar information requested by Grantor or any other Person pursuant to any provision of applicable law; or (b) any other document furnished to Grantor or any other Person by Beneficiary at Grantor's request, Beneficiary shall have the right to charge its customary charge for providing such statement, accounting, or other information. Grantor shall pay Beneficiary its customary charge for any other service rendered by Beneficiary in connection with the Loan or the Property, including the issuance of a request for full or partial reconveyance of this Deed of Trust, transmitting Loan proceeds to an escrow holder and changing Beneficiary's records relating to the Obligations.
6.2    Reconveyance. Upon payment in full of all Obligations secured by this Deed of Trust, Beneficiary shall, at the expense of Grantor, cause this Deed of Trust and all other liens and security interest encumbering the Property to be released of record.
6.3    Substitution of Trustee. Beneficiary, at its option, shall have the right from time to time to appoint a successor trustee to any trustee appointed under this Deed of Trust by Beneficiary's execution and acknowledgment of a written instrument which is recorded in the office of the recorder of each county in which the Property is located. The recordation of such an instrument in accordance with this Section shall constitute conclusive proof of the proper substitution of a successor trustee under this Deed of Trust. Upon recordation of such an instrument, the successor trustee shall succeed to all the title, power and duties granted to the Trustee under this Deed of Trust and by applicable law without conveyance of the Property. Such instrument shall contain the name of the original Beneficiary, Trustee and Grantor named in this Deed of Trust, the book and page or other recording information for this Deed of Trust, the name and address of the successor trustee, and the legal description of the Property. If a notice of default has been recorded prior to the recordation of a substitution of trustee, the power of substitution shall not be exercised by Beneficiary until the costs, fees and expenses of the acting trustee have been paid in full and the acting trustee has endorsed acknowledgment of receipt of such amounts on the instrument substituting the successor trustee. Without limiting the terms of this Section, Beneficiary shall have the right from time to time to substitute a successor to any trustee appointed under this Deed of Trust in accordance with any statutory or other procedure allowed by law for such substitution.
6.4    Execution of Instruments by Beneficiary and Trustee. Without notice to or affecting the liability of Grantor or any other Person for the payment or performance of the Obligations, without affecting the lien or priority of this Deed of Trust or Beneficiary's rights and remedies under the Loan Documents, and without liability to Grantor or any other Person, Beneficiary and Trustee (if Trustee is so requested in writing by Beneficiary) shall have the right, at any time and from time to time, to do any one or more of the following: (a) reconvey any part of the Property; (b) consent in writing to the making of any map or plat relating to the Property; (c) join in or consent to the granting of any Easement affecting the Property; and (d) execute any extension agreement relating to any or all of the Obligations, any document subordinating the lien of this Deed of Trust to any other Lien or document, or any other document relating to the Property, Obligations, or Loan Documents.
6.5    Trust Irrevocable; Acceptance by Trustee. The trust created by this Deed of Trust is irrevocable by Grantor. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is recorded in the county in which the Property is located as provided by law. Trustee is not obligated to notify any party of a pending sale under any other deed of trust or of any action or proceeding in which Grantor, Beneficiary or the Trustee shall be a party unless brought by the Trustee.
6.6    Late Charges. If any payment under the Note or any note evidencing a Future Advance is not paid when due, Grantor shall pay any late charge provided for in the Loan Documents.
6.7    Requests by Grantor for Approvals by Beneficiary. All requests by Grantor for Beneficiary's consent to or approval of any transaction or matter requiring Beneficiary's consent or approval under the Loan Documents (a) shall be made by Grantor in writing; (b) shall specifically describe the transaction or matter with respect to which Beneficiary's consent or approval is requested; (c) shall be accompanied by such information and documentation as Beneficiary may require in connection with such request; and (d) shall be delivered to Beneficiary not less than fifteen (15) days before Grantor proposes to take the action or effect the transaction with respect to which Beneficiary's consent or approval is requested, unless a different period of time is expressly provided for in the Loan Documents.
6.8    Approvals by Beneficiary. Whenever (a) the terms of the Loan Documents grant Beneficiary the right to consent to or approve any transaction or matter; (b) Beneficiary is authorized or empowered under the Loan Documents to make a determination with respect to any transaction or matter; or (c) the Loan Documents provide that any document or other item must be approved by or acceptable to Beneficiary, then except as otherwise expressly provided in the Loan Documents, (i) Beneficiary shall have the right to grant or withhold such approval or consent and make such determination in its sole and absolute discretion; and (ii) the form and substance of such document or other item must be satisfactory to Beneficiary in its sole and absolute discretion. Whenever the terms of the Loan Documents require Beneficiary's consent to or approval of any transaction, matter, or document, such consent or approval shall not be deemed to be effective unless it is set forth in a written instrument executed by Beneficiary.
6.9    Transfers by Grantor; No Release of Grantor. The following provisions shall apply if Grantor sells, conveys, transfers or alienates the Property or any interest in the Property with or without Beneficiary's consent:
(a)    No Release of Grantor. No such action by Grantor nor any assumption of any or all of the Obligations by any transferee of the Property ("Transferee") shall be deemed to release Grantor or any other Person, including any Guarantor, from any liability under the terms of the Loan Documents, and Grantor and such Persons shall remain liable to Beneficiary for the payment and performance of all of their respective obligations under the Loan Documents.
(b)    Actions Without Grantor's Consent. Grantor agrees that, unless otherwise required by applicable law, Beneficiary may do any one or all of the following without notice to or the consent of Grantor and without affecting Beneficiary's rights or remedies against Grantor: (i) accelerate, accept partial payment of, compromise, settle, renew, extend the time for payment or performance of, or refuse to enforce any of Grantor's Obligations to Beneficiary under or in connection with this Deed of Trust or any of the other Loan Documents; (ii) grant any indulgence or forbearance to the Transferee or any other Person under or in connection with any or all of the Loan Documents; (iii) release, waive, substitute or add any or all collateral securing payment of any or all of the Obligations; (iv) release, substitute or add any one or more endorsers or guarantors of any or all of the Obligations; (v) amend, supplement, alter or change in any respect whatsoever any term or provision of the Loan Documents or any other agreement relating to the Obligations; and (vi) exercise any right or remedy with respect to the Obligations or any collateral securing the Obligations, notwithstanding any effect on or impairment of Grantor's subrogation, reimbursement or other rights against the Transferee, whether by operation of law or otherwise.

(c)    Waivers. To the extent permitted by law, Grantor waives all rights which it may have (i) to require Beneficiary to exhaust its rights and remedies against the Transferee, any other Person, or any collateral securing any or all of the Obligations before pursuing its rights and remedies against Grantor; (ii) to require Beneficiary to exercise any right or power or to pursue any remedy which Beneficiary may have under the Loan Documents or applicable law before pursuing its rights and remedies against Grantor; and (iii) to assert any defense to Beneficiary's enforcement of its rights and remedies against Grantor based on an election of remedies by Beneficiary or the manner in which Beneficiary exercises any remedy which destroys, diminishes or interferes with any or all of Grantor's subrogation, reimbursement or other rights against the Transferee, whether by operation of law or otherwise.
6.10    Taxes Imposed on Beneficiary. If, after the date of this Deed of Trust, any Governmental Requirements are enacted for the purpose of taxing any lien on the Property or changing in any way the laws for the taxation of deeds of trust or debts secured by deeds of trust, so as to impose on Beneficiary payment of all or part of any Taxes assessed against the Property, then prior to the due date of such Taxes, Grantor shall pay all such Taxes and agree to pay such Taxes when levied or assessed against the Property or Beneficiary; provided, however, that if such payment or agreement by Grantor shall not be permitted by law, Beneficiary, at its option, shall have the right, upon ninety (90) days’ prior written notice, to declare the Obligations to be immediately due and payable, in which event Grantor may pay the Obligations without payment of any prepayment premium or penalty or any other exit fee. Nothing contained in this Section shall be deemed to require Grantor to pay any franchise, estate, inheritance, income or similar tax imposed on Beneficiary.
6.11    Recourse Against Separate Property. Each Grantor who is a married person agrees that Beneficiary shall have the right to recourse against his or her community property and separate property for any or all Obligations to the fullest extent permitted by law.
6.12    Defense of Actions and Protection of Security by Beneficiary. Whether or not an Event of Default has occurred, Beneficiary and Trustee shall each have the right, but not the obligation, to appear in and defend any action or proceeding, whether commenced by or against Grantor, any of the Guarantors, or any other Person, which affects or which Beneficiary or Trustee determines may affect any or all of the following: (a) the Property; (b) the Insurance Claims, Condemnation Claims, or Property Claims; (c) Beneficiary's, Trustee's, or Grantor's respective rights and obligations under the Loan Documents; (d) the Obligations; or (e) any other transaction or matter which affects Beneficiary by reason of its interest in the Property. Beneficiary and Trustee shall each have the right, but not the obligation, to commence and prosecute any action or proceeding which Beneficiary or Trustee determines to be necessary or appropriate to do any or all of the following: (i) prevent any damage, destruction, or injury to the Property; (ii) enforce or recover upon the Insurance Claims, Condemnation Claims, or Property Claims or collect the Insurance Proceeds, Condemnation Proceeds, or Property Proceeds pursuant to this Deed of Trust; (iii) preserve, protect, maintain, and defend the Property and Beneficiary's lien thereon; or (iv) enforce or exercise any right, remedy or power available to or conferred on Beneficiary or Trustee under the Loan Documents or applicable law. Beneficiary and Trustee shall each have the right to discontinue, suspend or dismiss any such action or proceeding which has been commenced by Beneficiary or Trustee at any time.
6.13    Expenses. Beneficiary and Trustee, and each of them, shall have the right to incur and pay all costs, fees, expenses, and liabilities that Beneficiary and Trustee, respectively, determine to be necessary or appropriate in connection with any or all of the following matters (all such costs, fees, expenses and liabilities, excluding ordinary overhead expenses of Beneficiary's and Trustee's respective regular business premises and salary expenses for Beneficiary's and Trustee's respective clerical and supervisory personnel, are referred to collectively as the "Reimbursable Costs"): (a) costs and expenses incurred in the management, servicing, or administration of the Loan and any Future Advances which relate to Beneficiary’s review of those documents, transactions or other matters requiring Beneficiary’s approval under the terms of the Loan Documents; (b) the exercise of any or all of Beneficiary's and Trustee's respective rights and remedies under the Loan Documents, including (i) all premiums and other costs and expenses paid or incurred by Beneficiary in connection with Beneficiary's obtaining any Insurance Policies; and (ii) all costs and expenses, including attorneys' fees and costs, incurred in connection with Beneficiary's review, preparation, analysis, or negotiation, as applicable, of any of the further documents or other matters that are contemplated by the Loan Documents or that Beneficiary has the right to require, review or approve pursuant to the Loan Documents, including Leases, estoppel certificates from any Tenant under any Lease or from any other Person, and non-disturbance, subordination or attornment agreements by any Tenant under any Lease or by any other Person; (c) the enforcement of any or all of the Obligations or any other obligation of any Person liable to Beneficiary in connection with the Loan or any Future Advance, whether or not any legal action or proceeding is commenced by Beneficiary; (d) the preservation, protection, maintenance, or defense of the Property or Beneficiary's lien thereon; (e) the sale or disposition of the Property or any other collateral securing any or all of the Obligations; (f) the defense of any action or proceeding commenced by Grantor, any of the Guarantors, or any other Person under Section 6.12 above; or (g) the commencement and prosecution of any action or proceeding by Beneficiary or Trustee with respect to any or all of the matters described in this Section or in Section 6.12 above, including an action for relief from any stay, injunction, or similar order or enactment arising under any federal or state bankruptcy, insolvency or similar law. Without limiting the terms of this Section, Beneficiary shall have the right to do any or all of the following in connection with any of the matters described in this Section, and all costs, fees, expenses, and liabilities incurred or paid in connection therewith shall constitute Reimbursable Costs: (1) select, retain, and consult with attorneys, accountants, appraisers, contractors, brokers, architects, engineers and such other experts, consultants, advisors and third Persons as Beneficiary determines to be necessary or appropriate; (2) settle, purchase, compromise or pay any or all claims, demands, and Liens; and (3) obtain any trustee's sale guaranty or other title insurance coverage relating to the Property which Beneficiary determines to be necessary or appropriate. Beneficiary agrees that if Beneficiary obtains an appraisal of the Property and Grantor pays for same, Beneficiary shall deliver a complete copy of such appraisal to Grantor promptly after receipt of such appraisal.
6.14    Payment of Advances by Grantor. All Reimbursable Costs and all other costs, fees, expenses and liabilities incurred or paid by Beneficiary under any other provision of the Loan Documents or under applicable law in connection with the Obligations or the Property (a) shall be payable by Grantor to Beneficiary on Beneficiary's demand; (b) shall constitute additional indebtedness of Grantor to Beneficiary; (c) shall be secured by this Deed of Trust; and (d) shall bear interest at the maximum rate permitted to be charged under applicable law and shall bear interest from the date of expenditure at the rate of interest applicable to principal under the Note. All Reimbursable Costs and all other costs, fees, expenses and liabilities incurred or paid by Trustee under this Deed of Trust or under applicable law in connection with this Deed of Trust shall be payable by Grantor to Trustee on Trustee's demand and shall bear interest at the maximum rate permitted to be charged by Trustee under applicable law. Nothing contained in this Deed of Trust shall be deemed to obligate Beneficiary or Trustee (i) to incur any costs, fees, expenses, or liabilities; (ii) to make any appearances in or defend any action or proceeding; or (iii) to commence or prosecute any action or proceeding relating to any matter.
6.15    No Third Party Beneficiaries. The Loan Documents are entered into for the sole protection and benefit of Beneficiary, Grantor and Trustee and their respective permitted successors and assigns. No other Person shall have any rights or causes of action under the Loan Documents.
6.16    Notices. All notices and demands by Beneficiary to Grantor under this Deed of Trust shall be in writing and shall be effective on the earlier of personal delivery to Grantor or two (2) days after deposit in first-class or certified United States mail, postage prepaid, addressed to Grantor at the address set forth in this Deed of Trust, except that service of any notice of default or notice of sale provided or required by law shall, if mailed, be deemed effective on the date of mailing. All notices and demands by Grantor to Beneficiary under this Deed of Trust shall be in writing and shall be effective on actual receipt by Beneficiary at Beneficiary's address set forth in this Deed of Trust; provided, however, that nonreceipt of any such notice or demand by Beneficiary as a result of Beneficiary's refusal to accept delivery or Beneficiary's failure to notify Grantor of Beneficiary's change of address shall be deemed receipt by Beneficiary. Grantor's and Beneficiary's respective addresses set forth in this Deed of Trust may be changed by written notice given to the other party in accordance with this Section. If Grantor consists of more than one Person, service of any notice or demand on any one of such Persons by Beneficiary shall be effective service on Grantor for all purposes.
6.17    Cost of Performance of Covenants. Grantor shall perform and comply with all of its obligations under this Deed of Trust at Grantor's sole cost and expense.
6.18    Severability. If any provision of the Loan Documents shall be held by any court of competent jurisdiction to be unlawful, voidable, void, or unenforceable for any reason, such provision shall be deemed to be severable from and shall in no way affect the validity or enforceability of the remaining provisions of the Loan Documents.
6.19    Interpretation. Whenever the context of the Loan Documents reasonably requires, all words used in the singular shall be deemed to have been used in the plural, and the neuter gender shall be deemed to include the masculine and feminine gender, and vice versa. For purposes of this Deed of Trust, all references to the Property or Improvements shall be deemed to refer to all or any part of the Property or Improvements, respectively. The headings to sections of this Deed of Trust are for convenient reference only, and they do not in any way define or limit any of the terms of this Deed of Trust and shall not be used in interpreting this Deed of Trust. For purposes of this Deed of Trust, the term "including" shall be deemed to mean "including without limitation," and the term "document" shall include all written contracts, commitments, restrictions, agreements, mortgages, and instruments.
6.20    Time of the Essence. Time is of the essence in the performance of each provision of the Loan Documents by Grantor.
6.21    Amendments. The Loan Documents (excluding the Guaranties) may be modified only by written agreement signed by Beneficiary and Grantor.
6.22    Entire Agreement. The Loan Documents contain the entire agreement concerning the subject matter of the Loan Documents and supersede all prior and contemporaneous negotiations, agreements, statements, understandings, terms, conditions, representations and warranties, whether oral or written, between Beneficiary and Grantor concerning the Loan and any Future Advances which are the subject matter of the Loan Documents.
6.23    No Waiver by Beneficiary. No waiver by Beneficiary of any of its rights or remedies in connection with the Obligations or of any of the terms or conditions of the Loan Documents shall be effective unless such waiver is in writing and signed by Beneficiary. Without limiting the generality of this Section, (a) no delay or omission by Beneficiary in exercising any of its rights or remedies in connection with the Obligations shall constitute or be construed as a waiver of such rights or remedies; (b) no waiver by Beneficiary of any default by Grantor under the Loan Documents or consent by Beneficiary to any act or omission by Grantor shall constitute or be construed as a waiver of or consent to any other or subsequent default, act or omission by Grantor; (c) no disbursement of the proceeds of the Loan or any Future Advance by Beneficiary following any Event of Default shall constitute or be construed as a waiver of such Event of Default or obligate Beneficiary to make any other disbursement under the Loan Documents; (d) no acceptance by Beneficiary of any late payment or late or defective performance of any of the Obligations by Grantor shall constitute a waiver by Beneficiary of the right to require prompt payment and performance strictly in accordance with the Loan Documents with respect to any other payment or performance of any of the Obligations; (e) no acceptance by Beneficiary of any payment or performance following any notice of default which has been given or recorded by Beneficiary shall constitute a waiver of Beneficiary's right to proceed with the exercise of its remedies with respect to any Obligations which have not been paid or performed in full; (f) no acceptance by Beneficiary of any partial payment or performance shall constitute a waiver by Beneficiary of any of its rights or remedies relating to any Obligations which have not been paid or performed in full; and (g) no application of Rents and Profits, Insurance Proceeds, Condemnation Proceeds or Property Proceeds to any of the Obligations shall constitute or be construed as a waiver by Beneficiary or cure of any Event of Default or impair, prejudice, invalidate or otherwise affect any action by Beneficiary or Trustee in response to such default.
6.24    Waivers by Grantor. To the fullest extent allowed by applicable law, Grantor waives presentment, demand for payment, protest, notice of demand, dishonor, protest and non-payment, and all other notices and demands in connection with the delivery, acceptance, performance, default under, and enforcement of the Loan Documents. Grantor waives the right to assert any statute of limitations as a defense to the enforcement of any or all of the Loan Documents to the fullest extent permitted by law.
6.25    Waiver of Marshalling. Grantor and all Persons holding a Lien affecting the Property who have actual or constructive notice of this Deed of Trust waive (a) all rights to require marshalling of assets or liens in the event of Beneficiary's exercise of any of its rights and remedies under this Deed or Trust, including any judicial or nonjudicial foreclosure sale of the Property; (b) all rights to require Beneficiary to exhaust its rights and remedies against any other collateral securing any or all of the Obligations before pursuing its rights and remedies under this Deed of Trust; and (c) all rights to require Beneficiary to exercise any other right or power or to pursue any other remedy which Beneficiary may have under any document or applicable law before pursuing its rights and remedies under this Deed of Trust.
6.26    Waiver of Subrogation. Grantor waives all rights to recover against Beneficiary for any loss or damage incurred by Grantor from any cause which is insured under any of the Insurance Policies, except that the foregoing waiver of subrogation shall not be effective with respect to any Insurance Policy if the coverage under such policy would be materially reduced or impaired as a result of such waiver. Grantor shall use its best efforts to obtain Insurance Policies which permit the waiver of subrogation contained in this Section.
6.27    Waiver of Redemption and Other Rights. To the extent permitted by applicable law, Grantor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, or any exemption from execution or sale of the Property or any part thereof; nor will Grantor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor will Grantor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof; and Grantor hereby expressly waives all benefit or advantage of any such law or laws, and Grantor covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Beneficiary, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Without limiting the generality of the foregoing, Grantor expressly waives all rights of redemption under any applicable Governmental Requirements (and amendments thereof). Grantor, for itself and all who claim under it, waives, to the extent that it lawfully may, all right to have the Property, or any other assets which secure the Obligations, marshaled upon any foreclosure hereof.
6.28    Cumulative Remedies. No right or remedy of Beneficiary or Trustee under this Deed of Trust or the other Loan Documents shall be exclusive of any other right or remedy under the Loan Documents or to which Beneficiary or Trustee may be entitled. Beneficiary's rights and remedies under the Loan Documents are cumulative and in addition to all other rights and remedies which Beneficiary may have under any other document with Grantor and under applicable law. Beneficiary shall have the right to exercise any one or more of its rights and remedies in connection with the Obligations at Beneficiary's option and in its sole and absolute discretion, without notice to Grantor or any other Person (except as otherwise expressly required by law or under the Loan Documents), and in such order as Beneficiary may determine in its sole and absolute discretion. If Beneficiary holds any collateral in addition to the Property for any of the Obligations, Beneficiary, at its option, shall have the right to pursue its rights or remedies with respect to such other collateral either before, contemporaneously with, or after Beneficiary's exercise of its rights or remedies with respect to the Property. Upon the occurrence and during the continuance of an Event of Default, Beneficiary, at its option, shall have the right to offset against any debt or monies due from Beneficiary to Grantor against all or part of the Obligations.
6.29    Subrogation to Lien Rights. If any or all of the proceeds of the Note or any Future Advance are directly or indirectly used to pay any outstanding Lien against the Property, or if Beneficiary pays or discharges any Lien pursuant to any of the terms of the Loan Documents or under applicable law, Beneficiary shall be subrogated to all rights and liens held by the holder of such Lien, regardless of whether such Lien is reconveyed.
6.30    Joint and Several Liability. Each Person signing this Deed of Trust as Grantor shall be jointly and severally liable to Beneficiary for the performance of Grantor's obligations under the Loan Documents. If Grantor consists of more than one Person, the occurrence of any Event of Default with respect to any one or more of such Persons shall constitute an Event of Default and entitle Beneficiary to exercise its rights and remedies under Article 4 of this Deed of Trust.
6.31    Further Documentation and Actions.
(1)    Grantor shall, on the request of Beneficiary and at the expense of Grantor: (1) promptly correct any defect, error or omission which may be discovered in the contents of this Deed of Trust or in the contents of any of the other Loan Documents; (2) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Deed of Trust and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; (3) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically, without limitation, any financing statement) deemed advisable by Beneficiary to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (4) provide a new appraisal of the Property, not more than one time in any five (5) year period during the term of the Loan, for the benefit of Beneficiary from a licensed appraiser acceptable to Beneficiary, in its sole and absolute discretion (a copy of which appraisal shall be delivered to Grantor promptly after receipt of same by Beneficiary).

(2)    Grantor acknowledges that Beneficiary and its successors and assigns may effectuate a Secondary Market Transaction (defined below). Grantor shall cooperate in good faith with Beneficiary (but without being obligated to incur a material cost or expense for which Beneficiary shall have the right but not the obligation to reimburse) in effecting any such Secondary Market Transaction and in implementing all requirements imposed by any rating agency involved in any Secondary Market Transaction including, without limitation, all structural or other changes to the Loan, providing audited financial statements on a continuing basis, modifications to any documents evidencing or securing the Loan; provided, however, that (except as may be required under Section 6.31(1)), Grantor shall not be required to modify any documents evidencing or securing the Loan which would modify (A) the interest rate payable under the Note, (B) the stated maturity of the Note, (C) the amortization of principal of the Note, or (D) any other material economic term of the Loan. Grantor shall provide such information, and documents relating to Grantor, any guarantor or indemnitor, the Property and any tenants of the Improvements as Beneficiary may reasonably request in connection with such Secondary Market Transaction. Grantor shall make available to Beneficiary all information concerning its business and operations that Beneficiary may reasonably request. Beneficiary shall be permitted to share all such information with the investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Grantor to Beneficiary may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Beneficiary and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Grantor and Grantor indemnifies and holds Beneficiary harmless hereunder as to any and all losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Beneficiary may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development. For purposes hereof, a "Secondary Market Transaction" shall be (a) any sale of the Deed of Trust, Note and other Loan Documents to one or more investors as a whole loan; (b) a participation of the Loan to one or more investors, (c) any deposit of the Deed of Trust, Note and other Loan Documents with a trust or other entity which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or other entity, or (d) any other sale or transfer of the Loan or any interest therein to one or more investors.
6.32    Applicable Law; Jurisdiction; Venue. The creation, perfection and enforcement of the lien and security interest of this Deed of Trust shall be governed by the law of the State in which the property is located. Subject to the foregoing, in all other respects, this Deed of Trust shall be governed by the substantive laws of the State of Ohio without regard to principles of conflicts of laws. Grantor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district in the State of Ohio; provided that nothing contained in this Deed of Trust will prevent the Beneficiary from bringing any action, enforcing any award or judgment or exercising any rights against the Grantor individually, against any security or against any property of the Grantor within any other county, state or other foreign or domestic jurisdiction. Grantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Deed of Trust. Grantor agrees that service of process on Grantor may be effected by certified or registered mail, return receipt requested, directed to Grantor at its address shown in this Deed of Trust.
6.33    Successors. Subject to the restrictions contained in the Loan Documents, the terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Grantor and the successors and assigns of Grantor, including all successors in interest of Grantor in and to all or any part of the Property, and shall inure to the benefit of Beneficiary, its directors, officers, shareholders, employees and agents and their respective successors and assigns and shall constitute covenants running with the land. All references in this Deed of Trust to Grantor or Beneficiary shall be deemed to include all such parties’ successors and assigns, and the term "Beneficiary" as used herein shall also mean and refer to any lawful holder or owner, including pledgees and participants, of any of the Loan.
6.34    Power of Attorney. Grantor irrevocably appoints Beneficiary, with full power of substitution, as Grantor's attorney-in-fact, coupled with an interest, with full power, in Beneficiary's own name or in the name of Grantor (a) to take any or all of the actions specified in Article 4 above with respect to the Property; and (b) to sign and record notices of completion, notices of cessation of labor, and any other similar notice or document which Beneficiary determines to be necessary or appropriate to protect its interests in connection with the Obligations. Beneficiary shall have the right to exercise the power of attorney granted in this Section directly or to delegate all or part of such power to one or more agents of Beneficiary. Nothing contained in this Deed of Trust shall be construed to obligate Beneficiary to act on behalf of Grantor as attorney-in-fact.
6.35    No Merger. There shall be no merger of any estate in the Property which Grantor acquires after the date of this Deed of Trust with all or any portion of the estate in the Property which Grantor holds as of the date of this Deed of Trust, unless Beneficiary shall expressly agree otherwise in writing.
6.36    Secondary Market. Beneficiary may sell, transfer and deliver all or portions of, or interests in, the Loan Documents and/or the Loan to one or more investors in the secondary mortgage market. At any time and from time to time on or after the date hereof, Beneficiary may retain or assign from time to time some or all of the responsibility for servicing the Loan or may delegate some or all of such responsibility and/or obligations to a servicer (as same may be changed from time to time, the "Servicer"), including, but not limited to, any subservicer or master servicer, on behalf of the investors or the holder or holders of the Note. All references to Beneficiary herein shall refer to and include, without limitation, any such Servicer, to the extent applicable.
6.37    Maximum Interest. The provisions of this Deed of Trust and of all agreements between Grantor and Beneficiary, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid ("Interest"), to Beneficiary for the use, forbearance or retention of the money loaned under the Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Grantor and Beneficiary shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Beneficiary shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or, at the option of Beneficiary, be paid over to Grantor, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Beneficiary shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This Section will control all agreements between Grantor and Beneficiary.

6.1    Indemnification. INDEMNIFICATION. GRANTOR HEREBY INDEMNIFIES AND HOLDS BENEFICIARY HARMLESS FROM AND AGAINST ALL LOSS, COST AND EXPENSES WITH RESPECT TO ANY EVENT OF DEFAULT, ANY LIENS (I.E., JUDGMENTS, MECHANICS’ AND MATERIALMEN’S LIENS, OR OTHERWISE), CHARGES AND ENCUMBRANCES FILED AGAINST THE PROPERTY, AND FROM ANY CLAIMS AND DEMANDS FOR DAMAGES OR INJURY, INCLUDING CLAIMS FOR PROPERTY DAMAGE, PERSONAL INJURY OR WRONGFUL DEATH, ARISING OUT OF OR IN CONNECTION WITH ANY ACCIDENT OR FIRE OR OTHER CASUALTY ON THE PROPERTY OR ANY NUISANCE MADE OR SUFFERED THEREON, INCLUDING, WITHOUT LIMITATION, IN ANY CASE, ATTORNEYS’ FEES, COSTS AND EXPENSES AS AFORESAID, WHETHER AT PRETRIAL, TRIAL OR APPELLATE LEVEL, AND SUCH INDEMNITY SHALL SURVIVE PAYMENT IN FULL OF THE LOAN.
IT IS THE INTENTION OF GRANTOR, AND GRANTOR AGREES THAT ALL INDEMNITIES ARISING UNDER THIS DEED OF TRUST SHALL APPLY WITH RESPECT TO THE MATTERS ADDRESSED HEREIN THAT MAY BE IN WHOLE OR IN PART CAUSED BY OR MAY ARISE OUT OF THE SOLE, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OR STRICT LIABILITY OF ANY INDEMNITEE.
6.2    Request for Notices. Grantor hereby requests that a copy of any notice of default and notice of sale as may be required by law be mailed to Grantor at its address stated above.
6.3    Exculpation. Notwithstanding anything to the contrary set forth in this Deed of Trust, the liability of Grantor under this Deed of Trust and the other Loan Documents shall be limited as set forth in Section 2.05 of the Note.
6.4    Oral Agreements. This notice is provided pursuant to Section 432.047, R.S.Mo. As used herein, "creditor" means Beneficiary and "this writing" means this Deed of Trust and all other Loan Documents:
ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER) AND US (CREDITOR/LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
6.5    Lease of Property. Trustee hereby lets the Property to Grantor until a sale therefor is held under the provisions of Article 4 hereof, or until an Event of Default shall occur, upon the following terms and conditions, to wit: Grantor and all individuals or entities claiming or possessing any of the Property by, through or under Grantor shall pay rent therefor during said term at the rate of one cent per month, payable monthly upon demand, and shall surrender immediate peaceable possession of the Property (and any and every part thereof) sold under the provisions of this Deed of Trust to the purchaser thereof under such sale, without notice or demand therefor, and shall and will at once, without notice, surrender up possession of the Property and every part thereof in the event Beneficiary shall take charge and enter as hereinbefore provided.

ARTICLE 7

UNIFORM COMMERCIAL CODE SECURITY AGREEMENT
7.1    Uniform Commercial Code Security Agreement. Article 7 of this Deed of Trust constitutes a security agreement pursuant to the Uniform Commercial Code of the State in which the Property is located (the "Code"). All terms that are used in this Article 7 but which are not specifically defined in this Deed of Trust shall have the meanings given to such terms in the Code. To secure payment and performance of the Obligations, Grantor grants Beneficiary a security interest in all now owned and hereafter acquired assets and personal property of Grantor now or hereafter located on the Property or now or hereafter obtained for, used connection with, or otherwise relating to the design, planning, construction, development, use, operation, maintenance, or marketing of the Property (collectively, the "Personal Property Collateral"), including, without limitation, all right, title and interest of Grantor, in and to the following: (a) all fixtures, machinery, machines, motor vehicles, tools, parts, equipment, pumps, engines, motors, boilers, incinerators, building materials, inventory, supplies, goods, systems for the supply or distribution of heat, air conditioning, electricity, gas, water, air or light, elevators and related machinery and equipment, fire prevention and extinguishing equipment, security and access control equipment, plumbing, showers, bath tubs, water heaters, toilets, sinks, stoves, ranges, refrigerators, dishwashers, disposals, laundry equipment, wall, window and floor coverings, partitions, doors, windows, hardware, waste and rubbish removal equipment, recreational equipment, signs, furniture, furnishings, appliances, telephone equipment, computer systems, office equipment and supplies, plants, carpets, rugs, sculptures, art work, mirrors, tables, lamps, beds, television sets, light fixtures, chandeliers, desks, cabinets, bookcases, chairs, sofas, benches, and janitorial and maintenance equipment and supplies, and all substitutions, accessories, accessions, replacements, improvements, and additions to any or all of the foregoing; (b) all deposits, advance payments, security deposits, and rental payments made by or on behalf of Grantor to others in connection with the Property and relating to any or all of the following: (i) management or operational services; (ii) marketing services; (iii) architectural, engineering, or design services; (iv) utility services; (v) cleaning, maintenance, security, or repair services; (vi) rubbish or refuse removal services; (vii) sewer services; (viii) rental of furnishings, fixtures or equipment; (ix) parking; or (x) any service similar to any or all of the foregoing; (c) all reports, appraisals, drawings, plans, blueprints, studies, specifications, certificates of occupancy, building permits, grading permits, and surveys relating to all or part of the Property, and all amendments, modifications, supplements, general conditions and addenda thereto and all Operational Licenses, Franchise Agreements and Liquor Licenses; (d) all trade names, trademarks, trade styles, service marks, domain names, intellectual property, digital services, websites, social media platforms, remote (“cloud”) document storage, computer software and computer software products, logos, letterheads, advertising symbols, goodwill, telephone numbers, advertising rights, negatives, prints, brochures, flyers, pamphlets and other media items used or intended to be used in connection with the Property; (e) all warranties and guaranties, whether written or oral, from any third Person which directly or indirectly relate to all or part of the Property or personal property described in parts (a) through (d) of this Section 7.1; (f) all legal and equitable claims, causes of action, and rights against architects, engineers, designers, contractors, subcontractors, suppliers, materialmen and any other Persons supplying labor, services, materials or equipment, directly or indirectly, in connection with the design, planning, construction, development, use, operation, maintenance, or marketing of all or part of the Property; (g) all Condemnation Claims, Condemnation Proceeds, Property Claims (including commercial tort claims), Property Proceeds, Insurance Claims, and Insurance Proceeds (regardless of whether or not Beneficiary required Grantor to obtain or maintain in effect the Insurance Policy or Insurance Policies under which the Insurance Claims arise or the Insurance Proceeds are payable); (h) all real property tax refund claims, general intangibles (including payment intangibles), letters of credit, letter-of-credit rights, supporting obligations, accounts, deposit accounts, documents, instruments, chattel paper (including electronic chattel paper and tangible chattel paper), health-care-insurance receivables, and accounts receivable relating to the design, planning, construction, development, use, operation, maintenance or marketing of all or part of the Property or any business now or hereafter conducted on the Property, including any right to payment for goods sold or leased or to be sold or leased or for services rendered or to be rendered, however evidenced, including purchase orders, negotiable documents, notes, drafts, acceptances, claims, instruments, insurance policies, and all other forms of obligations and receivables; (i) all Contracts, (j) (i) the Reserves, (ii) the accounts into which the Reserves have been deposited, (iii) all insurance of said accounts, (iv) all accounts, agreements, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing; and (k) all products and proceeds of any or all of the foregoing assets and personal property, including all money, deposit accounts, accounts, chattel paper, documents, notes, drafts, instruments, insurance proceeds, and all other tangible and intangible property resulting from the sale, lease, or other disposition of any or all of the foregoing personal property. Grantor hereby covenants and agrees that it shall not grant or provide any notice, approval, or draw request with respect to any of the Contracts without obtaining Beneficiary’s prior written approval.
7.2    Filing. Grantor agrees that Beneficiary may file this Deed of Trust, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items of Personal Property Collateral specified in Section 7.1 above which is or may be part of the Property. Any reproduction of this Deed of Trust or of any other security agreement or financing statement shall be sufficient as a financing statement. Grantor (a) irrevocably authorizes Beneficiary to file a financing statement with respect to any or all of the Personal Property Collateral and in particular an “All Assets” collateral description, and such other financing statements, addenda thereto, and financing statement amendments, termination statements, continuation statements, and assignments in such filing offices or with such other Governmental Authorities as Beneficiary may deem to be necessary or appropriate in order to perfect the security interest granted to Beneficiary under this Article 7 or to otherwise effectuate the terms of this Article 7; (b) agrees to execute and deliver to Beneficiary, upon Beneficiary's request, any or all of such documents in such form as Beneficiary may require to perfect the security interest granted to Beneficiary under this Article 7 or to otherwise effectuate the terms of this Article 7. Grantor shall pay all costs of filing of such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all costs and expenses of any record searches for financing statements that Beneficiary may reasonably require.
7.3    Additional Covenants of Grantor. Grantor, at its sole cost and expense, (a) shall give Beneficiary at least thirty (30) days prior written notice of (i) if Grantor is an individual, any change in Grantor’s principal residence; (ii) if Grantor is a registered organization as to which the state or other Governmental Authority under which Grantor is organized maintains a public record showing Grantor to have been organized (a "Registered Organization"), any change in the state or Governmental Authority under which Grantor is organized; (iii) if Grantor is an organization which is not a Registered Organization, any change in Grantor’s place of business or chief executive office; and (iv) the acquisition or use of a trade name or style by Grantor; (b) shall promptly notify Beneficiary in writing of any claim, lien, security interest, right, encumbrance or any other occurrence which may be adverse to Beneficiary's security interest in the Personal Property Collateral; (c) shall defend the Personal Property Collateral from all claims, liens, security interests, rights, encumbrances and other matters which are adverse to Beneficiary's security interest in the Personal Property Collateral; (d) shall promptly pay all costs and expenses relating to the purchase, ownership, or use of the Personal Property Collateral, including all liens, taxes, assessments and charges of Governmental Authorities levied, assessed or imposed on all or part of the Personal Property Collateral; (e) shall not sell, transfer, pledge, hypothecate, lease or otherwise dispose of or abandon all or part of the Personal Property Collateral without Beneficiary's prior written consent, except in connection with a

Permitted Transfer or for the sale of inventory in the ordinary course of Grantor's business, the disposition of any Personal Property Collateral which is obsolete or which has a de minimus value, and the disposition of any Personal Property Collateral which is promptly replaced with new Personal Property Collateral of substantially comparable value and utility; (f) shall not remove any material part of the Personal Property Collateral which consists of tangible personal property from its location on the Property without Beneficiary's prior written consent, except for the sale of inventory in the ordinary course of Grantor's business, the disposition of any Personal Property Collateral which is obsolete or which has a de minimus value, and the disposition of any Personal Property Collateral which is promptly replaced with new Personal Property Collateral of substantially comparable value and utility; (g) shall, upon Beneficiary's request, give notice, in form and substance acceptable to Beneficiary, to any or all account debtors or Persons obligated on an instrument designated by Beneficiary of Grantor's grant of a security interest in any Personal Property Collateral which consists of accounts, contract rights, instruments, documents, or general intangibles (referred to collectively as the "Accounts" and individually as an "Account"); (h) following the occurrence and during the continuance of any Event of Default, shall not compromise, settle, adjust, or grant any discount, credit, or allowance to any Account debtor without Beneficiary's prior written consent; (i) shall undertake any and all other acts necessary or appropriate to maintain, preserve and protect the Personal Property Collateral and Beneficiary's security interest therein, including any actions requested by Beneficiary; and (j) shall execute and deliver to Beneficiary such other documents as Beneficiary may request in order to evidence, effectuate, perfect, maintain, preserve or protect Beneficiary's security interest in the Personal Property Collateral, including security agreements and assignments. If Grantor fails to execute and deliver to Beneficiary any document requested by Beneficiary pursuant Section 7.3(j) within ten (10) days after such request, then Grantor irrevocably appoints Beneficiary, with full power of substitution, as Grantor's attorney-in-fact, coupled with an interest, with full power, in its own name or in the name of Grantor, to execute such document on behalf of Grantor. Grantor has set forth above its full and correct name, and Grantor does not presently use any other names or tradenames, except for those tradenames specifically disclosed in writing by Grantor to Beneficiary prior to the recordation of this Deed of Trust. Nothing contained in this Article 7 shall be construed to obligate Beneficiary to act on behalf of Grantor as attorney-in-fact.
7.4    Rights and Additional Remedies of Beneficiary under Uniform Commercial Code. Without limiting Article 4 above, upon the occurrence and during the continuance of an Event of Default, Beneficiary shall have the following additional rights and remedies with respect to the Personal Property Collateral: (a) Beneficiary shall have all the rights and remedies of a secured party under the Code and under any other applicable law, and, at Beneficiary's option, shall also have the right to invoke any or all of the remedies provided in Article 4 of this Deed of Trust with respect to the Personal Property Collateral, and in exercising any of such remedies, Beneficiary may proceed against the items of real property and any items of Personal Property Collateral separately or together and in any order whatsoever, without in any way affecting the availability of Beneficiary's remedies under the Code or of the remedies provided in Article 4 of this Deed of Trust; (b) Beneficiary, at its option, shall have the right (i) to direct any or all Account debtors to make payment directly to Beneficiary; (ii) to demand, collect, receive and give receipts for any and all money and other property due or to become due in connection with all or part of the Personal Property Collateral, including any of the Accounts; (iii) to take possession of and endorse and collect any or all notes, checks, drafts, money orders, or other instruments of payment relating to all or part of the Personal Property Collateral or proceeds of the Personal Property Collateral, including any of the Accounts; and (iv) to file any claim and take any other action which Beneficiary determines to be appropriate for the purpose of collecting any or all of the Accounts and to compromise, adjust or settle Accounts for less than face value thereof, and to execute all releases and other documents in connection therewith; provided, however, that Beneficiary shall not be obligated in any manner to make any demand for or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any action to collect or enforce the payment of any or all of the Accounts; (c) should Beneficiary seek to take possession of any or all of the Personal Property Collateral by court process, Grantor irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose without regard to the adequacy of the security for the Obligations; and (d) Grantor irrevocably appoints Beneficiary, with full power of substitution, as Grantor's attorney-in-fact, coupled with an interest, with full power, in its own name or in the name of Grantor to take any or all of the actions described in Section 7.4(b) after the occurrence and during the continuance of an Event of Default. Beneficiary, at its option, and whether or not an Event of Default exists, shall at all times have the right [A] to take such actions as Beneficiary determines to be necessary or appropriate to maintain, preserve and protect the Personal Property Collateral and Beneficiary's security interest therein; and [B] to give notice to any Account debtor containing such information and instructions concerning the existence of Beneficiary's security interest and rights in the Personal Property Collateral under this Deed of Trust as Beneficiary determines to be necessary or appropriate to protect its interest.
7.5    Fixtures. The Personal Property Collateral in which Beneficiary has a security interest under this Article 7 includes goods which are or may become Fixtures on the Property. This Deed of Trust constitutes a fixture filing pursuant to the terms of Section 9502 of the Code and the Missouri Uniform Commercial Code, as amended or recodified from time to time, which shall be recorded in the real estate records of the county in which the Property is located and that relates to the Property more particularly described in this Deed of Trust. In that regard, the following information is provided:

Name of Debtor:	Chase Park Plaza Hotel, LLC
Address of Debtor:	15601 Dallas Parkway, Suite 600, Addison, Texas 75001-6026
Name of Secured Party:	Great American Life Insurance Company
Address of Secured Party:	c/o American Real Estate Capital, Two Alhambra Plaza, Suite 1280, Coral Gables, Florida 33134
ARTICLE 8

ENVIRONMENTAL AND HUMAN HEALTH MATTERS
8.1    Hazardous Waste and Other Substances.
(a)    Grantor hereby represents and warrants to Beneficiary that, as of the date hereof, except as disclosed in that certain Phase 1 Environmental Site Assessment Report prepared by Partner Engineering and Science, Inc., dated May 15, 2014, Project No. 14-119231.1, Beneficiary has received with respect to the Property: (i) to the best of Grantor’s knowledge, information and belief, none of Grantor nor the Property nor any Tenant at the Property the operations conducted thereon is in direct or indirect violation of or otherwise exposed to any liability under any local, state or federal law, rule or regulation or common law duty pertaining to human health, natural resources or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq. and 40 CFR §302.1 et. seq. ("CERCLA"), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq. and 40 CFR §116.1 et. seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Emergency Planning and Community-Right-to-Know Act (42 U.S.C. §11001 et seq.), the Endangered Species Act (16 U.S.C. §1531 et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. §651 et seq.), those relating to lead based paint, and the Hazardous Materials Transportation Act (49 U.S.C. §1801

et seq.), and the regulations promulgated pursuant to said laws, all as amended from time to time (collectively, the "Environmental Law" or "Environmental Laws") or otherwise exposed to any liability under any Environmental Law relating to or affecting the Property, whether or not used by or within the control of Grantor; (ii) to the best of Grantor’s knowledge, information and belief, no hazardous, toxic or harmful substances, wastes, materials, pollutants, or contaminants (including, without limitation, asbestos or asbestos-containing materials, polychlorinated biphenyls, petroleum or petroleum products or byproducts, flammable explosives, radioactive materials, paint containing more than 0.5% lead by dry weight ("Lead Based Paint") infectious substances, radon gas or raw materials which include hazardous constituents) or Microbial Matter (hereinafter defined) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances") are located on, in or under or have been handled, generated, stored, processed or disposed of on or released or discharged from the Property (including underground contamination), except for those substances used by Grantor or any Tenant in the ordinary course of their respective businesses and in compliance with all Environmental Laws and where such use could not reasonably be expected to give rise to liability under Environmental Laws; (iii) the Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Substances; (iv) there is no pending, nor, to Grantor’s knowledge, information or belief, threatened litigation arising under Environmental Laws affecting Grantor or the Property; to the best of Grantor’s knowledge, information and belief, there are no and have been no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances or landfills or dumps on the Property; (v) Grantor has received no notice of, and to the best of Grantor’s knowledge and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property, nor does Grantor know of any basis for an investigation, action, proceeding or claim; (vi) Grantor has received no notice of and, to the best of Grantor’s knowledge and belief, there has been no claim by any party that any use, operation or condition of the Property has caused any nuisance or any other liability or adverse condition on any other property, nor does Grantor know of any basis for such a claim; and (vii) to the best of Grantor’s knowledge information and belief, radon is not present at the Property in excess or in violation of any applicable thresholds or standards or in amounts that require disclosure under applicable law to any tenant or occupant of or invitee to the Property or to any governmental agency or the general public. "Microbial Matter" shall mean the presence of fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew and viruses, whether or not such Microbial Matter is living.
(b)    Grantor has not received nor to the best of Grantor’s knowledge, information and belief has there been issued, any notice, notification, demand, request for information, citation, summons, or order in any way relating to any actual, alleged or potential violation or liability arising under Environmental Laws.
(c)    Neither the Property, nor to the best of Grantor’s knowledge, information and belief, any property to which Grantor has, in connection with the maintenance or operation of the Property, directly or indirectly transported or arranged for the transportation of any Hazardous Substances is listed or, to the best of Grantor’s knowledge, information and belief, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal or state list of sites requiring environmental investigation or clean-up.
(d)    Grantor shall comply with all applicable Environmental Laws. Grantor shall keep or cause the Property to be kept free from Hazardous Substances (except those substances used by Grantor or any Tenant in the ordinary course of their respective businesses in compliance with all Environmental Laws and where such use could not reasonably be expected to give rise to liability under Environmental

Laws) and in compliance with all Environmental Laws Grantor shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all Tenants in quantities or conditions that would violate or give rise to any obligation to take remedial or other action under any applicable Environmental Laws. Without limiting the generality of the foregoing, during the term of this Deed of Trust, Grantor shall not install in the Improvements or permit to be installed in the Improvements any asbestos or asbestos-containing material.
(e)    Grantor shall promptly notify Beneficiary if Grantor shall become aware of (i) the actual or potential existence of any Hazardous Substances on the Property other than those occurring in the ordinary course of Grantor’s or any Tenant’s business which do not violate, or would not otherwise give rise to liability under Environmental Laws, (ii) any direct or indirect violation of, or other exposure to liability under, any Environmental Laws, (iii) any lien, action or notice affecting the Property or Grantor resulting from any violation or alleged violation of or liability or alleged liability under any Environmental Laws, (iv) the institution of any investigation, inquiry or proceeding concerning Grantor or the Property pursuant to any Environmental Laws or otherwise relating to Hazardous Substances, or (v) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Deed of Trust incorrect in any respect if made at the time of such discovery. Immediately upon receipt of same, Grantor, shall deliver to Beneficiary copies of any and all requests for information, complaints, citations, summonses, orders, notices, reports, permits, applications or other communications, documents or instruments in any way relating to any actual, alleged or potential violation or liability of any nature whatsoever arising under the Environmental Laws and relating to the Property or to Grantor. Grantor shall remedy or cause to be remedied in a timely manner (and in any event within the time period permitted by applicable Environmental Laws) any violation of Environmental Laws or any condition that could give rise to liability under Environmental Laws. Without limiting the foregoing, Grantor shall, promptly (on its own initiative or if required by Beneficiary) and regardless of the source of the contamination or threat to the environment or human health, at its own cost and expense, take all actions as shall be necessary or prudent, for the clean-up of any and all portions of the Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Beneficiary) and shall further pay or cause to be paid, at no expense to Beneficiary, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property. In the event Grantor fails to do so, Beneficiary may, but shall not be obligated to, cause the Property or other affected property to be freed from any Hazardous Substances or otherwise brought into conformance with Environmental Laws and any and all costs and expenses incurred by Beneficiary in connection therewith, together with interest thereon at the Default Rate from the date incurred by Beneficiary until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Loan. Grantor hereby grants to Beneficiary and its agents and employees access to the Property and a license to remove any items deemed by Beneficiary to be Hazardous Substances and to do all things Beneficiary shall deem necessary to bring the Property into conformance with Environmental Laws.
(f)    Grantor covenants and agrees, at Grantor’s sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Beneficiary), and hold Beneficiary harmless from and against any and all liens, damages (including without limitation, punitive or exemplary damages), losses, liabilities (including, without limitation, strict liability), obligations, settlement payments, penalties, fines, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding)

which may at any time be imposed upon, incurred by or asserted or awarded against Beneficiary or the Property, and arising directly or indirectly from or out of: (i) any violation or alleged violation of, or liability or alleged liability under, any Environmental Law; (ii) the presence, release or threat of release of or exposure to any Hazardous Substances on, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of Grantor; (iii) any transport, treatment, recycling, storage, disposal or arrangement therefor of Hazardous Substances whether on the Property, originating from the Property, or otherwise associated with Grantor or any operations conducted on the Property at any time; (iv) the failure by Grantor to comply fully with the terms and conditions of this Section 8.1; (v) the breach of any representation or warranty contained in this Section 8.1; (vi) the enforcement of this Section 8.1, including, without limitation, the cost of assessment, investigation, containment, removal and/or remediation of any and all Hazardous Substances from all or any portion of the Property or any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances on, in, under or affecting any portion of the Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property or any surrounding areas. The indemnity set forth in this Section 8.1 shall also include any diminution in the value of the security afforded by the Property or any future reduction in the sales price of the Property by reason of any matter set forth in this Section 8.1. The foregoing indemnity shall specifically not include any such costs relating to Hazardous Substances which are initially placed on, in or under the Property after foreclosure or other taking of title to the Property by Beneficiary or its successor or assigns. Beneficiary’s rights under this Section 8.1(f) shall survive payment in full of the Loan, taking of title to the Property by Beneficiary or its successors or assigns and foreclosure of this Deed of Trust, and shall be in addition to all other rights of Beneficiary under this Deed of Trust, the Note and the other Loan Documents.
(g)    Upon Beneficiary’s request, at any time after the occurrence and during the continuance of an Event of Default or at such other time as Beneficiary has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on or around the Property in violation of the Environmental Laws or that the Property may otherwise be in violation of the Environmental Laws, Grantor shall perform or cause to be performed, at Grantor’s sole cost and expense and in scope, form and substance reasonably satisfactory to Beneficiary, an inspection or audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Beneficiary indicating the presence or absence of Hazardous Substances on the Property, the compliance or non-compliance status of the Property and the operations conducted thereon with applicable Environmental Laws, or an inspection or audit of the Property prepared by an engineering or consulting firm approved by Beneficiary indicating the presence or absence of friable asbestos or substances containing asbestos, lead or substances containing lead or Lead Based Paint on the Property. If Grantor fails to provide reports of such inspection or audit within thirty (30) days after such request, Beneficiary may order the same, and Grantor hereby grants to Beneficiary and its employees and agents access to the Property and an irrevocable license to undertake such inspection or audit. The cost of such inspection or audit, together with interest thereon at the Default Rate from the date incurred by Beneficiary until actually paid by Grantor, shall be immediately due and payable to Beneficiary by Grantor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Loan.
(h)     Reference is made to that certain Hazardous Substances Indemnity Agreement of even date herewith by and among Grantor and (as hereafter amended from time to time, the "Hazardous Substances Indemnity Agreement"). The provisions of this Deed of Trust and the Hazardous Substances Indemnity Agreement shall be read together to maximize the coverage with respect to the subject matter thereof, as determined by Beneficiary.

(i)    Grantor agrees that if it has been, or if at any time hereafter it is, determined that the Property contains either Lead Based Paint or Microbial Matter, on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof or (ii) such determination, if such determination is hereafter made, as applicable, Grantor shall, at its sole cost and expense, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint or Microbial Matter, as applicable on or at the Property, which plans shall be prepared by an expert, and be in form, scope and substance, acceptable to Beneficiary (together with any Lead Based Paint Report or Microbial Matter Report, as applicable, an "O&M Plan"). (If an O&M Plan has been prepared prior to the date hereof, Grantor agrees to diligently and continually carry out (or cause to be carried out) the provisions thereof.) Compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws.
(j)    Notwithstanding the foregoing provisions of this Deed of Trust to the contrary, the liabilities and obligations of Grantor hereunder shall not apply to such liabilities and obligations which relate to Hazardous Substances that were not present on or a threat to the Property prior to the date, if ever, that Beneficiary or its nominee acquired title to the Property, whether by foreclosure, exercise of power of sale or otherwise.  Grantor shall have the burden of proof as to whether the Hazardous Substances were present or a threat to the Property prior to the date, if ever, that Beneficiary or its nominee acquired title to the Property, whether by foreclosure, exercise of power of sale or otherwise and the fact that such presence or threat was known or not known to Beneficiary or Grantor prior to such date shall be irrelevant.
THIS DEED OF TRUST AND THE OTHER DOCUMENTS RELATED THERETO REPRESENT THE FINAL WRITTEN AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgment hereto, effective as of the date first above written, caused this Deed of Trust to be duly EXECUTED AND DELIVERED, by authority duly given.

GRANTOR:
CHASE PARK PLAZA HOTEL, LLC, a Delaware limited liability company

By:	Behringer Harvard Opportunity OP I, LP, a Texas limited partnership, a member

By:	BHO, Inc., a Delaware corporation, its general partner

By:    /s/ Michael J. O’Hanlon
Name:    Michael J. O’Hanlon
Title:    Chief Executive Officer

STATE OF TEXAS        )
)    ss:
COUNTY OF DALLAS        )
On the 8 day of August, 2014, before me, the undersigned, personally appeared, Michael J. O’Hanlon, the Chief Executive Officer of BHO, Inc., a Delaware corporation, the general partner of Behringer Harvard Opportunity OP I, LP, a Texas limited partnership, a member of Chase Park Plaza Hotel, LLC, a Delaware limited liability company, personally known to me or proved to me on the basis satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same on behalf of BHO, Inc., the general partner of Behringer Harvard Opportunity OP I, LP acting for and on behalf of Chase Park Plaza Hotel, LLC.
[SEAL]                            /s/ Linda Perkins
My Commission Expires:                            Notary Public:
February 19, 2018

DEED OF TRUST
EXHIBIT "A"
LEGAL DESCRIPTION
THE REAL PROPERTY REFERRED TO HEREIN IS ALL THAT CERTAIN REAL PROPERTY LOCATED IN THE CITY OF ST. LOUIS, STATE OF MISSOURI DESCRIBED AS FOLLOWS:
Street Address:    212-232 North Kingshighway Boulevard, City of St. Louis, Missouri 63108
Tax Identification Numbers:    Parcel No. 3882-00-02012; Parcel No. 3882-00-02013; Parcel No. 3882-00-02022; Parcel No. 3882-00-02023; Parcel No. 3882-00-02032; Parcel No. 3882-00-02033; Parcel No. 3882-00-02042; Parcel No. 3882-00-02043; Parcel No. 3882-00-02052; Parcel No. 3882-00-02053; Parcel No. 3882-00-02082; Parcel No. 3882-00-02083; Parcel No. 3882-00-02092; Parcel No. 3882-00-02093; Parcel No. 3882-00-02102; Parcel No. 3882-00-02103; Parcel No. 3882-00-02122; Parcel No. 3882-00-02123; Parcel No. 3882-00-02192; Parcel No. 3882-00-02193; Parcel No. 3882-00-03061; Parcel No. 3882-00-03071; Parcel No. 3882-00-03062; Parcel No. 3882-00-03063; Parcel No. 3882-00-03072; Parcel No. 3882-00-03073; Parcel No. 3882-00-02207
Legal Description:
Land situated in the City of St. Louis, and State of Missouri, to wit:
Parcel 1 (Fee Simple):
Units 1, 2, 3, 3A, 4, 5, 6, 7, 9 and 16 of Park Plaza Master Condominium, a Condominium in City Block 3882, according to the plat thereof recorded in Book 12082006, Page 0379, including an un-divided interest in the common elements thereto belonging, all according to and more particularly described in the Master Declaration of Condominium Park Plaza Master Condominium dated effective as of December 1, 2006, and recorded December 8, 2006, in Book 12082006, Page 0378 of the St. Louis City Records, as amended and restated pursuant to that certain Amended and Restated Master Declaration of Condominium dated effective as of November 14, 2007, and recorded November 16, 2007, in Book 11162007, Page 0326 of the St. Louis City Records.
Parcel 2 (Easement):
Sub-surface easement more particularly described as follows: A portion of the public street rights-of-way known as Kingshighway Boulevard, 100 feet wide, and Maryland Plaza, 80 feet wide, adjacent to Block 3882 of the City of St. Louis, Missouri, lying between horizontal planes at elevation 72.35 and 82.20 above 0.00 on the St. Louis City Datum and bounded by vertical planes described as follows: Commencing at the intersection of the Northern line of Lindell Boulevard, 100 feet wide, with the Eastern line of Kingshighway Boulevard, 100 feet wide; thence along said Eastern line of Kingshighway Boulevard, North 6 degrees 21 minutes 40 seconds West, 233.89 feet to the point of beginning of the herein described tract of land; thence leaving said Eastern street line, and running South 85 degrees 17 minutes 58 seconds West, 17.01 feet to a point; thence along a line parallel with the Eastern line of Kingshighway Boulevard, North 6 degrees 21 minutes 40 seconds West, 202.48 feet to a point; thence North 36 degrees 10 minutes 13 seconds East, 34.20 feet to a point; thence along a line parallel with the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 107.00 feet to a point; thence North 86 degrees 28 minutes 40 seconds East, 25.15 feet to a point; thence along a line parallel with the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 61.50 feet to a point; thence South 6 degrees 21 minutes 40 seconds East, 14.12 feet to a point on the Southern line of Maryland Plaza at the Northeast corner of property conveyed to Singleton by Deed recorded in Book 4189, Page 404 of the St. Louis City records; thence along the Southern line of Maryland Plaza, North 88 degrees 57 minutes 40 seconds West, 200.00 feet to its intersection with the Eastern line of Kingshighway Boulevard, as aforementioned; thence along said Eastern street line, South 6 degrees 21 minutes 40 seconds East, 216.87 feet to the point of beginning.
Parcel 3 (Fee Simple):
A tract of land in Block 3882 of the City of St. Louis, Missouri, beginning at the intersection of the Northern line of Lindell Boulevard, 100 feet wide, with the Eastern line of Kingshighway, 100 feet wide; thence along said Eastern line of Kingshighway Boulevard, North 6 degrees 21 minutes 40 seconds West, 247.83 feet to a point; thence leaving said street line and running the following: North 85 degrees 17 minutes 58 seconds East, 137.39 feet; South 4 degrees 42 minutes 25 seconds East, 8.16 feet and South 89 degrees 33 minutes 08 seconds East, 61.67 feet to a point; thence North 6 degrees 21 minutes 40 seconds West 1.98 feet to a point; thence South 89 degrees 00 minutes 00 seconds East 46.97 feet to a point; thence North 1 degree 02 minutes 20 seconds East 98.99 feet to a point; thence leaving said point and running along a line parallel with and 94.00 feet perpendicular distant South of the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East 252.68 feet to a point, said point being distant North 88 degrees 57 minutes 40 seconds West, 68.24 feet from the Western line of York Avenue, as measured along the last mentioned line and located on the direct Northward prolongation of the Eastern wall of a concrete parking garage; thence leaving said point and running along said prolongation, along the Eastern wall of said parking garage and along its direct Southward prolongation South 1 degree 06 minutes 00 seconds West, 139.23 feet to a point on the Northern line of property conveyed to “220 Television, Inc.”, by deed recorded in Book 154M, Page 1091 of the St. Louis City Records, said point being distant North 88 degrees 57 minutes 40 seconds West, 88.41 feet from the Western line of York Avenue, as measured along said Northern line; thence leaving the aforementioned point and running along the Northern line of “220 Television, Inc.”, North 88 degrees 57 minutes 40 seconds West, 18.06 feet to the Northwest corner thereof; thence along the Western line of said property, South 1 degree 02 minutes 20 seconds West, 25.63 feet to a point on the Northern wall of a one story, brick and concrete building; thence leaving said Western property line and running along said Northern wall line South 88 degrees 52 minutes 34 seconds East, 6.97 feet to the Northeast corner of said one story building and located on the Western wall of a two story brick and concrete block building; thence along the wall line of said one story building and said two story building, South 1 degree 06 minutes 59 seconds West, 24.32 feet to a point; thence leaving the Eastern wall of said one story building and running along the wall of said two story building the following: South 88 degrees 53 minutes 01 seconds East, 9.04 feet; South 0 degrees 55 minutes 46 seconds West, 50.77 feet; North 88 degrees 53 minutes 07 seconds West, 1.20 feet; South 0 degrees 55 minutes 46 seconds West, 1.36 feet and South 88 degrees 53 minutes 07 seconds East, 1.20 feet to a point; thence leaving said wall line and running South 1 degree 02 minutes 17 seconds West, 111.36 feet to a point on the Northern line of Lindell Boulevard, as aforementioned, said point being distant South 89 degrees 00 minutes 00 seconds East, 5.92 feet from the Southwest corner of property conveyed to “220 Television Inc.”, as measured along the Northern line of Lindell Boulevard; thence leaving said point and running along the Northern line of said Lindell Boulevard North 89 degrees 00 minutes 00 seconds West, 464.53 fee to the point of beginning.
Note: The above described property is also known as: Unit No. 2 of Chase-Park Plaza Condominiums, in City Block 3882, according to the plat thereof recorded in Plat Book 55, Page 28, including an undivided interest in the common elements thereto belonging, all according to and more particularly described in the Declaration of Condominium Ownership of Chase-Park Plaza Condominium Project, dated September 30, 1986 and recorded October 03, 1986 in Book M560, Page 639 of the St. Louis City, Missouri, Records.
Parcel 4 (Fee Simple):
A tract of land being part of Block 3882 of the City of St. Louis, Missouri, and described as follows: Commencing at the intersection of the Eastern line of Kingshighway Boulevard, 100 feet wide, with the Southern line of Maryland Plaza, 80 feet wide; thence along said Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 200.00 feet to a point, said point being the Northeast corner of property conveyed to Singleton by deed recorded in Book 4189, Page 404 of the St. Louis City records; thence leaving said street line and running along a line parallel with the Eastern line of Kingshighway Boulevard and being the Eastern line of said Singleton property South 6 degrees 21 minutes 40 seconds East, 94.79 feet to a point of beginning of the herein described tract of land; thence leaving said point and running along a line parallel with and 94.00 feet perpendicular distance South of the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 59.83 feet to a point; thence leaving said point and running South 1 degrees 02 minutes 20 seconds West, 98.99 feet to a point; thence leaving said point and running along a line parallel with the Northern line of Lindell Boulevard, 100 feet wide, North 89 degrees 00 minutes 00 seconds West, 46.97 feet to a point on the Eastern line of Singleton as aforementioned; thence along said Eastern line of North 6 degrees 21 minutes 40 seconds West, 99.85 feet to the point of beginning.
Parcel 5 (Easement):
Easement for the benefit of Parcels No. 1, 3, and 4 herein described for the purpose of vehicular and pedestrian access, ingress and egress, according to Maryland Avenue Access Easement Agreement dated September 27, 2011, recorded October 26, 2011, in Book 10262011, Page 67 of the St. Louis City Records, over the area described therein as follows:
A tract of land in Block 3882 of the City of St. Louis, Missouri, and described as follows: Beginning at a point in the South line of Maryland Avenue distant 200 feet 0 inches East of the intersection of said South line with the East line of Kingshighway Boulevard; thence Southwardly parallel with Kingshighway Boulevard and along the East line of property conveyed to Marvin E. Singleton by deed recorded in Book 4189, Page 404, 94 feet 9-1/2 inches to a point distant 94 feet 0 inches South of the South line of Maryland Avenue; thence Eastwardly parallel with Maryland Avenue and along the North line of property conveyed to Harvey Imboden by deed recorded in Book 6227, Page 294, 62 feet 0-3/8 inches to a point; thence Northwardly perpendicular with Maryland Avenue, 39 feet 0 inches to a point; thence Westwardly parallel with Maryland Avenue, 25 feet 6 inches to a point; thence Northwardly perpendicular with Maryland Avenue, 55 feet 0 inches to a point in the South line of Maryland Avenue, 48 feet 9 inches to the point of beginning and containing 5,003 square feet.
Parcel 6 (Easement):
Easements for the benefits of Parcels No. 1, 3 and 4 herein described, for the purpose of construction, use, maintenance, repair and reconstruction of driveways and ingress and egress created by instrument designated “Driveway Easement Agreement”, dated May 18, 1981 and recorded in Book 271M, Page 64 on May 21, 1981 over the following described property:
Easement “A”:
A tract of land being part of Block 3882 of the City of St. Louis, Missouri, and described as follows: Beginning at a point on the Western line of York Avenue, 40 feet wide, at the Northeast corner of property conveyed to “220 Television Inc.”, by deed recorded in Book 154M, Page 1091 of the St. Louis City records, said point being distant North 7 degrees 08 minutes 40 seconds West, 215.57 feet from the Northern line of Lindell Boulevard, 100 feet wide, as measured along the Western line of York Avenue; thence leaving said Western street line and running along the Northern line of “220 Television Inc.”, North 88 degrees 57 minutes 40 seconds West, 88.41 feet to a point, said point being on the direct Southward prolongation of the Eastern wall of a Concrete Parking Garage; thence leaving said point and running along said prolongation, North 1 degree 06 minutes 00 seconds East, 20.00 feet to a point; thence leaving said point and running South 88 degrees 57 minutes 40 seconds East, 85.51 feet to a point on the Western line of York Avenue, as aforementioned; thence along said Western street line South 7 degrees 08 minutes 40 seconds East, 20.21 feet to the point of beginning.
Easement “B”:
A tract of land being part of Block 3882 of the City of St. Louis, Missouri, and described as follows: Commencing at a point on the Western line of York Avenue, 40 feet wide, at the Southeast corner of property conveyed to H & M Koplar by deed recorded in Book 207M, Page 206 of the St. Louis City records, said point being distant South 7 degrees 08 minutes 40 seconds East, 94.97 feet from the Southern line of Maryland Plaza, 80 feet wide, as measured along the Western line of York Avenue; thence along said Western street line South 7 degrees 08 minutes 40 seconds East, 19.00 feet to the point of beginning of the herein described tract of land; thence continuing along said street line South 7 degrees 08 minutes 40 seconds East, 34.00 feet to a point; thence leaving said Western street line and running North 75 degrees 38 minutes 39 seconds West, 8.51 feet and North 84 degrees 43 minutes 40 seconds West 67.74 feet to a point on the Eastern wall of a concrete parking garage; thence along said Eastern wall North 1 degree 06 minutes 00 seconds East, 20.50 feet to a point; thence leaving said point and running North 89 degrees 06 minutes 58 seconds East, 59.61 feet and North 70 degrees 50 minutes 17 seconds East, 12.14 feet to the point of beginning.
Parcel 7 (Easement):
Intentionally Deleted.
Parcel 8 (Easement):
Easements for ingress, egress, and placement of mechanical systems and storage units created by the Reciprocal Easement Agreement executed by and between Chase Park Plaza Hotel, LLC and The Private Residences, LLC dated December 1, 2006 and recorded December 8, 2006 in Book 12082006, Page 0382 and rerecorded December 13, 2006 in Book 12132006, Page 0266, as amended and restated pursuant to that certain Amended and Restated Reciprocal Easements and Covenants Agreement dated November 14, 2007, recorded November 16, 2007 in Book 11162007, Page 0327 of the St. Louis City Records.

Schedule 2.14(l)
Immediate Repairs

See Attached.

Schedule 2.33
Required Renovations

See Attached.

74